UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TREATY OAK BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

TREATY OAK BANCORP, INC.

101 Westlake Drive

Austin, Texas 78746

(512) 617-3600

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on February 25, 2008

To our shareholders:

You are cordially invited to attend our 2008 Annual Meeting of Shareholders to be held on February 25, 2008, at 5:30 p.m., Austin, Texas time, at our headquarters, 101 Westlake Drive, Austin, Texas 78746.

The meeting is for the purpose of considering and voting upon the following matters:

1.     To approve an amendment to our Articles of Incorporation (which we will refer to as the “Amendment”) to effect a reclassification of all shares of our common stock held by record shareholders owning less than 2,500 shares of our common stock into shares of a new series of our preferred stock titled Series A preferred stock on a one share of common stock for one share of Series A preferred stock basis (which we will refer to as the “Reclassification”);

2.     To elect three directors to serve as Class I directors on our Board of Directors for a three year term until our 2011 annual meeting of shareholders; and

3.     To transact such other business as may properly come before the meeting or any adjournments thereof. We are not aware of any other business to be considered at the meeting.

Our Board of Directors has established the close of business on January 11, 2008 as the record date for the determination of our shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

Our Board of Directors has carefully considered the terms of the Reclassification and believes that the proposal is fair to, and in the best interests of, us and our shareholders.  Our Board of Directors has approved the Reclassification and recommends that you vote FOR the approval of the Amendment authorizing the Reclassification and FOR the election of the persons nominated to serve as Class I directors.

Those shareholders holding shares of our Series A preferred stock immediately following the Reclassification will have the option to sell those shares to us at any time during the thirty (30) day period following the Reclassification at a cash price equal to $11.00 per share.

A form of proxy is enclosed to enable you to vote your shares at the meeting.  Your vote is very important. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly.  A self-addressed return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.  If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy.  In any event, you may revoke your proxy at any time before it is exercised.

By Order of our Board of Directors,

Coralie S. Pledger, Secretary

Austin, Texas
January 10, 2008

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE AMENDMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE AMENDMENT OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE ACCOMPANYING PROXY STATEMENT, AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TREATY OAK BANCORP, INC.

PROXY STATEMENT
2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 25, 2008

GENERAL INFORMATION

Our Board of Directors hereby solicits your proxy for use at our 2008 annual meeting of shareholders to be held at our headquarters, 101 Westlake Drive, Austin, Texas 78746 at 5:30 p.m., Austin, Texas time, on February 25, 2008 (the “Meeting”), and any adjournments thereof.  This solicitation may be made in person or by mail, telephone, or telecopy by our directors, officers, and regular employees, who will receive no extra compensation for participating in this solicitation.  We will also reimburse banks, brokerage firms, and other fiduciaries for forwarding solicitation materials to the beneficial owners of our common stock held of record by such persons.  We will pay the entire cost of this solicitation.  We expect to mail this proxy statement and the enclosed form of proxy to our shareholders on or about January 16, 2008.

Unless the context indicates otherwise, “Treaty Oak,” “we,” “us,” “our” or the “Company” means Treaty Oak Bancorp, Inc. and all of our subsidiaries on a consolidated basis.

Our Board of Directors is soliciting your vote on two matters:  (1) an amendment to our Articles of Incorporation (which we will refer to as the “Amendment”) to reclassify all shares of our common stock held by record shareholders owning less than 2,500 shares of our common stock into shares of our Series A preferred stock on a one share of common stock for one share of Series A preferred stock basis (which we will refer to as the “Reclassification”) and (2) the election of three persons to serve as Class I directors on our Board of Directors for a three year term until our 2011 annual meeting of shareholders.  As set forth in the Amendment, those shareholders owning shares of our Series A preferred stock immediately following the Reclassification shall have the option to sell any or all of the Series A preferred stock to us at a cash price equal to $11.00 per share (which we will refer to as the “Put Price”) during the thirty (30) days following the Reclassification.

Our Series A preferred stock will not have the same rights as our common stock.  There will be no voting rights associated with our Series A preferred stock except (i) as required by law or (ii) upon the merger, acquisition or sale of our stock or assets that would require approval of the holders of our common stock.  Each share of our Series A preferred stock will have a preference prior to any payment to holders of our common stock at the time of our liquidation, dissolution or winding up in an amount equal to the greater of book value per share and the amount per share to be paid to the holders of common stock.  In addition, we will not be able to award any dividend to holders of our common stock without also paying a dividend of no less than equal value to the holders of our Series A preferred stock.  Upon a change of control of us, all shares of our Series A preferred stock shall automatically convert into shares of our common stock.  A “change of control” is any merger, acquisition of all of the capital stock of, or other business combination involving us (other than with an entity 50% or more of which is controlled by, or is under common control with, us), (i)  which involves any sale of all or substantially all of our assets, (ii) in which our shareholders immediately prior to the transaction will hold less than 50% of the equity ownership or voting power of the surviving entity after the transaction or (iii) the result of which transaction is that a person or entity beneficially owns, directly or indirectly, more than 50% of the equity ownership or voting power of the surviving entity.

Shareholders whose shares of our common stock will be reclassified into Series A preferred stock are not entitled to appraisal rights under Texas law.

In connection with the Reclassification, each record shareholder:

•                                          Holding 2,500 or more shares of our common stock at the effective time of the Reclassification, as determined by our Board of Directors, will retain the same number of shares of common stock as owned prior to the Reclassification and receive no consideration with respect to the Reclassification; or

•                                          Holding fewer than 2,500 shares of our common stock at the effective time of the Reclassification, as determined by our Board of Directors, will be issued new shares of our Series A preferred stock in exchange for all shares of our common stock owned by such record shareholder on a one share of Series A preferred stock for one share of common stock basis, and all shares of common stock owned by such shareholder prior to the effective time of the Reclassification will be cancelled.  Each record shareholder who receives our Series A preferred stock in connection with the Reclassification will be able to sell our Series A preferred stock received as a result of the Reclassification to us at the Put Price at any time during the thirty (30) day period following the Reclassification.

Our Board of Directors’ basis in determining the number of shares held of record by all of the shareholders will be consistent with our stock records maintained in the ordinary course of business.

After the Reclassification transaction (and based on our stock records as of September 30, 2007), we anticipate that we will have approximately 244 record shareholders owning our common stock and approximately 349 record shareholders owning our Series A preferred stock.  Once we have fewer than 300 common shareholders of record, we intend to deregister our common stock with the Securities and Exchange Commission (the “SEC”) so that we will no longer be subject to the periodic reporting and related requirements mandated by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are applicable to public companies.  Because fewer than 500 record shareholders will be holding shares of our Series A preferred stock after the Reclassification, we do not intend to register that class of stock with the SEC under the Exchange Act.

Also after the Reclassification and deregistration, holders of our common stock and Series A preferred stock will lose any benefit associated with having registered shares.  Once we deregister as a SEC reporting company, we will no longer file current and periodic reports with the SEC, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K, and we will also no longer be subject to the proxy requirements of the Exchange Act.  In addition, following deregistration, our directors, executive officers and persons owning more than 10% of our outstanding shares of common stock will no longer be subject to the reporting and short-swing trading requirements of Section 16 of the Exchange Act.  No shareholder will receive any consideration in exchange for approving the Reclassification and the subsequent deregistration from SEC reporting requirements; however, we anticipate that the cost savings of no longer being a SEC reporting company will ultimately benefit us, and as a result, our shareholders.  We anticipate that our common stock, which is currently traded on the Over-the-Counter Bulletin Board, and our Series A preferred stock will be traded on the Pink Sheets after the Reclassification.  However, we cannot predict whether this will occur or whether there will be an active trading market for our common stock and Series A preferred stock after the Reclassification.

Following shareholder approval of the Amendment and the consummation of the Reclassification, we anticipate that any trading in our common or Series A preferred stock will be on the Pink Sheets.

The Reclassification cannot occur unless the holders of more than two-thirds (66 2/3rds) of the issued and outstanding shares of our common stock approve the proposed Amendment.

This document provides you with detailed information about the proposed Reclassification.  Please see “Additional Information” on page 86 for additional information about us on file with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PROPOSED AMENDMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE AMENDMENT OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION DISCLOSED IN THIS PROXY STATEMENT. ANY REFERENCE TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Proxy Statement is January 10, 2008.  This Proxy Statement is being mailed to our shareholders on or about January 16, 2008.

SUMMARY TERM SHEET

This summary of terms, as well as the questions and answers that follow, highlights selected information about the proposed Reclassification and Amendment included elsewhere in this Proxy Statement.  This summary is qualified in its entirety by reference to the more detailed information appearing or incorporated by reference elsewhere in this Proxy Statement.  We encourage you to read the entire Proxy Statement, as well as any information that has been incorporated by reference, before you vote at the Meeting.  Unless the context indicates otherwise, all references to “Treaty Oak,” “we,” “us,” “our” or the “Company” shall mean Treaty Oak Bancorp, Inc. and all of its subsidiaries on a consolidated basis.  The term “Bank” shall refer to Treaty Oak Bank, a Texas state-chartered banking association, a wholly-owned subsidiary of Treaty Oak Bancorp, Inc.  The term “Reclassification” shall refer to the reclassification of shares of our common stock to shares of our Series A preferred stock as to those record shareholders owning less than 2,500 shares of our common stock.

Structure of the Reclassification

If adopted by our shareholders, when filed with the office of the Secretary of State of the State of Texas, the Amendment would effect the Reclassification at 11:59 p.m. Austin, Texas time on the day following the Meeting.

•                                          Each holder of record of 2,500 or more shares of our common stock immediately prior to the Reclassification will retain the same number of shares of our common stock, and such record holder will not receive any consideration as a result of this transaction or have his or her stock holdings affected as a result of the Reclassification.  (See pages 42-43 and 51-52.)

•                                          Each holder of record of fewer than 2,500 shares of our common stock immediately prior to the Reclassification will have their shares of our common stock cancelled, and in exchange will receive one (1) share of our Series A preferred stock for each share of common stock owned of record by such shareholder immediately prior to the Reclassification.  As a result, those holders of record owning fewer than 2,500 shares immediately prior to the Reclassification will no longer be common shareholders of record after the Reclassification and will receive no additional consideration other than the receipt of our Series A preferred stock. (See pages 42-43 and 51-52.)

•                                          Based on the number of our shareholders of record as of September 30, 2007, an aggregate of approximately 297,791 shares, or 10.07% of our outstanding common stock, will be reclassified to Series A preferred stock and approximately 2,660,811 shares, or 89.93% of our outstanding common stock, will not be reclassified.  As a result, the percentage ownership of each remaining holder of our common stock will increase after the Reclassification.  See page 45 for additional information.

•                                          All stock certificates for our common stock held by those holders of record owning fewer than 2,500 shares of our common stock immediately prior to the Reclassification will be cancelled and must be returned to us.  After the Amendment has been filed with the Texas Secretary of State, we will send those shareholders whose shares of common stock are being converted to Series A preferred stock transmittal materials that will inform those shareholders how to receive new stock certificates for their Series A preferred stock.  Shareholders owning Series A preferred stock after the Reclassification will accrue dividends on their new shares when declared by our Board of Directors, but they will not be entitled to receive the dividends until their old stock certificates representing their cancelled common stock are properly surrendered.  Likewise, these preferred shareholders will not be able to transfer their shares on our books until their old stock certificates are properly surrendered. (See pages 54-55.)

Terms of Series A Preferred Stock

The Series A preferred stock will have different rights and limitations from our common stock with respect to voting, dividends, liquidation and redemption.  The terms of the Series A preferred stock provide as follows:

•                                          Voting Rights.  Unlike our common stock, our Series A preferred stock will not have voting rights except as provided by law or upon a merger, acquisition or sale of our stock or assets that would require approval of holders of our common stock.  For those matters on which holders of Series A preferred stock are entitled to vote, such holders have the right to one vote for each share of common stock into which the Series A preferred stock would convert if a Series A preferred stock conversion event had occurred.

•                                          Dividend Rights.  No dividend will be paid to holders of our common stock unless a dividend of no less than equal value is also paid to holders of our Series A preferred stock.  We are not required to pay dividends on our Series A preferred stock.

•                                          Conversion Right.  All shares of our Series A preferred stock will automatically convert to shares of common stock upon a change of control of us.

•                                          Liquidation Rights.  Holders of our Series A preferred stock would receive a preferential payment upon our liquidation or dissolution.

•                                          Put Right.  Those holders of record owning fewer than 2,500 shares of our common stock immediately prior to the Reclassification and who therefore receive our Series A preferred stock as a result of the Reclassification will be entitled to sell those shares of Series A preferred stock to us at any time within thirty (30) days following the Reclassification at a price equal to $11.00 per share of Series A preferred stock (the “Put Price”).

•                                          Anti-dilution Adjustments. If the number of outstanding shares of our common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of ours or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, reverse stock split, combination of shares or stock dividend, an appropriate adjustment shall be made by our Board of Directors in the number and relative term of the Series A preferred stock.

Determination of Shares “Held of Record”

Because SEC rules require that we count “record holders” for purposes of determining our reporting obligations, the Reclassification is based on shares held of record without regard to the ultimate control of the shares.  A shareholder “of record” is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares.  For example, if a shareholder holds separate certificates individually, as a joint tenant with someone else, as trustee, and in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares.  Similarly, shares held by a broker in “street name” on a shareholder’s behalf are held of record by the broker.

As a result, a single shareholder with 2,500 or more shares held in various accounts could receive Series A preferred stock in the Reclassification for all of his or her shares if those accounts individually hold fewer than 2,500 shares.  To avoid this, the shareholder may either consolidate his or her ownership into a single form of ownership representing 2,500 or more shares, or acquire additional shares in the market prior to the effective date of the Reclassification.  Additionally, a shareholder who holds fewer than 2,500 shares of common stock through a broker may be unaffected by the Reclassification if the broker holds an aggregate of 2,500 or more shares.

Purpose of the Reclassification

The purpose of the Reclassification is to reduce the number of record holders of our common stock so that we may deregister our common stock under the Securities Exchange Act of 1934 (the “Exchange Act”).  Our Board’s primary reason for deregistration is the estimated annual costs savings to us.  If we deregister, we will not be governed by the Sarbanes-Oxley Act of 2002 as applicable to public companies.  We also will no longer file periodic reports with the SEC, including annual and quarterly reports on Form 10-KSB and Form 10-QSB and current reports on Form 8-K, nor will we be subject to the SEC’s proxy rules.  However, we currently intend to provide our shareholders with annual audited financial statements and quarterly unaudited financial statements.  These financial statements, including our balance sheet and profit and loss statement, sent as part of quarterly investor reports from our CEO, will be provided to all shareholders of record soon after the end of each fiscal quarter and year end, and may not contain information in the same format nor to the same depth as that contained in the Forms 10-KSB and 10-QSB that we report today.  Other reasons for, and anticipated consequences of, the Reclassification are discussed in this Proxy Statement (See pages 14-16 and 20-24.)

Effects of the Reclassification

•                                          Our common stock is currently traded on the Over-the-Counter Bulletin Board.  After the Reclassification, we anticipate that our common stock and our Series A preferred stock will be traded on the Pink Sheets.  However, we cannot predict whether this will occur or that an active trading market will exist for our common stock and Series A preferred stock after the Reclassification.  It is unlikely that there will be an active trading market for our Series A preferred stock after the Reclassification due to the limited number of shares which will be outstanding.  As a result, it may be more difficult for our shareholders to sell their shares after the Reclassification.  (See pages 43 and 44.)

•                                          Outstanding stock options to acquire our common stock will not be affected by the Reclassification.  Awards of restricted stock under our 2004 stock incentive plan are deemed to be outstanding shares of common stock under the terms of the plan and therefore will be treated as outstanding shares for purposes of the Reclassification.

•                                          Under the terms of the outstanding warrants to acquire our common stock, as a result of the Reclassification, the holders of the warrants will have the right to purchase such shares that the holder would have received in the Reclassification had the holder exercised the warrant immediately prior to the Reclassification.  Thus, a warrant to acquire 2,500 or more shares of our common stock would not be affected by the Reclassification.  A warrant to acquire less than 2,500 shares of our common stock would be converted into a warrant to acquire a number of shares of Series A preferred stock equal to the number of shares of common stock underlying such warrants, unless the holder already holds of record shares of our common stock in the same capacity such that, in total, the holder would hold of record 2,500 or more shares.  For example, if a shareholder holds of record 1,000 shares of our common stock in his individual capacity and holds a warrant to acquire 2,000 shares of our common stock in his individual capacity, the warrant would not be affected by the Reclassification.  The exercise price and other terms of the warrants will not be affected by the Reclassification.

•                                          The Reclassification will not be effective unless and until our shareholders approve the proposed Amendment.  We anticipate that the Amendment will be filed with the Texas Secretary of State, and the Reclassification will take place, shortly after the Meeting. (See page 52.)

•                                          After the Reclassification (and based on our stock records as of September 30, 2007), we estimate that approximately 297,791 shares of our common stock will be converted to Series A preferred stock, which will directly affect the stock holdings of approximately 349 shareholders of record.  If all of the holders of Series A preferred stock elect to sell their shares to us at the Put Price within the thirty (30) days following the Reclassification, we will be required to pay approximately $3,275,700 for the purchased preferred shares.  In addition, we estimate that we will incur approximately $161,700 in transaction expenses related to the Reclassification.  We intend to pay for any shares of Series A preferred stock to be sold to us at the Put Price, as well as the expenses of the Reclassification, from our cash reserves and anticipate remaining well-capitalized after the transaction.  However, we do anticipate obtaining a back-up credit facility to ensure that our liquidity position remains healthy.  On September 30, 2007, we had approximately $2.6 million in cash and cash equivalents and $15.3 million in the form of shareholders’ equity.  (See pages 44 and 55.)

•                                          Subject in all respects to the discussion cited below, our shareholders generally should not recognize gain or loss for federal income tax purposes as a result of the Reclassification.  However, those shareholders who receive Series A preferred stock and elect to sell any or all of those shares to us at the Put Price typically will recognize gain or loss for federal, and possibly state and local, income tax purposes when they receive cash for their shares.  They will generally recognize gain or loss equal to the difference between the amount of cash received and their tax basis in their shares of common stock which are cashed out. These shareholders should consult their personal tax advisors for a full understanding of their tax consequences resulting from the Reclassification and sale of stock. (See pages 46-49.)

Fairness of the Reclassification

•                                          Our Board of Directors has determined the Reclassification, as well as the Put Price to be paid to those Series A preferred shareholders selling their stock to us following the Reclassification, to be fair to our unaffiliated shareholders.  Our directors separately considered the fairness of the Reclassification as to those shareholders who will receive Series A preferred stock as well as those shareholders who will retain their shares of common stock after the Reclassification. (See pages 24-29.)

•                                          Financial Valuation Services, LC (d/b/a Fowler Valuation Services) (“FVS”), an independent financial advisor to our Board of Directors, has delivered to our Board a fairness opinion dated November 13, 2007 (the “Written Opinion”).  The fairness opinion states that, as of its date, the cash Put Price to be paid to those Series A preferred shareholders selling their Series A preferred shares to us following the Reclassification was fair, from a financial point of view, to all of our shareholders.  This fairness opinion was one of the factors considered by our Board in determining the Put Price.  A copy of the fairness opinion is attached as Appendix B to this Proxy Statement.  The fairness opinion is based upon and subject to the various assumptions and limitations described therein.  Please read the fairness opinion in its entirety. (See pages 26-27 and 29-38.)

•                                          FVS has also delivered to our Board a valuation analysis, dated November 12, 2007, of our common stock.  This valuation analysis was one of the factors considered by our Board in adopting the Amendment.  The valuation analysis is based upon and subject to the various assumptions and limitations described therein.  (See pages 26-27 and 29-38.)

You may either vote in person at the Meeting or by using the enclosed proxy card.  If voting by proxy, you should specify your choice with regard to the Amendment and the election of Class I directors on the enclosed proxy card.  All properly executed proxies delivered to us in time will be voted at the Meeting.  You may revoke your proxy at any time before it is voted at the Meeting by giving written notice to our Secretary, executing and delivering to our Secretary a proxy card bearing a later date, or voting in person at the Meeting.  Any executed, but unmarked, proxies will be voted in favor of the Amendment and the election of the nominated Class I directors.  (See page 50.)

Our Board of Directors believes that the Reclassification is in the best interests of us and our shareholders and has unanimously adopted and approved the Amendment (except for Mr. Bendele, who abstained from voting on the matter because he was appointed to the Board on the same day the Board approved the transaction).  Our Board recommends that shareholders vote “FOR” the approval of the Amendment and, as a result, the Reclassification. (See pages 24-29.)

QUESTIONS AND ANSWERS

The questions and answers below are a summary of items described in this Proxy Statement.  To fully understand the Amendment and Reclassification, you are encouraged to read carefully the entire Proxy Statement.

When is the Meeting?

The Meeting will be held on February 25, 2008 at 5:30 p.m., Austin, Texas time, at our headquarters, 101 Westlake Drive, Austin, Texas 78746.

What am I being asked to vote on at the Meeting?

You are being asked to approve two matters:  (1) an amendment to our Articles of Incorporation to reclassify shares of our common stock held by shareholders of record owning less than 2,500 shares of our common stock to shares of our Series A preferred stock on a one share of common stock for one share of preferred stock basis and (2) the election of three directors to serve as Class I directors on our Board of Directors for a three year term until our 2011 annual meeting of shareholders.  Those shareholders whose shares are being converted to Series A preferred stock as a result of the Reclassification will be entitled to sell their shares of Series A preferred stock to us at a Put Price equal to $11.00 per share during the thirty (30) day period following the Reclassification.

Do I need to be present at the Meeting?

No.  You do not have to attend the Meeting to vote your shares of common stock.  You may sign and return the enclosed proxy card to vote your shares.

What vote is required to approve the Amendment?

The proposal to approve the Amendment must receive the affirmative vote of the holders of at least two-thirds of the shares of our common stock issued and outstanding as of the close of business on January 11, 2008, the record date for the Meeting.  If you do not vote your shares, either in person or by proxy, or if you abstain from voting, it has the same effect as a vote against the transaction.  In addition, if you do not instruct your broker on how to vote your shares on the proposed Amendment, your broker will not be able to vote for you.  This will have the same effect as a vote against the proposed Amendment.

What vote is required to elect Class I directors?

The election of the nominees for Class I directors requires the affirmative vote of a plurality of the votes cast at the Meeting by holders of our common stock.

Can I change my vote after I have mailed the proxy card?

Yes.  You can change your vote at any time before your proxy is voted at the Meeting so long as you follow the procedures outlined in this Proxy Statement.

What is the recommendation of the Board of Directors regarding the proposals?

Our Board of Directors believes that the Reclassification is fair to unaffiliated shareholders and recommends that you vote FOR the Reclassification.  Our Board of Directors also recommends that you vote in favor of the nominees for Class I directors.

What do I need to do now?

Please sign, date and complete your proxy card and promptly return it in the enclosed, self-addressed, prepaid envelope so that your shares can be represented and voted at the Meeting.

Why has the Board of Directors chosen this course of action?

Our Board of Directors has approved the Amendment and Reclassification in order to reduce the number of record shareholders owning our common stock.  After the Reclassification, we anticipate that the number of record shareholders owning common stock will be less than 300.  Having fewer than 300 common shareholders will permit us to deregister our common stock under the Exchange Act.  Our Series A preferred stock will not be registered under the Exchange Act.  After our deregistration, we will no longer be subject to the SEC’s periodic reporting requirements (e.g., annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and disclosures on Forms 8-K) or its proxy rules and regulations.  Officers, directors and large shareholders will no longer have to file Section 16 reports when they buy or sell stock or enter into other applicable transactions.  In addition, we will not be subject to additional reporting and audit requirements adopted under the Sarbanes-Oxley Act with respect to public companies, as we deem these additional reporting requirements overly burdensome for an already heavily regulated banking organization of our size.  We estimate that this will result in estimated costs savings of approximately $300,000 annually for the 2008 and 2009 fiscal years and approximately $272,000 annually thereafter and will allow our management to better focus on other business opportunities.

Further, we have not realized some of the anticipated benefits of being a public company.  For example, because many of our shareholders have seemingly elected to retain their investment in us few trade transactions have occurred and as a result, an active, liquid market for our shares has not developed.

Will the Company remain a public company after the completion of the Reclassification?

No.  We estimate that the Reclassification will result in the number of our record shareholders of our common stock falling below 300, and we intend to terminate the registration of our common stock under the Exchange Act, thus we will become a “privately” held company.  However, although we will be “private” it is our intention that both our common and Series A preferred shares will be traded on the Pink Sheets, an electronic trading vehicle available to small companies such as Treaty Oak.

What is “going private?”

The term “going private” is used within this Proxy Statement to mean the Reclassification and our subsequent transformation from a public reporting company filing detailed, periodic reports under the Exchange Act to an entity with less than 300 record holders of common stock and less than 500 of the newly issued Series A preferred stock, such that we are no longer subject to those Exchange Act reporting requirements.  Following deregistration, we anticipate continuing to report quarterly and annual financial information, including detailed financial statements for us and our primary subsidiary Treaty Oak Bank, to both common and preferred shareholders on a timely basis, and that a market will be made for both our common and Series A preferred shares to ensure some degree of liquidity for our shares.

Why did the Board elect to convert some shares of common stock to preferred stock?

After our Board determined it was in our best interests to “go private”, it attempted to select a transaction format most beneficial to all our shareholders.  The proposed Reclassification allows record shareholders owning less than 2,500 shares of common stock to remain equity owners in us if they so choose or, alternatively, cash out at a fair price.  With this structure no investor in Treaty Oak is forced from ownership in the Company.

When will the Reclassification be completed?

If our shareholders approve the Amendment, the Reclassification will take place shortly following the adjournment of the Meeting.  If the Meeting is not postponed or adjourned, we estimate that the Reclassification will be effective on February 26, 2008.

If I own less than 2,500 shares of common stock prior to the Reclassification, how will I receive my new shares of Series A preferred stock following the Reclassification?

After the Amendment is filed, we will send transmittal documents to those record holders owning less than 2,500 shares of our common stock immediately prior to the Reclassification that will explain how they should turn in their old share certificates in exchange for new shares.  We will issue new shares of our Series A preferred stock to those entitled to receive such preferred shares following the Reclassification.

How can holders of our Series A preferred stock receive cash for their shares after the Reclassification?

The transmittal documents that we will send to those shareholders receiving our Series A preferred stock will include a form that can be completed and returned if a shareholder wants to sell any Series A preferred stock received pursuant to the Reclassification to us at the Put Price.  A shareholder who wishes to sell his or her Series A preferred stock to us at the Put Price must deliver the notice of election in writing prior to the expiration of the thirty (30) day period following the Reclassification.

Will the common shareholders owning 2,500 or more shares prior to the Reclassification receive any transmittal materials after the Reclassification?

No.  Shareholders owning 2,500 or more shares immediately prior to the Reclassification will not be converting or changing their record stockholdings in us solely as a result of the Reclassification and will not be receiving any consideration as a result of the transaction.

How will the Company pay for the Series A preferred stock purchased after the Reclassification?

We will pay for any Series A preferred stock sold to us at the Put Price out of our cash and liquid assets.  We do not anticipate borrowing any funds to pay for the Put Price of our Series A preferred stock, although we do anticipate obtaining a back-up credit facility to ensure that our liquidity position remains healthy.  We are currently in negotiations with a lender to enter into a promissory note to borrow up to $1.5 million for purposes of having a back-up credit facility.  If we have to pay more than $1.8 million to Series A preferred shareholders who have exercised their put right, we intend to borrow funds under this facility to pay such excess amount.  We expect this promissory note to contain covenants and default provisions customary for similar credit facilities.  We anticipate repaying any amounts borrowed under this promissory note from cash generated by our operations.

How will the Reclassification affect common stock owned in “street name”?

Shares of our common stock held with brokerage accounts and registered in the name of a broker or depositary institution (commonly referred to as “street name”) will be treated as being owned by one record shareholder.  If 2,500 or more shares of our common stock are held through a broker or depositary institution in street name at the time of the Reclassification, these shares will not be converted into our Series A preferred stock.  If a record shareholder also owns common stock in street name, those shares held in street name will not be aggregated with the shareholder’s record holdings to determine if the shareholder exceeds the 2,500 share threshold.

May I buy additional shares of common stock in order to remain a common shareholder of the Company and avoid having my shares converted to Series A preferred stock?

Yes.  You may buy additional shares of our common stock in the open market at any time prior to us filing the Amendment if shares are then available.

If I cannot buy additional shares of common stock but I want to remain a common shareholder of the Company, is there anything I can do to avoid having my shares converted into Series A preferred stock?

Yes.  If you own unrestricted shares of our common stock and your stock certificate contains no restrictive legends, you may be able to hold your shares in street name.  To do so, you should contact your broker as soon as possible to initiate the process to convert your holdings of our common stock into street name.  Your broker’s total record holdings of our common stock must exceed the 2,500 share threshold for your broker’s shares not to be converted into our Series A preferred stock as a result of the Reclassification.

If any record holdings of Company common stock exceed the 2,500 share threshold but I wish for my shares to be converted into Series A preferred stock, how can I accomplish this?

You may accomplish this by holding your shares of our common stock in different capacities with each capacity as a separate record holder.  If in each separate capacity you hold less than 2,500 shares of our common stock, then the shares will be converted into our Series A preferred stock.  To do so, you must transfer your shares into the different capacity(ies) and then work with our transfer agent, Continental Stock Transfer & Trust Company, to record the shares and issue a new stock certificate(s) in the different capacities.  You should consult with your attorney and tax advisor before making any such transfers.

How will the Reclassification affect stock options to acquire Company common stock?

Stock options to acquire our common stock will not be affected by the Reclassification.  If we complete the Reclassification and are no longer a public reporting company, then option holders who exercise options after the Reclassification will receive restricted shares of common stock upon exercising options (rather than unrestricted shares, which would be received upon the exercise of stock options while we are a public reporting company and while we have an effective Registration Statement on Form S-8 on file with the SEC).

How will the Reclassification affect restricted stock granted under the Company’s 2004 Stock Incentive Plan?

The shares of restricted stock granted under our 2004 stock incentive plan are deemed to be issued and outstanding shares and are treated as such under the plan.  Accordingly, the restricted stock will be treated as issued and outstanding shares for purposes of the Reclassification.

How will the Reclassification affect warrants to acquire Company common stock?

Warrants to acquire 2,500 or more shares of our common stock will not be affected by the Reclassification.  A warrant to acquire less than 2,500 shares of our common stock would be converted into a warrant to acquire a number of shares of Series A preferred stock equal to the number of shares of common stock underlying such warrant, unless the holder already holds of record shares of our common stock in the same capacity such that, in total, the holder would hold of record 2,500 or more shares of our common stock in such capacity.  For example, if a shareholder holds of record 1,000 shares of our common stock in his individual capacity and holds a warrant to acquire 2,000 shares of our common stock in his individual capacity, the warrant would not be affected by the Reclassification.

Should I send in my share certificates now?

No.  After the Reclassification is effected, we will send those record shareholders who receive Series A preferred stock in the Reclassification written transmittal materials for surrendering their stock certificates.  Shareholders owning 2,500 or more shares of record at the time of the Reclassification will not need to send in their stock certificates.

How will the Company operate after the Reclassification?

After the Reclassification, we expect our business and operations to continue as they are currently being conducted and, except as disclosed in this Proxy Statement, the Reclassification is not anticipated to have any effect upon the conduct of our business.  However, we will deregister our common stock under the Exchange Act and, as a result, will no longer be subject to the reporting and related requirements under the Exchange Act that are applicable to public reporting companies.

What are the federal income tax consequences of the Reclassification?

Generally, those shareholders who receive our Series A preferred stock in exchange for their shares of common stock should not be subject to federal income taxation solely as a result of the Reclassification.  However, those holders of Series A preferred stock who elect to sell their preferred shares to us at the Put Price will generally be subject to United States federal income taxation.  These selling shareholders may be subject to taxation for state and local tax purposes as well.  Please consult with your personal tax advisor to determine the federal, state and local tax consequences of the Reclassification to your own particular circumstances.  See “Special Factors – Material United States Federal Income Tax Consequences.”

What will be the effect of the Reclassification on affiliated shareholders?

Officers, directors and other affiliated shareholders will be treated in the same manner as non-affiliated shareholders under the terms of the Reclassification.  To the extent that affiliated shareholders own less than 2,500 shares of our common stock at the time of the Reclassification, they will receive Series A preferred stock in exchange for their common stock.  We estimate that total beneficial ownership of our common stock by affiliated shareholders as compared to unaffiliated shareholders will increase very slightly after the Reclassification is completed.  In addition, affiliated shareholders will not be subject to the same reporting requirements after we deregister as a reporting company under the Exchange Act.

Will the Company’s common stock be traded on an exchange after the Reclassification?  Will the Company’s Series A preferred stock be traded on an exchange?

We anticipate that our common stock and Series A preferred stock will be traded on the Pink Sheets following the Reclassification.  However, we can give you no assurances that our common stock or Series A preferred stock will be traded on the Pink Sheets following the Reclassification or, if so traded, whether an active trading market will develop.

Who should I contact if I have additional questions?

If you have additional questions about the proxy, this Proxy Statement, the Reclassification, or related matters, you should contact: Jeffrey L. Nash (President and CEO) or Coralie S. Pledger (CFO), 101 Westlake Drive, Austin, Texas 78746; (512) 617-3600.

SPECIAL FACTORS

Background of the Transaction

Introduction.  In 2004 we raised approximately $13 million through an initial public offering of our common stock (“IPO”) following our acquisition of Texline State Bank (“TSB”), Texline, Texas, for the purpose of transferring the TSB charter to Austin, Texas, and establishing our headquarters in its present location at 101 Westlake Drive, Austin, Texas.  At the time of the charter transfer Texline State Bank’s name was changed to Treaty Oak Bank.   Since the close of our IPO we have been subject to the applicable reporting requirements of the Securities Exchange Act of 1934 (which we will refer to as the “Exchange Act”), the Federal Reserve Act (Treaty Oak Bancorp only) and the Texas Securities Act.  The bank has continued to be subject to regulatory oversight of both the FDIC and the Texas Department of Banking.

Since our founding in 2003, our Board of Directors has generally discussed the advantages and disadvantages of being a SEC reporting company, including the anticipated costs of compliance with the Sarbanes-Oxley Act of 2002.  In February 2007 our Board began internal discussions regarding the desirability of remaining a SEC reporting company.  The Board considered many factors which are discussed throughout this Proxy Statement.  The Board delayed making any proposal to our shareholders in hopes that the SEC and the U.S. Congress would provide some relief for smaller public companies and not apply the requirements of Sarbanes-Oxley uniformly between large and relatively smaller public companies with varying resources.  On May 8, 2006, the U.S. Government Accountability Office published a report concerning the implementation of Sarbanes-Oxley on small public companies and concluded, in part, that the cost of compliance has been disproportionately higher for smaller public companies (defined in the report as having $700 million or less in market capitalization), particularly with respect to the Section 404 internal reporting provisions and related audit fees.  At the time our Board elected to engage in the “going private” transaction, it was our Board’s assessment that the SEC and the U.S. Congress did not intend to address the disproportionate impact on smaller public companies in any material fashion.  As a result, our Board concluded that the advantages of our being a SEC reporting company no longer outweigh the costs we incur as a public company, particularly in light of the requirements the Sarbanes-Oxley Act imposes upon public companies.  Recent pronouncements from the SEC seem clear that at this time the intent is that all publicly reporting companies regardless of size must comply with Section 404.  Because of our September 30 fiscal year end we would be required to meet the initial requirements of Section 404 as of the fiscal year ending September 30, 2008.  For this reason our Board decided this to be an appropriate time to recommend “going private” thereby saving the expense associated with Section 404 internal controls requirements and other public reporting company requirements.

Based on the foregoing, our Board of Directors approved the Amendment and the Reclassification and is recommending that the shareholders approve the Amendment at the Meeting.  As a result of the Reclassification, the Board estimates that the number of record shareholders owning common stock will be reduced to below 300, which will allow us to deregister our common stock for reporting purposes under the Exchange Act.  Because the number of persons owning Series A preferred stock following the Reclassification will not exceed 500 shareholders, we will not register the Series A preferred stock under the Exchange Act.

Costs Associated with SEC Regulations.  Because we are a SEC reporting company, we are obligated to prepare and file with the SEC certain reports and information, including the following:

•                                          Annual Reports on Form 10-KSB;

•                                          Quarterly Reports on Form 10-QSB;

•                                          Current Reports on Form 8-K; and

•                                          Proxy Statements and related materials as required by Regulation 14A of the Exchange Act.

In addition, beginning in fiscal year 2008, were we to remain a public reporting entity we would assist officers and directors in complying with reports required under the Exchange Act’s transaction and short swing profit reporting requirements for our affiliates.

The costs associated with these reports and other filing obligations comprise a significant corporate overhead expense.  Expenses associated with being a SEC reporting company include securities counsel fees, auditor fees, costs of printing and mailing SEC documents, and costs associated with converting SEC filings into Edgar format.  We realize that the costs associated with SEC reporting have been increasing over the last few years, and we believe that the costs will continue to increase significantly in preparation for our becoming and after we become obligated to comply with the internal controls provisions of Section 404 of the Sarbanes-Oxley Act.  In addition, we determined that as of September 30, 2007 we had more than 500 record holders of our common stock.  As a result, we are, during the fiscal year ending September 30, 2008, experiencing increased costs associated with complying with the SEC’s proxy rules under Regulation 14A of the Exchange Act and assisting our officers and directors in complying with Section 16 of the Exchange Act and the related SEC rules (i.e., short-swing profit rules).

In addition to compliance costs and out of pocket expenses, compliance with existing and new SEC reporting and audit requirements and other regulatory restrictions diverts the time of senior management and financial staff from other Company and Bank business.

We estimate that in fiscal year 2007, we paid approximately $122,700 in on-going out-of-pocket costs as a public reporting company which we would not incur as a private company.  These costs include filing Forms 10-KSB, 10-QSB and 8-K and filing and printing costs.  These costs also include $34,200 representing the time and resources of our senior management and other employees in preparation of these reports and compliance with reporting obligations.

Further, we anticipate that the out-of-pocket costs for future years will increase due to the additional SEC reporting requirements caused by exceeding the 500 common stock record shareholder threshold and for the completion of the documentation and testing of internal controls required by Section 404 of the Sarbanes-Oxley Act.  We estimate that we will incur in 2008 out-of-pocket costs and management time and resources of $306,600.  For the fiscal year 2009, our auditors will be required to test our internal controls and attest to their adequacy.  We estimate that we will incur in 2009 out-of-pocket costs and management time and resources of $306,300.  Annually thereafter, we estimate our recurring out-of-pocket costs of SEC reporting and Section 404 compliance to equal $272,000.  The time demanded of our senior management with respect to these SEC compliance requirements takes away time which could be focused on business matters that bear a more direct relationship to our operations and profitability.  We estimate the cost associated with senior management’s time for SEC compliance requirements included in the above cost estimates total approximately $95,100 for the fiscal year ending September 30, 2008, $63,700 for fiscal 2009 and $66,300 for fiscal 2010 and annually thereafter.

Advantages of a Public Corporation.  While considering the increasing SEC compliance costs that we have and will incur, our Board of Directors analyzed if the advantages of our remaining a SEC reporting company outweighed the costs.  One advantage to being a public company is that it may facilitate a more active trading market.

As of September 30, 2007, there were approximately 593 record shareholders who owned 2,958,602 shares of our common stock.  However, over the past 24 months there have been only 46 days in which trading activity has occurred for our stock suggesting that the vast majority of our shareholders have adopted a hold strategy with regard to our shares.  The relatively few willing sellers have limited the development of an active trading market.  If the Reclassification is completed, our Board anticipates that our shareholders will have the opportunity to trade shares on the Pink Sheets.

Although our common stock is not traded on a daily basis, we anticipate trading of both classes of securities will be possible on the Pink Sheets.  Nonetheless, it is difficult to determine what impact the Reclassification may have on the existing liquidity of our common stock, or the anticipated trading market of the newly created Series A preferred stock.

Another potential advantage of being a publicly traded institution is the ability to access public capital markets to meet additional capital needs. As of September 30, 2007, we had approximately $2.6 million in cash, which is available to meet our near term capital requirements and to pay Series A preferred stockholders who elect to exercise their put right. Also, we intend to arrange a standby credit facility to pay Series A preferred shareholders who elect to exercise their put right if the total payout amount exceeds $1.8 million or we otherwise determine such borrowing is in our best interest. We are currently in negotiations with a lender to enter into a promissory note to borrow up to $1.5 million for purposes of having a back-up credit facility. We expect this promissory note to contain covenants and default provisions customary for similar credit facilities. We anticipate repaying any amounts borrowed under this promissory note from cash generated by our operations. There remain other alternatives to the equity capital markets to generate capital and liquidity should the need arise.

Since becoming a public company in September 2004, we have not made any additional public offerings of common stock or any other equity or debt securities. We have attempted to forecast our future capital needs. Based on our analyses of the banking industry in our immediate and surrounding geographic areas, we do not anticipate the need for a large amount of capital for acquisitions or expansions. We estimate that any anticipated expansion can be accomplished at the same method of controlled growth with available capital or via private offering opportunities (e.g. trust preferred securities). At this time, we do not currently anticipate issuing additional shares of common stock in either public or private transactions.

Shareholders of public companies are also entitled to another benefit in that they typically have greater access to information about the entity. As discussed above, the SEC requires that reporting companies comply with increasingly stringent reporting and auditing requirements. There are several benefits to this type of SEC oversight and mandated disclosure; however, there are also large costs that accompany this compliance. Not only does compliance with SEC regulations divert the time and resources of senior management and financial staff from our other business, it also results in increased legal, auditing and accounting costs which we anticipate will continue to rise in the future.

Smaller publicly traded institutions, such as Treaty Oak, have more difficulty absorbing these costs and resource allocations than larger publicly traded institutions since they represent a larger portion of our revenues. These costs seem further unjustified when considering that we are a bank holding company which owns a Texas state chartered bank. As a result of our business, we will continue to be extensively regulated under other federal and state laws. The Bank will also be subject to periodic reporting requirements and inspections from certain regulatory agencies including the Federal Deposit Insurance Commission (“FDIC”), the Board of Governors of the Federal Reserve (the “Federal Reserve Board”) and the Texas Department of Banking (the “Texas Department”).

Background of Board’s Recommendation

The concept to have us reduce the number of record holders of our common stock and de-register as an Exchange Act reporting company began as the deadline for compliance with Section 404 became imminent and our management became aware of other banks deregistering their securities to avoid increased legal and accounting compliance costs of the Sarbanes-Oxley Act and other SEC rules and regulations. Our management first consulted an outside legal advisor regarding the option of deregistering as a reporting company and the implications of the same in April 2007. On April 12, 2007, management met with representatives of the firm of Selman, Monson & Lerner P.C. regarding various issues. At this meeting, management obtained some general background information regarding going private transactions and some of the going private transactions occurring throughout the country.

On May 7 and May 8, 2007, at a Board of Directors strategic planning retreat, management presented, among other cost saving topics as a result of anticipated additional cost of the Sarbanes-Oxley Act, a general overview of alternative strategies for “going private” including stock repurchase programs and the reclassification of all shares of our common stock held by record shareholders owning less than a certain number of shares to shares of preferred stock on a one share of common stock for one share of preferred stock basis. Our management next outlined possible transactions which might be employed in order to reduce the number of record shareholders such that we could deregister as a reporting entity, most of which are discussed in this Proxy Statement under “—Alternatives Considered.”  The Board heard information as to how each alternative may be accomplished and some advantages and disadvantages to each. Our Board requested that management continue to evaluate the basic requirements for having us de-register as an Exchange Act reporting company and potential transactions which could reduce the number of record common shareholders to allow us to be eligible to de-register.

On July 24, 2007, at a Board meeting, our Board of Directors further discussed the desirability of our going private. At this meeting, our Board appointed a special committee (the “Special Committee”) to focus consideration on the Reclassification and to further advise the Board regarding the advantages and disadvantages of going private and alternative going private transaction structures.Specifically, the Special Committee was charged with reviewing alternative strategies for going private transactions including assessment of the advantages and disadvantages of each, and following that evaluation making a recommendation to our Board of Directors regarding whether or not to go private and the strategy most advantageous to us and our shareholders.  In addition, the Special Committee was charged with the selection and retention of a financial advisor to advise the Company in connection with a going private transaction.  Finally, the Special Committee analyzed and recommended the threshold below which record holders of common stock would have their shares reclassified to Series A preferred stock.  The Special Committee would also work closely with our counsel in advising on and structuring a going private transaction.  The Special Committee served until its final recommendation was presented to our Board of Directors on November 13, 2007.

Our Board appointed Jeffrey L. Nash, our President and Chief Executive Officer, Coralie S. Pledger, our Chief Financial Officer, Company Board members Charles T. Meeks (Board Chair) and Hayden D. Watson (Audit Committee Chair) and Treaty Oak Bank Board Member Arthur H. Coleman as members of the Special Committee. Mr. Nash, Mr. Meeks and Mr. Watson will remain common shareholders following the Reclassification; however, Mr. Coleman was selected for the committee because his holdings of Treaty Oak are such that he will be converted from common shareholder to Series A preferred shareholder following the Reclassification, thus his interests align with those of our shareholders who hold fewer than 2,500 common shares. Further, Mr. Nash holds some of his common shares in capacities that hold less than 2,500 shares, therefore, those shares will be converted to Series A preferred shares following the Reclassification.  All of the members of the Special Committee hold shares of our common stock as described above and therefore might be considered “interested” persons in the proposed going-private transaction.  Mr. Watson is currently an independent Board member and Mr. Coleman, who was a Board member until February 13, 2007, was an independent Board member, as independence is determined under the NASDAQ independence rules (see further discussion of director independence on page 60).  Neither Mr. Nash nor Mr. Meeks is independent as determined under the NASDAQ independence rules, and Ms. Pledger is not a member of the Board.  Except as described above, the membership of the Special Committee did not affect our Board of Directors’ assessment of the Special Committee’s work or recommendations.

On August 21, 2007, the Special Committee met to review reasons for “going private” including preliminary estimates of costs savings that might result from such a transaction. The Special Committee also determined it appropriate to contact service professionals who might assist in a going private transaction. Having considered three different legal representatives the committee chose to select the firm of Jackson Walker L.L.P. to represent us in considering a going private transaction, so long as the estimated legal fees were reasonable. The committee additionally selected Financial Valuation Services, LC (d/b/a Fowler Valuation Services) (“FVS”) to perform the independent valuation of the Company, in part because FVS had previously performed a valuation of Treaty Oak and therefore had significant familiarity with the business, and American Realty Corporation (“ARC”) to perform an updated appraisal of the Company’s real estate at 101 Westlake Drive, Austin, Texas for inclusion as a component of the overall business valuation.

On August 28, 2007 our Board of Directors again met to hear a status report from the Special Committee. At this meeting management gave an update regarding the service professionals selected. Management additionally offered an estimate that costs associated with reporting as a public company, including the first time costs associated with Sarbanes-Oxley Section 404 compliance could range between $250,000 and $400,000. One member of our Board expressed concern that the greater burden to the Company could distract the CEO and CFO from the routine management of the Company. Ensuing discussion included requests for greater specificity regarding total cost savings that would result from the Reclassification.

On August 30, 2007, management had a preliminary meeting with a representative of our legal advisor, Jackson Walker L.L.P., and then on October 3, 2007, a follow up meeting was held with two lawyers from Jackson Walker. These meetings included reviews of alternative going private transaction structures, including two structures of substantially the same structure as that being discussed by the Special Committee. The discussion included alternative methods of “going private” and the positives and negatives associated with each alternative, potential features of preferred stock to be exchanged for common shares, alternatives for shareholders who wish not to have their common shares converted, and potential tax implications of such a transaction. The discussion also included permissible communication with shareholders following the filing of the proxy statement with the SEC and a proposed timeline for meeting the various milestones necessary to accomplish the Reclassification.

On September 26, 2007, management met with FVS to engage their services for an independent valuation of Treaty Oak for the purpose of establishing the value of the business enterprise, determining an equitable exchange ratio for preferred shares from common shares and to offer an opinion as to the fairness of the proposed transaction for both common and preferred shareholders on a post-transaction basis. Management reviewed with FVS the rationale for considering “going private” and preliminary considerations regarding the terms and conditions of the Reclassification.

On October 3, 2007, management met with a representative of ARC to consider engaging ARC to perform an updated appraisal of the Company’s real estate located at 101 Westlake Drive, Austin, Texas. The discussion included the alternative methods ARC would likely employ in determining the market value of the property for inclusion in the FVS enterprise valuation. ARC was formally engaged for the real estate appraisal on October 9, 2007.

On October 18, 2007, management had a teleconference with FVS to learn of the preliminary assessment of the Company’s per share value and the methodology being employed to determine that value. FVS explained that several alternative approaches are being considered in assessing the value of Treaty Oak including consideration of our operating history, the nature of our holdings and our business, our book value and financial condition, our earnings and dividend paying capacity, the economy, and, to the extent available and relevant, information about the prices at which transactions in similar businesses have occurred. FVS explained that they would perform a valuation and provide a restricted use appraisal report which would include an opinion as to the fair value of the shares as of the valuation date. The report would contain certifications and a statement of limiting conditions, however, with such modifications and/or additions thereto as may be deemed appropriate due to factors which might become apparent during performance of the Assignment.

On October 23, 2007, a joint meeting of our Board of Directors and the Special Committee convened with representatives from Jackson Walker and FVS to discuss engaging in a transaction to allow us to de-register as an Exchange Act reporting company. This was the first time the entire Board had met with Jackson Walker and FVS. At the meeting, management again addressed alternative transaction structures for going private, including a reclassification, a reverse stock split, a stock repurchase program, and a cash-out merger. Management emphasized the reclassification as the optimal transaction structure because it enables shareholders to continue holding an equity interest in us. Management presented a more detailed discussion of cost savings that would result from us going private. Management also proposed terms of Series A preferred stock for our Board’s consideration and discussion. Management also addressed proposing terms for our common stock or Series A preferred stock to enable us to take certain actions if after the transaction the number of record holders for our common stock began to approach 300 or the number of record holders of our Series A preferred stock began to approach 500. Representatives of Jackson Walker addressed fiduciary duties of our Board members in considering and approving a going private transaction and other legal matters related to a reclassification such as the tax consequence of going private by reclassification, the impact of the reclassification on our existing stock options and common stock purchase warrants, and post-reclassification reporting requirements. A representative of FVS addressed the valuation of Treaty Oak excluding the real estate, which is being separately appraised by ARC. FVS also addressed the methodology of its valuation analysis and fairness opinion analysis, including a discussion on the possibility of a premium on the price at which our Series A preferred stock could be sold back to us. Consistently, during the management, Jackson Walker and FVS presentations, our Board members engaged in discussions with the presenters and themselves over various aspects of going private generally, the specifics of a reclassification, legal aspects of a reclassification, fairness of the transaction to all holders of our common stock, including those who would receive Series A preferred stock as a result of a reclassification and those who would retain common stock, and the amount of premium, if any, on the Put Price. Our Board agreed with management that a reclassification is the preferred transaction structure for going private, especially because our shareholders would continue to hold an equity interest in us. Our Board also discussed the idea of voluntarily providing our shareholders dissenters’ rights in the transaction. Our Board decided not to voluntarily provide our shareholders dissenters’ rights because shareholders who receive Series A preferred stock would have the right to sell the stock back to us at a fair price by virtue of the put option. Our Board engaged in a lengthy discussion regarding including terms in the transaction that would enable us to address the possibility of the number of record holders of our common stock or Series A preferred stock reaching a number that could cause us to again become a public reporting company. The Board members discussed the possibility of a call right, right of first refusal, or other right of limited transfer. The Board requested that the Special Committee consider terms and other contingency plans to address this risk.

On October 30, 2007, the Special Committee met for further discussion regarding the threshold of shares held at which an investor would be converted from common shares to Series A preferred shares. The discussion revolved around the best balance of shareholders converted compared with those not converted such that we reduce the total number of common shareholders sufficiently below 300 so as to reduce the likelihood that we would again approach 300 or more shareholders as a result of market activity, thereby pushing Treaty Oak again to the point of SEC reporting. The goal was compared against the maximum potential repurchase obligation should 100 percent of the shareholders converted to Series A preferred shares choose to exercise their put right. As part of the consideration the Special Committee reviewed the average stock price, trading volume and trading days of our shares over the past 24 months. Also, contingency alternatives were considered should common shareholders again approach the 300 threshold post-Reclassification through share sales and other forms of distribution. After much discussion the Special Committee determined fewer than 2,500 common shares to be the appropriate cutoff to recommend to the Board of Directors for reclassification to Series A preferred shares. The Special Committee also engaged in preliminary discussion of likely put prices based upon input received to date from FVS.

On November 7, 2007, management had a teleconference with FVS to again discuss their assessment of the valuation of Treaty Oak, the fairness of the proposed transaction to both common shareholders and those being converted to Series A preferred shares, and FVS’ recommendation regarding the appropriate liquidation preference to be paid to Series A preferred shareholders. The discussion included various factors under consideration by FVS in determining our current per share value including the updated appraisal of our real estate that was received on November 6, 2007.

On November 9, 2007, the Special Committee again met with FVS to review their analysis of the per share value of Treaty Oak and their recommendation regarding the appropriate liquidation preference to accompany Series A preferred shares. FVS reviewed the analysis methodology and ultimate value assigned to the various assets owned by the Company. For the Company’s primary asset, Treaty Oak Bank, FVS discussed with the Special Committee the specifics of the three methodologies used to establish and validate its value, including a discounted dividends methodology, comparison to stock valuation and share prices of other Texas publicly traded banks and extensive analysis and review of more than 150 bank merger and acquisitions transactions that have occurred in the southwestern U.S. since 2004. Based upon the various value analyses employed FVS concluded the current per share fair value of Treaty Oak common stock to be $11.00.

Next FVS presented a summary of approximately 40 “going private” transactions that have occurred since 2002. The purpose of this analysis was to determine whether a premium might be warranted in setting the put price to be paid those shareholders being converted to Series A preferred shares. The majority of such transactions included a premium above the per share market price of the institution immediately prior to the going private announcement. The transaction most similar in structure to that being considered by Treaty Oak carried a premium of 10.99 percent.

Throughout the FVS presentation the members of the Special Committee discussed various aspects of the analysis, asking many questions. The Special Committee concluded that the FVS valuation of Treaty Oak common shares is reasonable. Further, given a recent trading range for the stock of $10.00-$10.50 the Special Committee determined that it would recommend to the Treaty Oak Board of Directors that the put price be set at the $11.00 FVS value, concluding that a premium of 10 percent relative to the most recent transaction price of $10.00 is fair to the shareholders being converted from common shares to Series A preferred shares, and likewise, that setting the put price at the independent value set for the shares by FVS is fair to those who will continue to hold common shares following the Reclassification.

The Special Committee also discussed the liquidation preference to accompany the Series A preferred shares. Alternatives considered included per share book value of the Company at the time of a liquidation or dissolution event and the initial public offering price per share. After discussing advantages and disadvantages of the various considerations the Special Committee concluded that a fair preference was the greater of per share book value at the time of liquidation or the amount to be distributed to common shareholder at such time, again in the interest of fairness to both those common shareholders being converted to Series A preferred stock and those who will continue as common shareholders following the Reclassification.

FVS determined that the intended recommendations of the Special Committee are fair to both those shareholders who will be converted to Series A preferred shares and those shareholders who will continue to hold common shares following the Reclassification, and stated an intention to issue a written opinion to that end.

On November 13, 2007, the Board of Directors held its regularly scheduled meeting, at which all Board members were present, along with representatives of Jackson Walker and FVS. The Board heard the final recommendations of the Special Committee regarding the terms and conditions of the Reclassification, including the recommendation of $11.00 as the Put Price and a liquidation preference for the Series A preferred shares equal to the greater of book value at the time of liquidation or dissolution or the price per share paid to common shareholders. The Put Price and liquidation preference were based in part on the FVS analysis. At this meeting, the Board heard a presentation by FVS of its valuation of Treaty Oak and received FVS’ written opinion dated November 13, 2007 as to the fairness of the Put Price to be paid to those Series A preferred shareholders selling their Series A preferred shares to us, from a financial point of view, in connection with the Reclassification. The Board approved the form of the Amendment and agreed to submit it to our shareholders for approval at the meeting. The Board revisited its considerations for the Reclassification and agreed that the Reclassification, including the Put Price offered to preferred shareholders, is a fair transaction to affiliated and unaffiliated shareholders. A separate discussion was conducted with respect to those shareholders who will receive preferred stock, and if applicable, cash for the preferred shares, and those shareholders that would continue to own common stock. The Board considered whether other procedures should be employed to further consider the fairness of the transaction to unaffiliated shareholders, and it determined that none were necessary because it believes that the Reclassification is both substantively and procedurally fair.

The matters considered at the October 23, 2007 and November 13, 2007 Board meetings and the November 9, 2007 Special Committee meeting, as well as FVS’ written opinion, are more fully discussed in this proxy statement at “Recommendation of Board; Fairness of Reclassification” and “Opinion of Financial Advisor.”  ARC’s appraisal of our real estate is more fully described in this proxy statement at “Opinion of Real Estate Appraiser”.

Purposes of the Reclassification

Our Board of Directors is recommending the Amendment to our shareholders for the purpose of reducing the number of record holders of our common stock and terminating our status as a reporting company with the Securities and Exchange Commission. We anticipate that upon the completion of the Reclassification, the number of record holders of our common stock will be less than 300. Having less than 300 shareholders will qualify us to apply to terminate the registration of our common stock under Section 12(g)(4) of the Exchange Act and suspend our obligations to file reports under Section 15(d) of the Exchange Act.

The primary reason the Board recommends that we deregister as an Exchange Act reporting company is that it will significantly reduce our on-going and anticipated costs related to SEC reporting requirements and compliance with the Sarbanes-Oxley Act. We realize that not all annual reporting costs will be eliminated. We anticipate that we will continue to provide shareholders with audited financial statements on an annual basis, unaudited financial and other pertinent Company data on a quarterly basis, and we will continue to comply with all state and federal reporting requirements applicable to the Bank and us as a Texas state chartered bank and bank holding company, respectively. However, we also estimate that we could save approximately $884,400 over the next three fiscal years in connection with (i) annual professional fees, printing costs, mailing costs and Edgar expenses if we no longer have to comply with Exchange Act reporting requirements and (ii) direct and indirect expenses associated with compliance with Section 404 of the Sarbanes-Oxley Act. The following is a breakdown of our estimated cost savings:

	Year ending September 30,
Expense category	2007	2008	2009	2010	2008-2010 Total
Audit and legal expenses associated with annual and quarterly reports required by the Exchange Act which will no longer be incurred	$54,300	$75,200	$113,700	$122,000	$310,900
Estimated employee hours associated with Exchange Act reporting saved	$34,200	$39,900	$41,500	$43,100	$124,500
Additional outside assistance for documenting and testing key process flows and controls as required by the Sarbanes-Oxley Act	—	$59,900	$49,000	0	$108,900
Cost of hiring additional audit employee with benefits	—	$54,000	$56,200	$58,400	$168,600
Additional employee hours associated with the Sarbanes-Oxley Act	—	$55,200	$22,300	$23,200	$100,700
Estimated Edgar and filing costs saved	$10,000	$11,000	$11,600	$12,100	$34,700
Estimated printing costs saved	$5,000	$5,500	$5,800	$6,100	$17,300
Other costs saved	$5,700	$6,000	$6,300	$6,600	$18,900
Total estimated cost savings	$122,700	$306,600	$306,300	$272,000	$884,400

In addition to reducing expenses, terminating our registration as a SEC reporting company under the Exchange Act would relieve our officers, directors and other personnel of many of the administrative burdens associated with SEC compliance. As a SEC reporting company, we are required to commit personnel and other internal resources to insure our compliance with the rules and regulations under the Exchange Act. Our Board now estimates that the Sarbanes-Oxley Act has subjected, and will subject, us and our directors and officers to additional burdens that are relatively substantial in scope. The additional corporate governance, accounting, auditing and internal control provisions employed by Sarbanes-Oxley place, in our Board’s opinion, a disproportionate burden on public companies that are relatively smaller than others subject to the same rule. By removing us from these requirements, our Board and management will be able to better focus on our business activities, including any long term business strategies, as well as the needs of our customers and remaining shareholders.

Our Board believes that the direct and indirect cost savings which will result from having us go private now outweigh the advantages which would remain available to our shareholders if we elected to remain a SEC reporting company. The de-registration could reduce the liquidity of our common stock due to the reduction in publicly available information or other reasons. Also, those shareholders receiving Series A preferred stock will have a reduced liquidity in their holdings as a result of the fewer number of shares of Series A preferred stock outstanding. However, we anticipate that our common stock and Series A preferred stock will be traded on the Pink Sheets. After the Reclassification, we will no longer be subject to many of the reporting and disclosure rules implemented by the SEC, but we will continue to be subject to federal and state regulation as a holding company of a Texas state chartered bank. We intend to continue to provide annual audited financial information and quarterly unaudited financial reports to our shareholders. These financial statements, including our balance sheet and profit and loss statement, sent as part of quarterly investor reports from our CEO, will be provided to all shareholders of record soon after the end of each fiscal quarter and year end, and may not contain information in the same format nor to the same depth as that contained in the Forms 10-KSB and 10-QSB that we report today. We may have more limited access to capital markets as a non-reporting company than we would as an Exchange Act reporting company. However, because we have no anticipated need for additional capital at this time, this concern does not outweigh the anticipated costs savings associated with terminating our SEC reporting status.

The effects of the Reclassification, including effects specific as to affiliated shareholders and non-affiliated shareholders, are later discussed in this Proxy Statement under “– General Effects of the Reclassification” , “–Additional Effects of Reclassification of Affiliated Shareholders,” and “–Additional Effects

of Reclassification on Non-Affiliated Shareholders,” and we urge you to read those sections to further understand the benefits and detriments of the Reclassification, as well as the impact of deregistering as an Exchange Act reporting company.

Our Board of Directors determined that the best method for reducing the number of record holders of common stock was the Reclassification. The Amendment will provide an effective time for when the Reclassification will be effective. At that effective time, all shares of our common stock held by holders of record owning less than 2,500 common shares will be automatically converted to shares of Series A preferred stock on a 1-for-1 basis. At the effective time, record shareholders owning 2,500 or more shares of our common stock will not have their stock holdings affected as a result of the Reclassification. Shareholders who receive shares of the Series A preferred stock will have the option of selling the preferred stock received as a result of the Reclassification to us during the thirty (30) day period following the Reclassification at the $11.00 per share Put Price.

Our Board of Directors preferred the proposed Reclassification over other available alternatives to reduce the number of common shareholders. Primarily, it offers certainty that we will have the number of record holders of common stock to allow us to deregister as an Exchange Act reporting entity. By reviewing the list of record shareholders, our Board is able to predict with some certainty (i) the number of record shareholders who will receive Series A preferred stock as a result of the Reclassification and (ii) the number of record holders of our common stock who will remain following the Reclassification. The Board estimates that the total number of record common shareholders following the Reclassification will be less than 300, and as a result, we will be able to apply to deregister our common stock from further SEC reporting requirements. Also, the Board estimates that the total number of holders of the newly-issued Series A preferred stock will be less than 500, and as a result, we will not be required to register our Series A preferred stock under the Exchange Act.

The structure of the Reclassification also appealed to our Board of Directors because it gave those common shareholders who were no longer going to own our common stock the option to (i) own Series A preferred stock and continue as an equity holder of us or (ii) receive cash at a fair value for their stock holdings. The Board is able to gauge with reasonable certainty the total number of preferred shares (297,791) which will be eligible to be sold to us at the $11.00 Put Price. However, we can not estimate how many holders of Series A preferred stock will elect to sell those shares to us during the thirty (30) day period following the Reclassification. As a result, we can only estimate the maximum amount of money necessary to buy out those shares (approximately $3,275,700). Assuming that all shares of Series A preferred stock are purchased at the Put Price, the Board felt that the Reclassification was a prudent transaction to reduce the number of record holders of our common stock to below 300.

Alternatives Considered

Staying Public. Prior to recommending the Reclassification to our shareholders, our Board of Directors first considered other alternatives, including remaining an Exchange Act reporting company. For the reasons discussed above, our Board felt that the costs of remaining an Exchange Act reporting company no longer justified the benefits to us and our shareholders. The Board could not determine an alternative for significantly reducing our on-going and anticipated costs resulting from qualifying as an Exchange Act reporting company other than terminating our Exchange Act registration.

Once our Board determined that we should reduce the number of our shareholders below 300 so that we could qualify to deregister our common stock with the SEC, it considered several alternatives to achieve that objective including (i) a reverse stock split, (ii) a cash out merger, and (iii) a stock repurchase plan. The Board rejected these alternatives because we believe that the Reclassification would be the most shareholder-friendly (particularly to those shareholders who would no longer hold our common stock after the Reclassification), while, at the same time, being equally or more effective as the other alternatives and a cost efficient manner to reduce the number of our common shareholders comfortably below the 300 shareholder threshold.

Reclassification by Merger. Our Board of Directors considered the possibility of effecting the Reclassification by a merger. Under this alternative, we would form a new wholly-owned subsidiary and merge the subsidiary into us, with us as the surviving corporation. As a result of the merger, all record holders who hold 2,500 or more shares of our common stock would receive such number of shares of common stock upon completion of the merger, and those record holders who hold less than 2,500 shares of our common stock would receive an equal number of shares of our Series A preferred stock upon completion of the merger. Our Board of Directors determined to pursue a going private transaction by virtue of an amendment to our Article of Incorporation because (1) it is a simple transaction structure that is easier to explain to our shareholders and (2) it allows us to avoid regulatory approvals associated with the merger of a bank holding company. Our Board also considered that a merger would afford our shareholders appraisal rights under the Texas Business Corporation Act, a favorable aspect to our shareholders. However, because those shareholders who receive Series A preferred stock would have the right to sell the preferred shares back to us at the Put Price, which our Board determined is fair to our shareholders, our Board decided appraisal rights were not as important a factor in determining the transaction structure.

Reverse Stock Split. Our Board of Directors also considered the possibility of a reverse stock split. Under this alternative, we would file (subject to shareholder approval) an amendment to our Articles of Incorporation which would authorize a reverse stock split and the cash out of any fractional shares created as a result. For example, if we were to use the same threshold number of shares in the reverse stock split (2,500), at the effective time of the reverse stock split, for every 2,500 shares owned by a shareholder, that shareholder would receive one (1) share of common stock. All fractional shares created as a result would be cashed out, even if such fractional shares were owed by a shareholder owning more than 2,500 shares prior to the reverse stock split. Unless a shareholder owned stock in an amount evenly divisible by 2,500 share lots, that shareholder would have some portion of his stock cashed out at the designated cash price. Shareholders who owned less than 2,500 common shares prior to the reverse stock split would no longer own any of our common stock. Following the reverse stock split, we would likely engage in a forward stock split so that there would not be too few shares outstanding after the going private transaction.

This alternative also provides certainty in that the Board would be able to estimate the number of record shareholders that would be completely cashed out, thus reducing the number of record shareholders. However, this option would be more costly than the Reclassification (even if all preferred shareholders elect to sell their shares following the Reclassification) because all fractional shares would be cashed out, even if they are owned by persons who would remain shareholders after the forward stock split. Also, this alternative did not provide the holders owning less than 2,500 shares of record the alternative to remain as our equity owners. Rather, they would be forced to cash out at the price determined by our Board of Directors. For this reason our Board of Directors rejected this alternative.

Cash Out Merger. An alternative similar to the reverse stock split is coordinating a merger with a shell corporation and reissuing common stock and/or cash to the shareholders of the newly merged entity. Under this alternative, the share exchange could be structured such that shareholders owning less than 2,500 shares of our common stock prior to the merger would be cashed out, and shareholders not owning stock evenly divisible by 2,500 would receive cash for the fractional share they would otherwise receive as a result of the terms of the merger. This merger structure is substantially the same as the reverse stock split, and as a result was not preferred for the reasons discussed above in the discussion regarding reverse stock splits. Also, the Reclassification allows us to avoid regulatory approvals associated with the merger of a bank holding company.

Stock Repurchase Plan. The Board also considered going into the open market and repurchasing stock from shareholders willing to sell their shares. This repurchase plan would be crafted so that it complied with the safe harbor set forth in Rule 10b-18 of the Exchange Act. In order to avoid manipulation of stock prices, Rule 10b-18 restricts when an issuer can repurchase its shares, the manner in which the repurchase is effected, the volume of shares purchased and the price paid. As a result of these restrictions, and also because of the limited number of shares of our stock that come available on the market for sale, there is no guaranty and it is seemingly unlikely that a stock repurchase plan would result in any appreciable reduction of the number of record shareholders within the time period required to accomplish our objectives.

Sale of the Company. If we were sold to a larger publicly traded institution, the costs of complying with SEC reporting rules and the Sarbanes-Oxley Act’s auditing and internal controls requirements would no longer be as disproportionate to the size of the new entity, or alternatively, were we sold to a non-public company and thereby be taken “private”, compliance with the Sarbanes-Oxley Act would no longer be applicable. However, we believe at this time that the sale of Treaty Oak would not be in the best interests of our shareholders, customers, employees and community. Treaty Oak has successfully served its target market by diligently pursuing its community bank business model. Our locally based management has been able to serve our customer base successfully and profitably, and we have managed to steadily increase our assets through controlled growth. In fact, in the most recent FDIC data available (June 30, 2007) our deposit market share in our primary 78746 zip code has increased to better than 8.3 percent from approximately 5.9 percent for the prior year, ranking us third among all banks with a physical presence in our primary market. Further, we have recently opened a branch in Marble Falls, Texas and are scheduled to open a branch in Barton Creek in Southwest Austin in January 2008. At this time, we do not feel it is in the best interests of our shareholders to abandon this model. As a result, we have not solicited, nor have we received any unsolicited, third party bids or firm offers, and we have not engaged in any specific discussions with potential purchasers.

Recommendation of the Board of Directors; Fairness of the Reclassification

Our Board of Directors unanimously (except for Mr. Bendele, who abstained from voting on the matter because he was appointed to the Board on the same day the Board approved the transaction) approved the Amendment and the Reclassification and determined that the Reclassification (including the Put Price) is fair to, and in the best interests of, us and our unaffiliated shareholders, including shareholders who will receive Series A preferred stock as well as those who will retain their shares of common stock after the Reclassification. Our Board of Directors unanimously (except for Mr. Bendele, who abstained from voting on the matter because he was appointed to the Board on the same day the Board approved the transaction) recommends that the shareholders vote for approval of the Amendment. Each member of our Board of Directors and senior staff has advised us that he or she intends to vote his or her shares in favor of the Amendment.

Our Board has the authority to reject (and not implement) the Reclassification (even after approval thereof by our shareholders) if it determines subsequently that the Reclassification is not then in the best interests of us and our shareholders. At this point, the Board does not anticipate any circumstances in which it would elect to reject (and not implement) the Reclassification, because it currently believes that the Reclassification is in the best interests of our shareholders.

Our Board considered numerous factors, discussed below, in reaching its conclusion as to the substantive and procedural fairness of the Reclassification to unaffiliated shareholders. Our Board believes that the terms of the Series A preferred stock, including the $11.00 per share Put Price, as well as the Reclassification, are fair to our unaffiliated shareholders. Our Board did not assign any specific weights to the factors listed below. Moreover, in their considerations, individual directors may have given differing weights to different factors. However, none of the factors that our Board of Directors considered led the Board to believe that the transaction is unfair to unaffiliated shareholders.

Our Board intends to have us issue shares of a new series of preferred stock to those shareholders of record owning less than 2,500 common shares which (i) is distinguishable from the existing class of common stock and (ii) has rights and preferences equitable to the non-affiliated shareholders receiving and not receiving the preferred stock.

Specifically, the holders of our Series A preferred stock will no longer have voting rights except as required by law or upon the sale of our stock or assets, or the merger of us, which requires the approval of the common shareholders. However, only shareholders of record owning less than 2,500 common shares will receive Series A preferred stock, and as a result, no shareholder receiving preferred stock in the Reclassification currently has significant voting power. We anticipate that 297,791 shares of our common stock will be converted to Series A preferred stock as a result of the Reclassification, which as of September 30, 2007 represents only 10.07% of all eligible votes to be cast on matters submitted to a shareholder vote.

Our Series A preferred stock will also receive a preference upon the distribution of assets pursuant to our liquidation, dissolution or winding up. Holders of Series A preferred stock will receive the greater of book value per share and the amount per share to be paid to common shareholders. The Board of Directors wants to provide some reasonable assurance that the Series A preferred stock will maintain some value as compared to our common stock despite the fact that (i) Series A preferred shareholders will have limited voting rights and (ii) there will be fewer shares outstanding, which may adversely affect the liquidity of the Series A preferred stock. This liquidation preference preserves some base-line value of the stock, but not so much as to be unfair to the remaining common shareholders.

Our Series A preferred stock will have a dividend preference such that no dividend will be awarded to the common shareholders which is not also received by the Series A preferred shareholders. There is no requirement that the Board of Directors award any dividend, and the holders of Series A preferred stock have no rights to a cumulative dividend. If the Board desires to do so, it could elect to award holders of Series A preferred stock a dividend which is not paid to common shareholders. At this time, the Board does not anticipate awarding any cash dividends to Series A preferred shareholders which is not also received by common shareholders.

In order to cause all classes of stock to be treated similarly in the event of a merger, sale or other change of control, all shares of Series A preferred stock will automatically convert to shares of common stock on a one-to-one ratio at the time of such events (subject to anti-dilution protections). This will assure that all shareholders will receive the same consideration at the time of this significant event. Presumably, this could cause us to be subject to the Exchange Act reporting requirements after the change of control event since we may have more than 300 common shareholders at that time.

Finally, the Board of Directors acknowledged that the Reclassification would cause smaller shareholders of record to lose their shares of common stock involuntarily. As a result, in an effort to be fair, the Board of Directors is recommending that these holders be able to sell their newly issued shares of Series A preferred stock to us at the $11.00 Put Price. The Board considered numerous factors discussed below in reaching its conclusion as to the fairness of the Put Price and did not assign any specific weights to the factors listed below. The Board also adopted the analysis of FVS in reaching its fairness determination as to the Put Price and adopts the discussion set forth under “Opinion of Financial Advisor” later in this proxy statement. Moreover, in their considerations, individual directors may have given differing weights to different factors. However, none of the factors that our Board of Directors considered led the Board to believe that the Put Price is unfair to unaffiliated shareholders.

•                                          Voluntary Transaction. Holders of our Series A preferred stock are not required to sell shares to us at the Put Price. The Series A preferred shareholders have the option of holding their Series A preferred shares and remaining shareholders. However, these shareholders are not given the opportunity to convert their holdings to common shares other than in a change of control event. The Board considered the opportunity the holders of the Series A preferred stock have to cash in their shares of common stock at a Put Price representing a 7.42%, 3.72% and 11.27% premium over the weighted average trading price for the 90 day, 6 month and one year periods ending September 30, 2007, respectively, without incurring brokerage charges.

•                                          Current and Historical Market Prices. Although our common stock is not traded daily, it was traded 31 of the 251 trading days during the 12 month period ending September 30, 2007 and 20 of the 129 trading days for the six month period ending September 30, 2007. The average trading volume for those 12 and six month periods was 3,374 and 3,373 shares, respectively.

During this 12 month period, the high trading price was $12.00 (which last occurred on March 21, 2007), and the low trading price was $8.00 (occurring on December 18, 2006). The Board calculated that the weighted average trading price for the 90 day, 6 month and 12 month periods ending September 30, 2007 was $10.24, $10.61 and $9.89, respectively. The last sale price for our common stock reported on the Over-the-Counter Bulletin Board was $10.00, which sale occurred on October 31, 2007. The Put Price represents a premium over these historical averages. Our Board believes this amount of the premium to be fair due to the fact the Series A preferred shareholders will automatically be receiving the Series A preferred stock as a result of the Reclassification and should be offered some premium due to the involuntary nature of the Reclassification. However, the premium should not be excessive due to the fact the Series A preferred shareholders are not being forced to cease being our shareholders altogether, and as a result, the sale at the Put Price is voluntary.

•                                          Going Concern Value. Our Board generally approached the valuation of our common stock as a going concern operating entity. This analysis is described later in this Proxy Statement under the heading “Opinion of Financial Advisor-Comparable Company Analysis,” which should be read in its entirety. Our Board reviewed and adopted FVS’ analysis, which reflected that, based on the information studied, the fair value per share of our common stock is $11.00. Based on that conclusion, the Board’s knowledge and judgment with regard to the banking industry, and our anticipated on-going operations and business plans, the Board determined that such valuation generally reflected the value of our common stock on a going concern basis.

•                                          Net Book Value. As of June 30, 2007, the book value per share of our common stock was $5.21. The Board considered net book value and tangible net book value in determining fair market value ranges using market price/book value ratios established from analyses of certain peers located in Texas and surrounding states as well as selected guideline companies. This analysis is described further in “Opinion of Financial Advisor.”  The Board also considered net book value per share in determining the Put Price, but the Board generally did not consider it to be as relevant as other factors in considering the fairness of the Put Price to all shareholders. However, to the extent the Board deemed it relevant, the Board adopted FVS’ analysis. The Board noted that the Put Price reflected a 111.5% premium above our June 30, 2007 book value per share.

•                                          Liquidation Value. In determining the Put Price, the Board did not view our liquidation value as a representative value to determine the fairness of the Reclassification to the unaffiliated shareholders. The vast majority of our (and our underlying subsidiary Bank’s) assets are financial assets, and their book values roughly approximate their liquidation value. In the event our assets were to be sold in an orderly liquidation, some portion of our loans and deposits may be sold at a slight premium above or discount from book value depending on applicable interest rates. However, any premium which might be paid over book value is not material, particularly when considering the discount for which certain other assets may be sold and the expense of the liquidation process. In addition, interest gaps on mismatched assets and liabilities re-price quickly. As a result, we estimate that our liquidation value would not be materially different than our book value.

•                                          Earnings. The Board reviewed our earnings for the previous two fiscal years. For the fiscal years ended September 30, 2006 and 2005, we reported net income of $195,000 and a net loss of $1,737,000, respectively. The basic earnings per share for each of the 2006 and 2005 fiscal years was $0.07 and $(.66), respectively. For the nine months ended June 30, 2007, net income was $181,000 and basic earnings per share was $.07. The proposed Put Price represents a multiple of 157.14 times the earnings per share for the nine months ended June 30, 2007. These pricing multiples were within the range of price to earnings ratios for a selected peer group of companies identified by FVS and discussed later under the heading “Opinion of Financial Advisor; Comparable Company Analysis,” and FVS’ analysis with respect to these ratios was adopted by our Board of Directors.

•                                          Opinion and Valuation Analysis of the Financial Advisor. Our Board received a written opinion dated November 13, 2007, of FVS, a financial advisor to the Board, and a valuation analysis from FVS of our common stock. The opinion stated that, as of the its date and based upon and subject to the various assumptions and limitations described in the opinion, the Put Price to be paid to Series A preferred shareholders selling their chares to us was fair, from a financial point of view, to our shareholders, including those who will receive Series A preferred stock (with the thirty day put option), as well as those who will retain their common shares after the Reclassification. By stating that the Put Price was fair, from a financial point of view, to our shareholders, this opinion incorporates both affiliated and unaffiliated shareholders. In addressing how the Put Price should be determined, our Board believes the impact on affiliated and unaffiliated shareholders is the same because the Put Price does not change based on the status of the particular shareholder.  Rather, it applies equally to all holders of our Series A preferred stock after the Reclassification, whether or not the particular holder is affiliated. As a result, with respect to determining the fairness of the Put Price, our Board determined that FVS’ opinion was sufficient to support the fairness of the Put Price to unaffiliated shareholders. Our shareholders may inspect a copy of the valuation analysis at our principal executive offices during regular business hours. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, including Treaty Oak, who file electronically with the SEC. The address of that site is http://www.sec.gov. We have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 in connection with the Reclassification. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. A copy of the valuation analysis is attached as an exhibit to our Schedule 13E-3 and is available for inspection electronically at the SEC’s website.

A copy of FVS’ written opinion, which addresses only the financial fairness of the cash Put Price, is attached as Appendix B to this Proxy Statement and incorporated herein by reference. You should read the entire opinion carefully. The opinion does not constitute a recommendation by FVS to any shareholder as to how the shareholder should vote on the Amendment at the Meeting or any other matter.

FVS’ opinion relies in part on an appraisal of our real estate performed by ARC.  A copy of this appraisal is attached as an exhibit to our Schedule 13E-3 and is available for inspection electronically at the SEC’s website.  Our shareholders may also inspect a copy of the appraisal at our principal executive offices during regular business hours.

•                                          Other Going Private Transactions. The Board also considered premiums paid to shareholders in other going private transactions over the last five years. FVS discussed with the Board 38 transactions primarily involving reverse stock splits or cash out mergers for banks and thrift institutions. The Board considered the $10.00 closing price on October 31, 2007, which is consistent with the historical weighted average price for the twelve month period ended September 30, 2007 of $9.89. The weighted average price for the six months ended September 30, 2007 was $10.61 per share. The Put Price represents a 10.0% premium over that October 31, 2007 trading price and a 3.72% premium over the six month weighted purchase price. Premiums paid with respect to our selected peer group for other going private transactions ranged from –6.9% to 65.9%, with the median premium paid being 13.2%, and the first and third quartile averages being 19.5% and 6.2%, respectively. However, the selected peer group transactions primarily involved circumstances in which the shareholders receiving cash were given no option to retain any class of stock. Considering this, the Board believes the price to be paid to our Series A preferred shareholders who elect to exercise the put option to be fair for all shareholders.

Although it is difficult to determine what our Board as a whole or any individual Board member concluded from any one particular analysis, certain facts were compelling and discussed at great length. After consideration of all this information, our Board determined that the $11.00 per share Put Price is a fair price to be offered to unaffiliated shareholders receiving shares of Series A preferred stock at the effective time of the Reclassification. As a result of the fairness of this Put Price and the other characteristics of our Series A preferred stock, the Reclassification is fair in the opinion of our Board to those unaffiliated shareholders.

After determining the characteristics of our Series A preferred stock, comparing the relative rights and preferences of our Series A preferred stock with our common stock and receiving FVS’ valuation analysis, our Board concluded that a one Series A preferred share for one common share exchange was a fair exchange ratio for all of our unaffiliated shareholders. Although the characteristics of our Series A preferred stock are distinguishable from those of our common stock, the practical effect of many of the differences is not significant to those unaffiliated shareholders receiving Series A preferred stock in the Reclassification, as well as those unaffiliated shareholders who do not. Series A preferred shareholders who lose their voting rights had relatively little voting power as common shareholders, and the non-converting commons shareholders retain their voting power. Although there could be a more limited market for the Series A preferred stock, these Series A preferred shareholders will have 30 days to sell their stock to us with no broker fees at the Put Price. Series A preferred shareholders will have a liquidation preference. Series A preferred shareholders will also receive at least the same dividends as the common shareholders, and our Board does not anticipate awarding dividends solely to Series A preferred shareholders at this time. Also, both classes will be treated the same in the event of a merger, sale or other change of control of us. Due to the foregoing, in the opinion of our Board, our common stock and Series A preferred stock are distinct, but neither reflects a material advantage over the other when considering all of the characteristics of both classes of stock and the number of shares owned by such shareholders. As a result, the one share of common stock for one share of Series A preferred stock exchange ratio, as well as the Reclassification generally, is fair in the opinion of our Board to our unaffiliated shareholders.

Our Board of Directors also believes that the Reclassification is fair to shareholders who will continue to own shares of our common stock after the Reclassification. This belief is based on the Board’s consideration of the following material factors:

•                                          If we are able to terminate the registration of our common stock under the Exchange Act, we believe that the cost savings will benefit continuing shareholders. These cost savings include known and unknown legal, auditing, accounting and other expenses which will be incurred by public companies under the Sarbanes-Oxley Act. Also, our officers, directors and other management will be able to better focus its resources on our business opportunities. Our Board believes these cost savings and increase in focus should enhance our ability to increase our profitability.

•                                          If we succeed in deregistering our common stock with the SEC, we will no longer be subject to the SEC reporting or proxy disclosure requirements. However, we intend to continue to provide annual audited financial information and quarterly unaudited financial reports to our shareholders. These financial statements, including our balance sheet and profit and loss statement, sent as part of quarterly investor reports from our CEO, will be provided to all shareholders of record soon after the end of each fiscal quarter and year end, and may not contain information in the same format nor to the same depth as that contained in the Forms 10-KSB and 10-QSB that we report today. We will also be subject to the regulatory and supervisory authority of other governmental agencies applicable to bank holding companies and state chartered banks, including the Federal Reserve Board, the FDIC, and the Texas Department of Banking.

•                                          Our Board anticipates that our common stock will be traded on the Pink Sheets following the Reclassification, but since we will no longer be subject to the Exchange Act reporting requirements, this could adversely affect the liquidity, trading volume and marketability of our common stock, although as noted previously, trading volume of our common stock has been limited. However, we believe any loss in liquidity resulting from not reporting publicly to the SEC is outweighed by the other advantages of this going private transaction.

The transaction is not structured so that approval of at least a majority of unaffiliated shareholders is required. Our Board determined that any such voting requirement would usurp the power of the holders of a large portion of our outstanding shares to consider and approve the proposed Amendment as provided under Texas law and our charter documents.

No independent committee of the Board has reviewed the fairness of the Reclassification proposal. However, the Special Committee comprised of members who will both continue as common shareholders and who will receive Series A preferred shares following the Reclassification, did review the proposal and recommended its approval to the Board. Further, no unaffiliated representative acting solely on behalf of the unaffiliated shareholders for the purpose of negotiating the terms of the Reclassification or preparing a report covering the fairness of the Reclassification and the Put Price was retained by us or by a majority of directors who are not employees of ours. Again, however, the Board committee tasked with review and recommendation of the Reclassification proposal did include a representative of the Treaty Oak Bank Board who will receive Series A preferred shares (and will retain no common stock) as a result of the Reclassification. The Board did elect to engage an independent financial advisor to ensure the fairness of the Put Price. The Board’s vote in recommending the Reclassification was unanimous (except for Mr. Bendele, who abstained from voting on the matter because he was appointed to the Board on the same day the Board approved the transaction).

We acknowledge that as of the close of business on January 11, 2008, which is the record date for determining those shareholders entitled to vote on the Amendment, three of our directors will beneficially own and control less than 2,500 shares of our common stock in at least one record holder capacity and will receive Series A preferred shares in the Reclassification and one member of the Treaty Oak Bank Board of Directors who served on the Special Committee that recommended the Reclassification will also receive Series A preferred shares.

With respect to unaffiliated shareholders’ access to our corporate files, the Board determined that this Proxy Statement, together with our other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the Reclassification. The Board also considered the fact that under Texas corporate law, and subject to certain conditions set forth under Texas law, shareholders have the right to review our relevant books and records of account. Our Board did not consider these steps necessary to ensure the procedural fairness of the Reclassification. Our Board determined that such steps would be costly and would not provide any meaningful additional benefits. Thus, we have not made any provision in connection with the Reclassification to grant unaffiliated shareholders access to our corporate files or to obtain counsel or appraisal services at our expense.

After considering the factors described above, our Board believes that the Reclassification is fair, notwithstanding the absence of such an unaffiliated shareholder approval requirement, independent committee or unaffiliated representative. Our Board believes that the Reclassification is procedurally fair because after consideration of all aspects of the proposed transaction as described above, all of the directors approved the proposed Amendment. In addition, the Board recognizes that all shareholders owning less than 2,500 shares of common stock have (or have had) the opportunity to (i) buy more shares of common stock prior to the Record Date to exceed the 2,500 share threshold or (ii) put those shares in “street name” with a broker that holds of record 2,500 or more shares of our common stock prior to the record date. Either of these alternatives will allow the shareholders to retain their common stock following the Reclassification. The Board recognizes that purchasing shares of our common stock prior to the effective time of the Reclassification may be difficult due to the relative lack of a trading market for our common stock; however, the Board has intentionally attempted to devise a transaction which will give all unaffiliated shareholders the most alternatives which could reasonably be available while accomplishing its “going private” objectives.

Our Board also believes that the Reclassification is procedurally fair, as compared to other going private transactions considered by the Board, because it is the only alternative that allowed smaller shareholders the opportunity to decide whether or not to remain an equity investor of Treaty Oak. After the Reclassification, Series A preferred shareholders will have the opportunity to remain equity owners of Treaty Oak or cash out at the Put Price. Other possible going private transactions which would insure success in deregistering us as an Exchange Act reporting company, such as a reverse stock split, would not give small shareholders this choice. The shareholders primarily affected by the transaction (i.e. those owning less than 2,500 shares) have some ability to determine their ownership status with us.

For the reasons discussed above, our Board of Directors believes that the Reclassification is substantively and procedurally fair to our shareholders, including unaffiliated shareholders, and in the best interests of us and our shareholders.

Opinion of Financial Advisor

Overview. The Board of Directors of the Company retained Financial Valuation Services, LC (d/b/a Fowler Valuation Services) (“FVS”) to act as its financial advisor in connection with the Reclassification. As part of its engagement, FVS performed a valuation of the Company’s common stock as of October 18, 2007 and rendered an opinion in regard to the fairness of the Put Price, from a financial point of view, to the Company’s shareholders. In connection with providing its valuation and fairness opinion, FVS received no specific instructions from the Company’s Board of Directors other than to provide its opinion in regard to the fair value of the Company’s common stock and its opinion in regard to whether the Put Price was fair to the Company’s shareholders from a financial point of view.

A copy of FVS’ fairness opinion is attached hereto as Appendix B. You should read FVS’ fairness opinion carefully and in its entirety. The following summary of FVS’ opinion is qualified in its entirety by reference to the full text of the opinion. FVS’ opinion is addressed to the Company’s Board of Directors and is not a recommendation to any shareholder as to how the shareholder should vote in regard to the Reclassification or whether the shareholders should elect to receive the Put Price.

Background of FVS. Founded in 1996, FVS is a business valuation and financial consulting firm which specializes in valuing businesses and business interests. In its ordinary course of business, FVS provides valuation opinions in many different types of businesses, including financial institutions and interests therein. The Company has agreed to pay FVS a fee of $41,000 for performing the valuation and providing the fairness opinion, and has agreed to indemnify FVS for certain liabilities arising out of the engagements. FVS provided valuation and financial consulting services to the Company in connection with its 2006 acquisition of Treaty Oak Holdings, Inc. and received a fee of $17,500 for providing such services. FVS may provide services to the Company in the future.

Factors Considered. In connection with providing its valuation, FVS considered: the history and nature of the Company, the economy, the Company’s book value and financial condition, its earning capacity, its dividend paying capacity, the value of intangible assets such as goodwill, prior sales of the Company’s stock, the market value of other firms which are traded actively in a free and open market, and information in regard to sales of bank companies located in Texas and surrounding states. Information reviewed in performing the engagements included, but was not limited to: documents relating to the Reclassification, including a draft Proxy Statement provided; the

Company’s audited financial statements for the fiscal years ended September 30, 2004 and September 30, 2005; the Company’s SEC Form 10Q for the period ended June 30, 2007; the Company’s audited balance sheet as of September 30, 2006; the Company’s unaudited income statement for the year ended September 30, 2006; the Company’s unaudited financial statements for the year ended September 30, 2007; the Company’s capitalization table dated September 30, 2007; an appraisal of PGI Equity Partners, LP’s (“PGIEP”) real property holdings located at 101 Westlake Drive prepared by American Realty Corporation; Highline Financial, LLC’s The Bank Report in regard to Treaty Oak Bank (the “Bank”), dated June 30, 2007; certain forecasts regarding Treaty Oak Bank and the Company; the Company’s and Treaty Oak Bank’s Board of Directors meeting minutes for 2007; information in regard to transactions whereby banking companies completed similar transactions; information made available in regard to the cost savings anticipated to be realized as a result of the proposed Reclassification; and information in regard to the Company’s historical stock price and trading volume.

In performing the valuation and providing the fairness opinion, FVS has assumed and relied on, without independent verification, the accuracy and completeness of the financial, accounting, business, legal, tax, and other information discussed with or furnished to FVS by Treaty Oak, published sources, and materials otherwise made available. FVS expresses no opinion in regard to legal, regulatory, tax, or accounting issues related to the Reclassification. FVS has assumed there have been no material changes in the Company’s financial condition or earning capacity since the date of the most recently financial information provided. FVS’ opinion is necessarily based on upon market, economic, and other conditions as of the date hereof. With regard to financial forecasts prepared and made available by the Company’s management, including forecasts of cost savings to be realized from the Reclassification, FVS has assumed that this information reflects the best available estimates and judgments of the Company’s management in regard to future performance and that the projections provide a reasonable basis upon which FVS could provide its advisory services. The projections were based upon a number of variables and assumptions, and actual results could vary significantly from those set forth in the projections.

Summary of Financial Analysis. As part of providing its advisory services to the Company’s Board of Directors, FVS performed a variety of financial and comparative methodologies, which are summarized below. FVS believes these analyses must be considered as a whole. Selecting certain portions of them, without considering all of the analysis and factors considered, could create an incomplete understanding of the process underlying the analyses and a misleading and/or incomplete understanding of FVS’ written opinion as to the fairness of the Reclassification from a financial point of view. The preparation of a financial advisor’s opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of those analyses. In addition, for purposes of providing its opinion, FVS has assumed that the Reclassification will be completed in accordance with the terms set forth in the Proxy Statement, without any material changes in its terms or conditions. FVS does not express any opinion in regard to whether any alternative transaction may produce consideration for the holders of the Company’s common stock in excess of that contemplated in the Transaction. The opinion provided to the Company’s Board of Directors was necessarily based upon relevant conditions as of the date of the letter opinion. Subsequent events may affect the opinion. FVS does not have any obligation or commitment to update, revise, or reaffirm its valuation or opinion in regard to the fairness, from a financial point of value, of the Put Price.

Fair Value of the Company’s Common Stock. In performing the valuation of the Company’s common stock, FVS relied on all three principal valuation approaches. In particular, FVS relied on the earnings and market approaches to arrive at an indication of the value of the Bank. We relied on the asset approach to arrive at an indication of the value of Company’s interests in PGIEP/PGI Capital and Treaty Oak Financial Holdings, Inc. (“TOFHI”). We also relied on the asset approach to arrive at an indication of the value of the Company. Finally, we also considered information in regard to the prices at which the Company’s stock has traded as well as its trading activity.

The Bank

Discounted Dividend Analysis. To arrive at an indication of the value of the Bank using the earnings approach, FVS utilized a discounted dividend paying capacity methodology. This discounted dividend method calculated the present value of the future cash flows that the Bank could pay to its investors in the form of dividends based on asset growth, return on average assets, equity retention, and required rate of return assumptions. As shown below, the Bank’s assets are projected to grow 23.6% in 2008, 17.6% in 2009, 18.7% in 2010, 10% in 2011 and 2012, and 6% per year thereafter. The Bank’s return on average assets is projected to equal 0.55% in 2008, 1.09% in 2009, and 1.45% per year thereafter.

TREATY OAK BANK

EARNINGS & DIVIDEND PAYING CAPACITY MODEL

($s in Thousands)

					Income (1)
Year	Asset	Total	Average	Return on	Before
Ended	Growth	Assets	Assets	Average Assets(1)	Extraord.s	Equity
12/31/2002	n/a	$12,906	n/a	n/a	$(272)	$1,068
12/31/2003	-6.0%	$12,130	$12,518	0.57%	$71	$1,141
12/31/2004	202.0%	$36,638	$24,384	-4.05%	$(988)	$9,305
12/31/2005	52.5%	$55,880	$46,259	-0.88%	$(405)	$8,897
12/31/2006	60.9%	$89,895	$72,888	1.06%	$776	$9,677
9/30/2007	21.0%	$110,566	$100,959	0.85%	$863	$10,275

Current
9/30/2008	23.6%	$136,661	$123,613	0.55%	$684	$10,958
9/30/2009	17.6%	$160,698	$148,680	1.09%	$1,617	$12,575
9/30/2010	18.7%	$190,696	$175,697	1.45%	$2,547	$15,122
9/30/2011	10.0%	$209,765	$200,230	1.45%	$2,903	$18,025
9/30/2012	10.0%	$230,742	$220,253	1.45%	$3,194	$21,219
Residual	6.0%	$244,586	$237,664	1.45%	$3,446	$24,665

(1) 2007 = Latest Twelve Months Figures.

* Numbers may not foot due to rounding.

Assuming the Bank is required to maintain an equity balance equal to 7% of tangible equity, it is projected to be able to pay dividends to its shareholders of $146,000 in 2009, $458,000 in 2010, $1,582 in 2011, $1,741 in 2012, and $2,481 in the Residual period. The Residual period represents all years after 2012. Further, the Bank’s dividend paying capacity is projected to grow at a long term average annual rate of 6% per year.

TREATY OAK BANK

EARNINGS & DIVIDEND PAYING CAPACITY MODEL

($s in Thousands)

	Adjusted
	Tangible	Adjusted
Year	Equity/	Tangible	Dividend	Dividend
Ended	Assets	Equity	%	Capacity
12/31/2002			0.00%	$—
12/31/2003			0.00%	$—
12/31/2004			0.00%	$—
12/31/2005			0.00%	$—
12/31/2006			0.00%	$—
9/30/2007			0.00%	$—

Current	8.21%	$9,079	n/a	$—
9/30/2008	7.15%	$9,773	0.00%	$—
9/30/2009	7.00%	$11,254	9.00%	$146
9/30/2010	7.00%	$13,353	18.00%	$458
9/30/2011	7.00%	$14,684	54.50%	$1,582
9/30/2012	7.00%	$16,147	54.50%	$1,741
Residual	7.00%	$17,122	72.00%	$2,481

As shown below and in the financial exhibits to the valuation report, discounting the Bank’s projected 2008 — 2012 dividend paying capacity utilizing a 12% discount rate, capitalizing the Residual dividend stream by dividing it by this 12% discount rate less the 6% long term average growth rate, and summing the results resulted in an indication of the present value of the Bank’s future dividends, on an as if control, non-marketable basis, was found to be $25,900,632.

TREATY OAK BANK

PRESENT VALUE OF FUTURE DIVIDEND PAYING CAPACITY

($s in Thousands)

			12.0%
		Dividend	Present Value	Present
Year		Capacity	Factor @ 12%	Value
Current		$—	1.0000	$—
9/30/2008		$—	0.8929	$—
9/30/2009		$146	0.7972	$116
9/30/2010		$458	0.7118	$326
9/30/2011		$1,582	0.6355	$1,006
9/30/2012		$1,741	0.5674	$988
Residual	6%	$41,354	0.5674	$23,465
Control, Non-Marketable Value of Bank:				$25,901

Comparable Company Analysis. In using the market approach to value the Bank, FVS relied on data in regard to sales of privately held banks made available by SNL Securities, as well as information in regard to the prices at which the shares of actively traded Texas based banks traded as of the valuation date. In regard to sales of privately held banks, FVS analyzed operational and pricing multiple data in regard to sales of 165 banks in Texas and surrounding states which sold between January 1, 2004 and September 20, 2007. In particular, we analyzed the location of the banks which sold, the amount of their assets and equity, their return on average assets, their return on average equity, their non-performing assets, their efficiency ratio, and the operating expenses to average assets.  For a list of such banks, see Appendix E to this proxy statement.  Based on FVS’ analysis of the banks relative to the Bank and the transaction data, FVS selected a price to earnings, a price to equity, a price to tangible equity, a price to asset, and a price to deposits multiple. FVS applied the selected pricing multiples to the Bank’s fiscal year end September 30, 2007 financial results, and arrived at preliminary indications of value. FVS then weighted the preliminary indications of value and summed the results to arrive at an indication of the value of 100% of the Bank on a control, non-marketable basis of $25,976,066.

	Price/		Price/
	Latest Twelve Months	Price/	Tang.	Price/	Price/
	Earnings	Equity	Equity	Assets	Deposits
	(x)	(x)	(x)	(%)	(%)

High	71.9	4.7	5.1	43.1	48.8
Low	1.3	0.5	0.5	2.8	3.0
Median	21.3	2.1	2.1	20.5	23.6
Average	25.4	2.2	2.3	20.3	24.1
Std. Dev.	14.4	0.8	1.0	6.5	7.6

Suggested Multiples:	28.0	2.6	2.9	24.0	26.0

Treaty Oak Bank:	$870,344	$10,274,869	$9,079,459	$110,565,537	$99,730,310

Preliminary Indications of Value:	$24,369,632	$26,714,659	$26,330,431	$26,535,729	$25,929,881

Weighting:	20.0%	20.0%	20.0%	20.0%	20.0%

Weighted Value:	$4,873,926	$5,342,932	$5,266,086	$5,307,146	$5,185,976

Indicated Control, Non-Marketable Value of Bank:	$25,976,066

To arrive at an indication of the value of the Bank using the public guideline company method FVS analyzed operational and financial information in regard to nine actively traded Texas based banking companies: Cullen/Frost, First Financial Bankshares, Franklin Bank Corp, International BancShares Corp, Metrocorp Bancshares, Prosperity Bancshares, Southside Bancshares, Sterling Bancshares, and Texas Capital Bancshares. In particular, we considered the size of the public guideline banking companies, their equity to assets ratio, their return on assets, and their return on equity relative to the Bank. Based on FVS’ analysis, FVS selected a price to assets, a price to equity, and a price to earnings multiple. FVS applied the selected pricing multiples to the Bank’s fiscal year end September 30, 2007 financial results to arrive at preliminary indications of value. FVS then weighted these preliminary indications of value and arrived at an indication of the value of the Bank on a minority, marketable basis of $26,110,650.

				Enterprise Value to Assets	Enterprise Value to Equity	Enterprise Value to Latest Twelve Months Earnings

				0.33	5.16	35.94
				0.11	1.38	11.86
				0.25	2.40	18.37
				0.24	2.76	22.14

Suggested Multiple:				0.24	2.50	30.00

Treaty Oak Bank:	9.29%	0.79%	8.47%	$110,565,537	$10,274,869	$870,344

Suggested Value:				$26,535,729	$25,687,173	$26,110,320

Weighting:				33.3%	33.4%	33.3%

Weighted Value:				$8,836,398	$8,579,516	$8,694,737

Minority, Marketable Value of Treaty Oak Bank:				$26,110,650

The shares of the public guideline banking companies are actively traded. Although the shares of the Bank are not traded on an exchange, the Company owns 100% of its outstanding shares. With a 100% ownership position, the Company has absolute control over its day to day operations, including the right to sell it. Should the Company desire to sell the Bank FVS believes that it could do so in a relatively short timeframe and at a price in line with that found based on our analysis. Thus, to reflect the illiquidity of the Bank relative to the liquidity of the actively traded public banks’ shares, FVS applied a 9.1% discount for lack of marketability and arrived at an indication of the value of the Bank on a minority, non-marketable basis of $23,734,581.

Minority, Marketable Value of Treaty Oak Bank:	$26,110,650
Less: Discount for Lack of Marketability (9.1%):	$(2,376,069)
Minority, Non-Marketable Value of Treaty Oak Bank:	$23,734,581

The Company owns 100% of the Bank.  However, shares of publicly traded banks trade in minority, or non-controlling, blocks. Thus, the indication of value found utilizing the multiples at which the public guideline companies’ shares trade reflects a minority, or non-controlling, ownership position. When publicly traded companies are acquired, the acquirer typically pays a premium over the price at which the acquired company’s minority shares trade. Thus, to adjust the indication of value found using the public guideline company data to be consistent with the Company’s 100% ownership position FVS applied an adjustment to reflect the Company’s controlling position. To arrive at an appropriate premium for control FVS analyzed data made available in the MergerStat/Shannon Pratt’s Control Premium Study database (“MergerStat”), which reported the average and median control premiums paid in acquisitions of 69 state commercial banks between January 1, 2006 and October 18, 2007 were 26.4% and 20.3%, respectively. Based on FVS’ understanding of the Bank and the empirical data in regard to control premiums made available by MergerStat, FVS applied a 25% control premium to the minority, non-marketable value found above to arrive at an indication of the value of the Bank on a control, non-marketable basis of $29,668,226.

Minority, Non-Marketable Value of Treaty Oak Bank:	$23,734,581
Plus: Control Premium (25%):	$5,933,645
Control, Non-Marketable Value of Treaty Oak Bank:	$29,668,226

The next step in FVS’ analysis was to reconcile the indications of value found using the earnings approach – discounted dividend method, the private company merger & acquisition method, and the public company guideline method. The private company merger & acquisition method involved the study of a large number of actual sales of banks in Texas and surrounding states. Thus, FVS believes that a knowledgeable investor considering the Bank would apply a weighting of 50% to the indication of value found using the private company merger & acquisition method. In FVS’ opinion, the indications of value found using the discounted dividend method and the public guideline company method would be considered equally relevant and would each be weighted by 25%. Applying these weights and summing the results produced an indication of the value of 100% of the Bank on a control, non-marketable basis of $26,880,248, rounded to $26,880,000.

For purposes of its analysis, FVS utilized the following financial projections provided by Treaty Oak:

Treaty Oak Bank 3 Year Forecast

Financial Summary

(Dollars in 000s)

As of 04/23/07

	2007 Recast	2007 Recast	2008	2008	2009	2009	2010	2010
Financial Category Summary	Full Year (1)	At Year End	Full Year (1)	At Year End	Full Year (1)	At Year End	Full Year (1)	At Year End
Gross Loans	72,780	86,332	93,792	105,166	124,591	135,966	149,408	160,782
Loan Loss Reserve	(610)	(757)	(875)	(974)	(1,091)	(1,191)	(1,308)	(1,407)
Net Loans	72,170	85,575	92,917	104,192	123,500	134,775	148,100	159,375
Other Assets	16,349	11,696	27,870	32,469	23,257	25,923	28,734	31,321
Total Assets	88,519	97,271	120,788	136,661	146,757	160,698	176,834	190,696

Demand Deposits	24,325	23,573	27,364	30,692	34,406	37,482	41,044	44,058
Other Deposits	54,158	63,290	81,861	93,540	98,719	108,380	119,605	129,104
Total Deposits	78,484	86,862	109,225	124,231	133,125	145,862	160,650	173,162
Other Liabilities	299	317	608	642	737	831	907	983
Total Liabilities	78,783	87,179	109,833	124,874	133,862	146,693	161,557	174,145
Total Capital	9,736	10,092	10,955	11,787	12,896	14,004	15,277	16,551
Total Liabilities/Capital	88,519	97,271	120,788	136,661	146,757	160,698	176,834	190,696

Interest on Loans	6,747		8,927		11,143		13,359
Other Interest	549		(50)		710		903
Total Interest Income	7,296		8,877		11,853		14,262
Total Interest Expense	(2,487)		(3,112)		(4,559)		(5,489)
Other Income	349		537		763		1,052
Total Income	5,157		6,302		8,058		9,825

Provision for Loan Loss	213		344		357		430
Salaries & Benefits	2,145		2,846		3,214		3,549
Other Expense	1,790		2,279		2,461		2,658
Teller Losses	4		4		4		4
Total Expense	4,152		5,473		6,036		6,641

Gross Profit	1,006		829		2,022		3,183
Extraordinary Items	(201)		(145)		(404)		(637)
Net Profit (pre-tax)	804		684		1,617		2,547

Key Performance Metrics
Return on Assets	0.92%		0.57%		1.10%		1.44%
Return on Equity	7.78%		6.24%		12.54%		16.67%
Average Earning Asset Yield	8.87%		7.86%		8.63%		8.61%
Net Interest Margin	5.65%		4.77%		4.97%		4.96%
Expense/Revenue Ratio	80.50%		86.86%		74.92%		67.60%
Core Deposit/FTE Ratio ($)	$1,557		$1,987		$2,220		$2,518
Revenue/FTE Ratio ($)	$120		$144		$161		$185
Non-Interest Expense Ratio	4.45%		4.25%		3.87%		3.51%
FTEs (#)	43.00		43.75		50.00		53.00
ALLL Ratio	0.84%		0.93%		0.88%		0.88%
ALLL + Cap Reserve Ratio	1.24%		1.25%		1.12%		1.08%
Loan/Deposit Ratio	92.92%		85.07%		92.77%		92.19%
Liquidity Ratio	16.07%		21.58%		13.94%		14.47%
Tier I Leverage Ratio	9.57%		8.37%		8.18%		8.28%
Tier I RBC Ratio	9.74%		9.32%		9.17%		9.42%
Total RBC Ratio	10.57%		10.08%		10.00%		10.27%

(1) Note: Asset and liability amounts are reported as average daily balances

Treaty Oak Bank 3 Year Forecast w/ Extra Branches

Financial Summary

(Dollars in 000s)

As of 09/19/07

	2007	2007	2008	2008	2009	2009	2010	2010
Financial Category Summary	Full Year (1)	At Year End	Full Year (1)	At Year End	Full Year (1)	At Year End	Full Year (1)	At Year End
Gross Loans	74,264	80,393	93,683	105,198	121,952	136,530	156,463	174,531
Loan Loss Reserve	(665)	(768)	(765)	(1,005)	(962)	(1,078)	(1,236)	(1,379)
Net Loans	73,599	79,625	92,917	104,192	120,990	135,452	155,227	173,152
Other Assets	21,794	24,721	27,870	32,469	36,720	40,381	45,646	50,653
Total Assets	95,393	104,345	120,788	136,661	157,710	175,834	200,873	223,805

Demand Deposits	25,401	25,844	27,364	30,692	34,406	37,482	41,044	44,058
Other Deposits	59,230	67,713	81,861	93,540	109,113	122,399	141,041	158,123
Total Deposits	84,631	93,557	109,225	124,231	143,519	159,881	182,085	202,181
Other Liabilities	868	573	608	642	739	835	1,851	2,867
Total Liabilities	85,500	94,130	109,833	124,874	144,258	160,717	183,937	205,049
Total Capital	9,893	10,215	10,955	11,787	13,452	15,117	16,937	18,756
Total Liabilities/Capital	95,393	104,345	120,788	136,661	157,710	175,834	200,873	223,805

Interest on Loans	6,756		8,009		10,250		13,143
Other Interest	714		868		1,282		1,589
Total Interest Income	7,470		8,877		11,532		14,732
Total Interest Expense	(2,533)		(3,112)		(4,333)		(5,488)
Other Income	301		537		820		1,195
Total Income	5,238		6,302		8,019		10,439

Provision for Loan Loss	295		344		318		405
Salaries & Benefits	2,046		2,846		3,426		4,400
Other Expense	1,801		2,279		2,733		3,282
Teller Losses	3		4		4		4
Total Expense	4,144		5,473		6,481		8,091

Gross Profit	1,093		829		1,538		2,349
Extraordinary Items	(219)		(145)		(307)		(460)
Net Profit (pre-tax)	874		684		1,230		1,889

Key Performance Metrics
Return on Assets	0.92%		0.57%		0.78%		0.92%
Return on Equity	7.78%		6.24%		9.14%		10.86%
Average Earning Asset Yield	8.87%		7.86%		7.77%		7.78%
Net Interest Margin	5.65%		4.77%		4.56%		4.58%
Expense/Revenue Ratio	80.50%		86.86%		80.83%		77.88%
Core Deposit/FTE Ratio ($)	$1,557		$1,910		$1,944		$2,022
Revenue/FTE Ratio ($)	$120		$138		$140		$158
Non-Interest Expense Ratio	4.45%		4.25%		3.91%		3.83%
FTEs (#)	43.00		45.52		57.08		66.00
ALLL Ratio	0.84%		0.82%		0.79%		0.79%
Loan/Deposit Ratio	92.92%		85.07%		84.30%		85.25%
Liquidity Ratio	16.07%		21.58%		22.32%		21.95%
Tier I Leverage Ratio	9.57%		7.82%		7.97%		7.89%
Tier I RBC Ratio	9.74%		9.40%		9.53%		9.63%
Total RBC Ratio	10.57%		10.08%		10.27%		10.38%

(1) Note: Asset and liability amounts are reported as average daily balances

With regard to the Treaty Oak projections set forth above, Treaty Oak has advised FVS that:

•      these projections were not prepared with a view toward public disclosure or compliance with the published guidance of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts;

•      these projections do not represent the Bank’s current or final forecasts for the periods presented;

•      the projections were prepared solely for internal use and management decision-making, are subjective in many respects, and thus are subject to interpretations and periodic revisions based on actual experience and business developments;

•      these projections reflect numerous assumptions made by the Bank’s management with respect to industry performance, general business, economic, market and financial conditions, uncertainties and contingencies, and other matters, all of which are difficult to predict and many of which are beyond the control of the Bank;

•      these projections are based on assumptions and observations about business conditions as of the date provided to FVS and not as of any other date and, therefore, would change based on assumptions or observations after such date;

•      there can be no assurance that assumptions made in preparing these projections will prove accurate, although management of the Bank believes the assumptions were reasonable when made;

•      actual results will probably differ from these projections, possibly by material amounts;

•      the inclusion of these projections should not be regarded as an indication that the Bank considered or consider them to be a reliable prediction of future events, and the projections should not be relied upon as such; and

•      Treaty Oak has not made and does not make any representation to any person regarding the ultimate performance of it or the Bank compared to these projections, and neither company intends to update or otherwise revise these projections to reflect circumstances existing after the date when they were provided to FVS or to reflect the occurrence of future events, even if any or all of the assumptions underlying the projections are shown to be in error.

TREATY OAK BANK

RECONCILIATION & CONCLUSION OF VALUE

	Indication of		Weighted
Method	Value	Weighting	Value
Discounted Dividends Method	$25,900,632	25%	$6,475,158

Texas Publicly Traded Banks	$29,668,226	25%	$7,417,056

Bank Merger & Acquisition Data Method	$25,976,066	50%	$12,988,033

Control, Non-Marketable Value of Bank:			$26,880,248

	Rounded to:		$26,880,000

PGI Equity Partners & PGI Capital

The Company owns 100% of PGIEP. This ownership consists of a 94.5% limited partnership interest as well as 100% of its general partner, PGI Capital, which owns a 5% general partnership interest and a 0.5% limited partnership interest. PGIEP’s primary asset is the real property from which the Bank and other professional service providers operate at 101 Westlake Drive in Austin, TX. A real estate appraisal prepared by American Realty Corporation opines that the market value of the fee simple interest in the subject real property, as of October 10, 2007, was $4,500,000. For purposes of its evaluation, FVS has adopted this market value as correct without independent investigation or due diligence. Adding in $62,000 of cash and $80,000 of other assets (other assets includes escrowed money for taxes & insurance, prepaid expenses, and tenant deposits), which PGIEP owned as of the date of the evaluation, resulted in a total asset figure of $4,642,000 for PGIEP and PGI Capital. Subtracting $2,860,000 of liabilities (including a $2,604,000 mortgage payable), which PGIEP was subject to as of the date of the evaluation, resulted in an indication of the value of 100% of PGIEP’s & PGI Capital’s equity, or their collective net asset value, or $1,782,000.

PGI Equity Partners & PGI Capital

Market Value Balance Sheet

As of September 30, 2007

Cash & Equivalents	$62,000
Real Property @ 101 Westlake	$4,500,000
Other Assets (1)	$80,000
TOTAL ASSETS	$4,642,000

Accounts Payable & Accrued Expenses	$23,000
Accrued Interest Payable	$14,000
Property Mortgage	$2,604,000
Note Payable	$200,000
Other Liabilities	$19,000
TOTAL LIABILITIES	$2,860,000

EQUITY / NET ASSET VALUE	$1,782,000

TOTAL LIABILITIES & EQUITY	$4,642,000

(1) Excludes $77,000 of Intangible Capitalized Loan Costs.

Treaty Oak Financial Holdings

TOFHI, a Texas corporation, is a passive holding company and a wholly-owned subsidiary of Treaty Oak. As of September 30, 2007, its total assets were $281,000. These assets consisted of $64,000 of cash, a $167,000 loan receivable from Hamann, Ernstmeyer & Williamson (“HEW”), and accrued interest receivable of $50,000. The $167,000 note receivable from HEW is secured by 450,000 warrants to purchase the Company’s common stock with exercise prices of the greater of book value or $6.67 per share. TOFHI did not have any liabilities. Thus, the value of 100% of its equity, or its net asset value, was found to be $281,000.

Treaty Oak Financial Holdings, Inc.

Market Value Balance Sheet

As of September 30, 2007

Cash & Equivalents	$64,000
Loan Receivable	$167,000
Accrued Interest Receivable	$50,000
TOTAL ASSETS	$281,000

LIABILITIES	$—

EQUITY / NET ASSET VALUE	$281,000

TOTAL LIABILITIES & EQUITY	$281,000

Treaty Oak Bancorp

As discussed above, FVS utilized the asset approach to arrive at an indication of the value of the Company’s equity. In doing so, FVS started by analyzing its consolidating balance sheet as of the year ended September 30, 2007. Based on this analysis, we added its $2,884,000 of cash & equivalents; the values found above for TOFHI, PGIEP & PGI Capital, and the Bank; and its other assets to arrive at a total asset balance of $31,966,000. Subtracting $78,000 of liabilities resulted in an indication of the value of 100% of the Company’s equity, or its net asset value, on a non-marketable basis of $31,888,000.

TREATY OAK BANCORP, INC.

MARKET VALUE BALANCE SHEET

AS OF SEPTEMBER 30, 2007

Cash & Cash Items	$37,000
Due From Banks	$2,847,000
Total Cash & Equivalents	$2,884,000

100% Interest in TOFHI	$281,000
100% Interest in PGI Capital/PGIEP	$1,782,000
100% Interest in Treaty Oak Bank	$26,880,000
Total Investments & Subsidiaries & Affiliates	$28,943,000

Loan Receivable	$100,000
Interest Receivable	$13,000
Due From Affiliates	$11,000
Other Assets (1)	$15,000

TOTAL ASSETS	$31,966,000

Accounts Payable	$69,000
Other Liabilities	$9,000
TOTAL LIABILITIES	$78,000

STOCKHOLDERS EQUITY / NET ASSET VALUE	$31,888,000

TOTAL LIABILITIES & EQUITY	$31,966,000

(1) Excludes $7,000 of Intangible Capitalized Acquisition Costs.

Fair Value of the Company’s Shares

As shown above, FVS found the value of 100% of the Company’s equity, or its net asset value, on a non-marketable basis to be $31,888,000. As of the valuation date, the Company had a total of 916,429 outstanding options and warrants to purchase common stock at exercise prices which ranged from $6.16 to $10.95 per share. Adding in the $6,994,194 which the Company would receive from the exercise of these options and warrants resulted in a value of $38,882,194. Finally, dividing this $38,882,194 by the 3,875,031 fully diluted shares outstanding produced an indication of the value of $10.03 per share.

The values found for the Bank, PGIEP & PGI Capital, and TOFHI were on a control, non-marketable basis. The net asset value of the Company found above was also on a control, non-marketable basis. As noted above, the Company’s common stock is traded on the Over-the-Counter Bulletin Board Electronic Quotation System under the symbol “TOAK.”  However, trading in the shares is very limited. The Company’s stock traded on a total of 46 days during the previous 24 months. To incorporate the relative marketability of the shares, FVS applied a 10% marketability premium to the $10.03 found above and arrived at an indication of the fair value of the shares, as of the valuation date, of $11.03 per Share, rounded to $11.00 per Share.

Net Asset Value	$31,888,000
Plus: Proceeds From Options & Warrants	$6,994,194
Net Asset Value Plus Option & Warrant Proceeds	$38,882,194
Divided by Fully Diluted Shares	3,875,031
Non-marketable Value Per Share	$10.03
Plus: Marketability Premium (10%)	$1.00
Indicated Fair Value Per Share	$11.03

Rounded to	$11.00

Historical Trading Price and Volume. As noted above, FVS considered the prices at which the Company’s stock price has traded and its trading history. The Company’s common stock traded on 46 days over the past 24 months. The most recent trade occurred on October 31, 2007, when 400 shares traded at a price of $10.00 per share. During the fiscal years 2006 and 2007, the quarterly weighted average stock prices and cumulative weighted average stock prices were as follows:

	Q 1	Q 2	Q 3	Q 4

Fiscal 2006:
Quarter weighted average price	$8.50	$8.44	$8.39	$8.62
Cumulative weighted average price	$8.50	$8.47	$8.44	$8.49

Fiscal 2007:
Quarter weighted average price	$8.26	$10.09	$10.97	$10.24
Cumulative weighted average price	$8.26	$9.16	$9.77	$9.89

Reclassification Premium Analysis. In addition to the financial analyses discussed above, FVS considered data in regard to transactions similar in nature to the Reclassification to determine what premium, if any, has been paid as part of these transactions. As shown below, FVS analyzed 39 transactions deemed comparable during the past approximately 5 years. These transactions were undertaken for the primary purpose of deregistering these companies’ common stock from Exchange Act reporting requirements. The below calculated premiums are based on the companies’ stock prices one-day prior to the announcements of the transactions.

	Announce	Assets	Transaction	Transaction
Company	Date	($ 000’s)	Value	Type	Premium
Northway Financial, Inc.	4/16/2007	$650,877	$5,033,000	Reverse Stock Split	24.54%
Ohio State Bancshares, Inc.	2/21/2007	$143,309	$1,852,500	Reverse Stock Split	1.72%
South Street Financial	12/11/2006	$268,848	$768,640	Conversion to Preferred with Put Price	10.99%
Harbor Bankshares Corporation	5/12/2006	$250,955	$386,818	Cash Out Merger	17.00%
Home City Financial Corporation	1/26/2006	$149,553	$239,404	Reverse Stock Split	6.00%
County Bank Corp	10/7/2005	$255,611	$2,902,680	Reverse Stock Split	2.40%
First Citizens Bancorporation, Inc.	9/13/2005	$4,991,346	$21,751,590	Cash Out Merger	24.58%
Illini Corporation	8/19/2005	$253,463	$1,848,785	Cash Out Merger	3.80%
Iowa First Bancshares Corp.	7/22/2005	$376,429	$2,478,132	Reverse Stock Split	10.90%
Cherokee Banking Company	7/1/2005	$164,843	$3,398,664	Cash Out Merger	14.50%
FC Banc Corp.	6/24/2005	$162,234	$1,881,152	Cash Out Merger	2.20%
Guaranty Bancshares, Inc.	6/7/2005	$564,295	$1,481,976	Cash Out Merger	7.10%
FFD Financial Corporation	5/24/2005	$139,705	$1,482,000	Reverse Stock Split	23.00%
Home Loan Financial Corporation	5/18/2005	$160,342	$1,754,164	Reverse Stock Split	30.50%
Community Investors Bancorp Inc.	5/17/2005	$122,762	$602,280	Reverse Stock Split	13.20%
United Tennessee Bankshares, Inc.	4/14/2005	$122,659	$5,713,400	Cash Out Merger	20.50%
Northeast Indiana Bancorp, Inc.	3/16/2005	$232,611	$331,867	Reverse Stock Split	17.50%
ASB Financial Corp.	3/3/2005	$172,961	$1,985,659	Reverse Stock Split	11.40%
First Manitowoc Bancorp, Inc.	2/25/2005	$606,753	$1,844,700	Cash Out Merger	27.90%
Benchmark Bankshares, Inc,	12/23/2004	$284,623	$11,796,169	Reverse Stock Split	11.80%
KS Bancorp, Inc.	12/22/2004	$223,208	$1,418,040	Reverse Stock Split	23.10%
Commercial National Financial Corp.	11/18/2004	$243,859	$8,750,000	Cash Out Merger	13.60%
Fidelity Federal Bancorp	11/11/2004	$201,842	$2,000,000	Reverse Stock Split	6.30%
Blackhawk Bancorp, Inc.	10/22/2004	$415,911	$995,566	Reverse Stock Split	27.10%
Sturgis Bancorp, Inc.	9/29/2004	$312,431	$588,832	Cash Out Merger	18.10%
Wells Financial Corp.	9/28/2004	$223,353	$4,725,000	Cash Out Merger	9.60%
Southern Michigan Bancorp Inc.	9/3/2004	$310,815	$1,213,215	Cash Out Merger	20.30%
First Banking Center, Inc.	8/20/2004	$565,408	$21,660,000	Reverse Stock Split	17.60%
Hemlock Federal Financial Corp.	6/1/2004	$312,468	$232,000	Reverse Stock Split	2.10%
Logansport Financial Corp.	5/27/2004	$153,868	$207,496	Cash Out Merger	14.30%
Coddle Creek Financial Corp.	3/30/2004	$137,652	$500,000	Reverse Stock Split	4.10%
Easton Bancorp Inc.	1/2/2004	$101,837	$3,013,650	Cash Out Merger	-6.90%
IBW Financial Corp.	12/31/2003	$302,720	$470,230	Reverse Stock Split	65.90%
HFB Financial Corporation	10/28/2003	$256,689	$468,400	Cash Out Merger	3.40%
Valley Ridge Financial Corp.	9/19/2003	$193,008	$1,660,000	Reverse Stock Split	11.10%
First Cherokee Bancshares, Inc.	9/19/2003	$190,938	$6,081,814	Cash Out Merger	14.00%
BankPlus, FSB	7/15/2003	$313,234	$200,000	Reverse Stock Split	6.70%
Capital Directions, Inc.	6/25/2003	$129,839	$551,450	Cash Out Merger	-3.80%
Chesapeake Financial Shares, Inc.	9/3/2002	$332,424	$1,979,073	Reverse Stock Split	18.70%

				High:	65.90%
			75th Quartile:		19.50%
				Median:	13.20%
			Average:		14.02%
			25th Quartile:		6.15%
				Low:	-6.90%

Note: Data provided by Capital IQ and Public Filings

The premiums paid with respect to the above transactions ranged from -6.9% to 65.9%. The 75th quartile, median, average, and 25% quartile premiums were 19.5%, 13.2%, 14.0%, and 6.2%, respectively. Most of the transactions listed above were reverse stock splits and cash out mergers. While FVS considered all of the transaction data listed above, it believes it is relevant to note that the transaction with terms most similar to those of the Reclassification was South Street Financial; in which certain common shareholders received Series A preferred stock and a right to voluntarily sell the preferred stock back to the South Street at a put price which was 10.99% above the listed price one day before the announcement.

FVS’ Fairness Opinion. Based on these analyses, FVS delivered a written opinion dated November 13, 2007 to the Company’s Board of Directors that the Put Price of $11.00 of the Series A Preferred Stock was fair, from a financial point of view, as of the date of the opinion to the Company’s shareholders.

Opinion of Real Estate Appraiser

Overview.  PGI Equity Partners LP, which is an indirectly wholly-owned subsidiary of Treaty Oak Bancorp, Inc., retained American Realty Corporation (“ARC”) to provide an appraisal of the Market Value of the real estate located at 101 Westlake Drive, West Lake Hills, Texas.  In connection with providing an opinion of Market Value, ARC received no specific instructions other than to provide an opinion of Market Value.

A copy of ARC’s appraisal is filed as an exhibit to Treaty Oak’s Schedule 13E-3 filed with the Securities and Exchange Commission.  You should read ARC’s Market Value opinion carefully and in its entirety.  The following summary of ARC’s opinion is qualified in its entirety by reference to the full text of our opinion of Market Value.

Background of ARC.  American Realty Corporation, founded in 1972, is a multi-faceted real estate appraisal and consulting firm specializing in providing both residential and commercial appraisal services, and project management services.  ARC provided an appraisal of the real estate at 101 Westlake Drive for PGI Equity Partners LP in October 2007 and received a fee of $5,200.  ARC may provide appraisal services to PGI Equity Partners LP/Treaty Oak Bank in the future and is currently providing an appraisal of land the acquisition of which by a third party buyer is being financed by Treaty Oak.

Scope of Work Provided.  ARC has performed five tasks in the process of valuing the subject.  First, we defined the appraisal objective.  This involves identifying the real property and the rights to be appraised, establishing a definition and an “as of” date for the value to be given, clarifying the use of the appraisal, and outlining any limiting conditions potentially affecting the value.  “Market Value” means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeable, and assuming the price is not affected by undue stimulus.  Implicit in this definition are the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

(1)           buyer and seller are typically motivated;

(2)           both parties are well informed or well advised, and acting in what they consider their own best interests;

(3)           a reasonable time is allowed for exposure in the open market;

(4)           payment is made in terms of cash in US dollars or in terms of financial arrangements compatible thereto; and

(5)           the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.”

(Source:  Office of the Comptroller of the Currency under 12 CFR, Part 34, sub part C-appraisals, 34.42 Definitions (f).)

Second, we then collected “general” and “specific” data for use throughout the report. The general or basic data included a discussion of the Austin area from a broad perspective with overviews of the general population demographics of the area including major employers and current unemployment figures, an overall geographic description of the area with specific description of the major topographic features such as the Colorado River bisecting the area separating the Blackland Prairie to the east from the rocky limestone hills of the “Texas Hill Country” to the west.  General data also includes a description of the local government, utility availability and zoning regulations.   The Neighborhood Analysis section of the report discussed specific data as it relates to the subject being located in the West Lake Hills area.  The West Lake Hills area is one of the most prestigious areas in the Austin area.  This section included information on housing values ranging from $250,000 to well over $1,000,000, the availability of utilities in the area and the various municipalities in the immediate area being the Cities of Austin, Rollingwood and West Lake Hills.  Transportation accessibility is also discussed.  We then discussed the specifics of the subject site and the improvements listed in the Site Analysis and Improvement Analysis sections.  This included information as to the size of the site (2.837 acres), the amount of frontage on Westlake Drive (285 feet) and on Bee Caves Road (295 feet) and Reveille Road (380 feet) and the traffic count on Bee Caves Road (21,000 cars/day).  The Site Analysis section also discussed the utility provider and local zoning of the site "B-1" (Business 1 District).  The Improvement Analysis section discusses the subject building as to the size (15,400 sf of net usable area), the age of the building and specific description of the exterior construction and interior finish.

Third, the appraiser estimated the highest and best use of the property as if vacant and as currently improved.  This analysis is contained in the Highest and Best Use section of the report and concludes the subject improvements represent the highest and best use of the site as improved.

Fourth, after defining the problem, gathering all pertinent data, and establishing the highest and best use of the subject property, the appraiser then performed three separate valuation techniques.  These techniques are referred to as the sales comparison approach, cost approach and income approach.  Each of the valuation techniques is founded on the “Principle of Substitution”, which describes the action of a prudent person considering all available alternatives and acting rationally.

The approaches to values, as used in this report, are briefly described:  The Sales Comparison Approach is a method of estimating value by considering recent sales of properties similar to the subject.  The sale price of each “comparable” property is divided by a common denominator such as acreage, square footage, units, rooms, lots, or gross income.  After reducing each sale price to a “unit basis”, appropriate adjustments are made to arrive at an estimate of value for the subject.  This method is considered reliable when sales of highly similar properties are available for comparison.  The shortcomings of this method are apparent when market data are outdated and/or significantly dissimilar.  In the case at hand, this technique has been used to estimate a land value of $1,825,000 and an improved value of $4,400,000.  The land value estimate is primarily for use in the cost approach.  The improved value includes both land and building and is used strictly as an indication of the subject’s total value.

In the Cost Approach, the appraiser finds the cost to replace or reproduce the subject improvements and site improvements, less any deterioration and obsolescence and then adds this cost to the previously established land value to derive an indication of value.  This method is highly reliable if the improvements have no, or little, deterioration and obsolescence.  Our value estimation by this method indicated a value of $4,030,000.

In the Income Approach, the appraiser considers the subject property’s earning potential to establish a value indication.  Two variations on this theme have been used: 1) the direct capitalization of the property’s anticipated stabilized income, and 2) the discounting of the property’s anticipated net income-stream and ultimate sale proceeds over an estimated holding period.

The subject real estate is encumbered by a long-term master lease at a rental rate of $24.00/sf on a net basis whereby all operating expenses are passed through to the tenant.  We estimated a stabilized net operating income of $343,361 which when capitalized at a market derived capitalization rate of 7.5% indicated a value of $4,575,000 by the Direct Capitalization method.

The Discounted Cash Flow method utilized the current contract rent and expense estimations over a ten-year holding period and utilized a market derived discount rate of 9% to arrive at an estimation of value of $3,975,000.

The discounted cash flow analysis takes a property’s net operating incomes and sales proceeds at reversion over a given holding period and discounts the cash flow back to the present to arrive at a current market value.  This method accommodates properties that are in markets that are unstable and have fluctuating income patterns.  Purchasers of commercial properties, particularly high quality properties, often rely on this method.  This method is also the best indicator of the market value of the leased fee interest because it employs the actual lease terms of the subject.

The direct capitalization method estimates a property’s first year net operating income and capitalizes it by an appropriate capitalization rate to arrive at an indication of value.  This technique is most reliable in a market where net operating incomes or properties are stable.  Its major weakness is that it depends heavily on the estimate of the first year net income and does not directly take into consideration future changes in the income stream.

Finally, in the final phase, the appraiser considered the value indications from the preceding approaches and weighed each approach’s relevance in the case at hand.  Based on this assessment of the approaches, the appraiser then assigned a single value to the subject property.  Based upon the comparison of the strengths and weakness of each of the approaches, the greatest weight in estimating the market value of the subject was given to the income approach to value.  The income approach is considered to be a reliable indicator of value for the leased fee interest in the subject property.  As the comparable sales were also income-producing properties with leases, these sales comparables also reflect the fee simple interest.

The value conclusion via the Sales Comparison Approach indicated a value of $4,400,000 and the Income Approach indicated a value conclusion of $4,500,000.  We placed greatest emphasis on the income approach and concluded the most probable market value of the fee simple interest in the subject property “as is” on October 10, 2007 to be estimated at $4,500,000.  Additionally, since the subject is encumbered by a long term, flat rate lease.  We concluded that the lease in place created a leased fee interest in the subject property.  The discounted cash flow method in the Income Approach utilized the current lease in place and indicated a value of $3,975,000.  Therefore, we utilized a second adjustment reflecting the effect on value of the long term lease.  This adjustment indicated a value of $4,100,000.  Therefore, we concluded the most probable value of the leased fee interest in the subject property “as is” as of October 10, 2007 to be estimated at $4,000,000.

Below is a summary of the salient facts and the value indications by the three approaches to value employed by the appraiser.

ASSIGNMENT DATA

Primary Client	PGI Equity Partners LP
Appraisal Purpose	To estimate the market value of the leased fee interest in the subject
Effective Date	October 10, 2007

PROPERTY IDENTIFICATION

Property Appraised	An office/bank building with drive-through facility
	Located at 101 Westlake Drive, West Lake Hills, Texas
	Known as: “Treaty Oak Bank and Treaty Oak Financial Services”
County Account Number (Tax)	01-1115-0313-0000

LAND

Zoning	“B-1” - Business
Size	2.837 acres or 123,580 sf
Shape	Irregular

IMPROVEMENTS

Gross Building Area	15,851 sf (per TCAD)
Net Rentable Area	15,400 sf
Year of Construction and Condition	2004/Excellent

HIGHEST AND BEST USE

As Vacant	Office/Retail Building
As Improved	Office/Retail Building

SALES COMPARISON APPROACH - VACANT LAND

Land Value: 2.837 Acres	$1,825,000	$14.77/sf

SALES COMPARISON APPROACH - IMPROVED

Market Comparison	$4,400,000
GIM Value Estimate	$4,435,000
Final Improved Value Estimate	$4,400,000

COST APPROACH

Replacement Cost New (excluding land)	$2,400,000
Depreciation	Physical/$192,158; Functional/$0; External/$0
Cost Value Estimate (including land)	$4,030,000

INCOME APPROACH

Stabilized N.O.I.	$343,361
Direct Capitalization Estimate (OAR - 7.5%)	$4,575,000
DCF Value Estimate (DCR - 9.0%)	$3,975,000
Final Income Value Estimate	$4,500,000

FINAL RECONCILED MARKET VALUE

“AS IS” - FEE SIMPLE VALUE	$4,500,000

“AS IS” - LEASED FEE VALUE	$4,000,000

General Effects of the Reclassification

Reclassification. If approved at the Meeting, the Reclassification will affect our shareholders as follows:

Net Effect of Transaction on record shareholders holding 2,500 or more shares of our common stock immediately before the Reclassification:	Net Effect of Transaction on record shareholders holding fewer than 2,500 shares of our common stock immediately before the Reclassification:

•       Following the Reclassification, you will own the same number of shares of our common stock you own immediately prior to the Reclassification. You will not receive any consideration as a result of the Reclassification or our deregistration as an SEC reporting entity.

•       In exchange for your shares of our common stock, you will receive shares of our Series A preferred stock on a one-for-one basis.

•       As a result of holding Series A preferred stock, you will (i) no longer have any voting rights except as required by law or upon a merger, acquisition or sale of our stock or assets which requires shareholder approval, (ii) have a liquidation preference equal to the greater of book value per share and the amount per share to be paid to common shareholders, (iii) have a dividend preference such that no dividend can be awarded to our common stock without an equal dividend being awarded to the Series A preferred stock, (iv) have your shares of Series A preferred stock be converted to common stock upon certain change of control events, and (v) be afforded a chance to sell your newly issued Series A preferred stock to us at a Put Price of $11.00 per share for 30 days after the Reclassification.

•       In the event you elect to sell your Series A preferred stock to us for the Put Price, you will not have to pay any brokerage commissions or other service charges.

•       In the event you elect to sell your Series A preferred stock to us for the Put Price, all amounts owed to you will be subject to applicable federal and state income taxes.

•       We will send you a letter of transmittal as soon as practicable after the Reclassification with instructions on how to surrender your existing certificate(s) in exchange for your newly issued shares of Series A preferred stock or your cash payment, if you elect to exercise the Put Right.

NOTE: If you want to continue to hold our common stock after the Reclassification, you may do so by purchasing a sufficient number of shares of our common stock on the open market prior to the effective time of the Reclassification so that you hold at least 2,500 shares at that time, or you may transfer your shares of common stock into a brokerage account or “street name” with a broker who holds of record at least 2,500 shares of our common stock immediately before the Reclassification. You may also combine shares that you hold in different capacities if such a combination would increase the total number of shares of our common stock held of record by you to at least 2,500 shares.

After the Reclassification and our resulting deregistration, holders of our common stock and Series A preferred stock will lose any benefit associated with having registered shares.  See further discussion under “-Termination of SEC Public Disclosure Filings” below.

Shareholders holding common stock in street name through a nominee (such as a bank or broker) will not have their common shares converted to Series A preferred stock even if they hold less than 2,500 common shares in their account at the effective time of the Reclassification, unless the broker in whose name the shares are held of record holds less than 2,500 shares, in which case all shares would convert into Series A preferred stock. Our Board of Directors has elected to treat shares held in street name as being held by one shareholder of record, and as a result, no shares held in street name will be converted under the terms of the Reclassification, unless the broker in whose name the shares are held of record holds less than 2,500 shares, in which case all shares would convert into Series A preferred stock.

Reduction in Number of Shareholders. As of September 30, 2007, there were approximately 593 record holders of our common stock. At that time, approximately 349 of the record holders held fewer than 2,500 shares of our common stock. If immediately prior to the conclusion of the Reclassification the number of record shareholders and their stock holdings have not changed, there will be approximately 244 record holders of our common stock and 349 record holders of our Series A preferred stock (assuming no preferred shareholders elect to immediately cash out their preferred stock at the Put Price) immediately following the Reclassification.

Termination of SEC Public Disclosure Filings. The Board anticipates that the Reclassification will cause us to have less than 300 record holders of our common stock and less than 500 record holders of our Series A preferred stock. As a result, we will be eligible to file a Form 15 and deregister our common stock with the SEC, and we currently intend to do so. Also, we will not be required to register our newly issued Series A preferred stock under the Exchange Act. Once we terminate the registration of our common stock under the Exchange Act, we will no longer file current and periodic reports with the SEC, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K. We will also no longer be subject to the proxy requirements of the Exchange Act. In addition, following deregistration, our directors, executive officers and persons owning more than 10% of our outstanding shares (of which there are presently none) will no longer be subject to the reporting and short-swing trading requirements of Section 16 of the Exchange Act. As a result, the amount of information provided to shareholders after deregistration may be less than or different from that currently supplied. It may also be more difficult for shareholders to obtain information about us. We will, however, still be subject to the record keeping and reporting policies and procedures of the Federal Reserve Board (Treaty Oak Bancorp), plus the FDIC and the Texas Department of Banking whose on-line sites include reports of quarterly financial data regarding Treaty Oak Bank. We also currently intend to provide both our common and Series A preferred shareholders with annual audited financial statements and quarterly unaudited financial statements. These financial statements, including our balance sheet and profit and loss statement, sent as part of quarterly investor reports from our CEO, will be provided to all shareholders of record soon after the end of each fiscal quarter and year end, and may not contain information in the same format nor to the same depth as that contained in the Forms 10-KSB and 10-QSB that we report today. This information will likely not be as detailed or extensive as the information we currently file with the SEC and deliver to shareholders and may not be accompanied by the management’s discussion and analysis in the same format. Although we intend to continue to provide annual and quarterly financial information, there is no SEC requirement that we continue to do so, and there is no requirement that if we elect to do so the amount of information disclosed will be the same as delivered while an Exchange Act reporting company. We will also continue to be subject to the antifraud rules and regulations of the SEC. This means that, among other things, officers and directors cannot trade in the common stock on the basis of material, nonpublic information.

Reduction of Certain Direct and Indirect Costs. We estimate that we could save approximately $122,700 in current out-of-pocket annual audit fees, legal fees, printing costs, mailing costs and Edgar expenses and management time and resources if we no longer have to comply with the reporting requirements under the Exchange Act. Further, we estimate that we will avoid direct and indirect expenses of approximately $306,600 in fiscal year 2008, $306,300 in fiscal year 2009 and $272,000 of recurring costs annually thereafter associated with compliance with Section 404 of the Sarbanes-Oxley Act. In addition, we believe that we will save substantial indirect costs resulting from management’s time and attention associated with SEC reporting activities. As a result of no longer having to focus on certain SEC reporting, auditing and internal controls requirements, our management will be able to focus on our other business activities and long range plans.

Liquidity of Stock. Our common stock is currently traded on the Over-the-Counter Bulletin Board. Our common stock does not trade daily. In the past 24 month period, shares of our stock traded a total of 46 days. By terminating our status as a SEC reporting company, we anticipate that our common stock and our Series A preferred stock will begin trading on the Pink Sheets after the Reclassification. The number of common shares outstanding, as well as the number of common shareholders, will decrease, which may decrease the number of persons willing to actively buy and sell shares of common stock and the number of shares available for sale. Likewise, there will be fewer Series A Preferred Shares issued, outstanding and available for trading. In addition, in the event we do not make public certain information required by Rule 144 under the Securities Act of 1933 (which we currently intend to do), officers, directors and certain other affiliates will be unable to rely on Rule 144 when selling their shares of our common stock.

After we suspend our obligations to file periodic reports with the SEC, the reduction in public information concerning us and the termination of our status as a reporting company may adversely affect the liquidity and market value of our common stock and Series A preferred stock. This may happen because, among other reasons, potential buyers and sellers may find it more difficult to determine the market value of our stock without the benefit of SEC reports. Potential new investors may be particularly reluctant to buy our stock due to the lack of information. We anticipate that our common stock will be traded on the Pink Sheets, but we cannot guarantee whether this will occur. As a result, the limited trading market for our common stock may make it more difficult for holders to dispose of their shares.

Decrease in Net Book Value. At the completion of the Reclassification, depending on the number of preferred shareholders who elect to sell their shares at the Put Price, the book value per share will decrease. If all of the shares of Series A preferred stock are sold at the Put Price, we estimate that the book value per share of common stock as of June 30, 2007, will be reduced from $5.21 per share on a historical basis (as adjusted to account for the decrease in shares of outstanding common stock resulting from the Reclassification and subsequent sales) to approximately $4.48 per share on a pro forma basis. If 50% and 25% of the shareholders opt to sell their shares to us, book value per share on a pro forma basis will decrease to $5.00 and $4.84. respectively.

Effect On Earnings. If all of the Series A preferred stock were sold at the Put Price to us in connection with the Reclassification, net income (including non-recurring income and expenses) for the nine months ended June 30, 2007 would decrease from $181,000, or $0.07 per share, on a historical basis to a net loss of approximately $59,000, or $(0.02) per share, on a pro forma basis. If 50% and 25% of the shareholders opt to sell their shares to us, net income (including non-recurring income and expenses) for the nine months ended June 30, 2007 would decrease to $61,000 and $37,000, respectively, or $0.03 and $0.02 per share, respectively, on a pro forma basis.

Available Cash. We anticipate paying all costs associated with the Reclassification from available cash, although we do anticipate obtaining a back-up credit facility to ensure that our liquidity position remains healthy. We are currently in negotiations with a lender to enter into a promissory note to borrow up to $1.5 million for purposes of having a back-up credit facility. If we have to pay more than $1.8 million to Series A preferred shareholders who have exercised their put right, we intend to borrow funds under this facility to pay such excess amount. We expect this promissory note to contain covenants and default provisions customary for similar credit facilities. We anticipate repaying any amounts borrowed under this promissory note from cash generated by our operations. If all shares of our Series A preferred stock were sold to us at the Put Price in connection with the Reclassification, our cash and cash equivalents would be reduced by approximately $3,275,700, plus an additional $161,700 for expenses of the Reclassification. On September 30, 2007, our cash and cash equivalents available to pay transaction costs of the Reclassification and to purchase stock totaled approximately $2.6 million.

Additional Effects of Reclassification on Affiliated Shareholders

Affiliated Shareholders Defined. Our affiliated shareholders will participate in the Reclassification in the same manner and to the same extent as all of our other shareholders. As used in this Proxy Statement, the term “affiliated shareholder” means any shareholder who is a director, executive officer or 5% shareholder of ours, and the term “unaffiliated shareholder” means any shareholder other than an affiliated shareholder.

Beneficial Ownership. As of September 30, 2007, affiliated shareholders beneficially owned 952,330 shares of our common stock. Most of our affiliated shareholders beneficially own shares in different capacities and in different amounts. Some affiliated shareholders will receive Series A preferred stock in connection with the Reclassification either because their total shares outstanding are less than 2,500 or because they hold shares in different capacities, some of which individually fall below the 2,500 threshold. Three of our directors (Jeffrey L. Nash, Bill F. Schneider and Marvin L. Schrager), a member of the Special Committee and a director of the Bank (Art Coleman) and two of our executive officers (Jeffrey L. Nash and Sheila Bostick) beneficially own and control less than 2,500 shares of our common stock in at least one record holder capacity. Therefore, such persons, in such capacities, will have such shares of common stock converted into shares of our Series A preferred stock in the Reclassification. Although the directors and executive officers could take steps to increase the number of shares held of record in such capacities, they have indicated that they currently intend not to do so. After the Reclassification, assuming no holders of our Series A preferred stock exercise the Put Right (and based on our stock ownership as of September 30, 2007), our affiliated shareholders will beneficially own 30.08% of our outstanding common stock, representing a decrease of 2.43% in voting power, and beneficially own 2.48% of our outstanding Series A preferred stock. For more information regarding the beneficial ownership of our directors, executive officers and 5% shareholders before and after the Reclassification, see “— Security Ownership of Certain Beneficial Owners and Management” below.

Cash Received. Three of our directors (Jeffrey L. Nash, Bill Schneider and Marvin Schrager), a member of the Special Committee and a director of the Bank (Art Coleman) and two of our executive officers (Jeffrey L. Nash and Sheila Bostick) beneficially own and control less than 2,500 shares of our common stock in at least one record holder capacity. Therefore, such persons, in such capacities, will have such shares of common stock converted into shares of our Series A preferred stock in the Reclassification. Although the directors and executive officers could take steps to increase the number of shares held of record in such capacities to ensure they do not receive Series A preferred stock in such capacities, they have indicated that they currently intend not to do so. They have also indicated that they do not intend to exercise the Put Right with respect to the shares of Series A preferred stock received in the Reclassification.

Reduced Reporting Requirements. The directors and executive officers will no longer be subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act with respect to changes in their beneficial ownership of their common stock. While affiliated shareholders will benefit from not being subject to Section 16 reporting requirements, they may be unable to rely on Rule 144 of the Securities Act of 1933 as a result of us no longer filing Exchange Act reports unless we choose to make public certain information required by Rule 144. We currently intend to make public this information.

Additional Effects of Reclassification on Non-Affiliated Shareholders

Beneficial Ownership. As of September 30, 2007, non-affiliated shareholders beneficially owned 72.35% of our outstanding common stock. Following the Reclassification, assuming no holders of our Series A preferred stock exercise the Put Right (and based on our stock ownership as of September 30, 2007), they will own approximately 69.92% of our common stock and approximately 97.52% of our outstanding Series A preferred stock. This results in a 2.43% decrease in voting power for the non-affiliated shareholders; however, assuming no shareholder elects to cash out the Put Price, the beneficial ownership of the non-affiliated shareholders will not change in any material manner.

Decreased Access to Information. Upon the completion of the Reclassification and the resulting reduction in the number of record shareholders of our common stock below 300, we intend to terminate the registration of our common stock under the Exchange Act. As a result, we will no longer be subject to the periodic reporting requirements and proxy rules of the Exchange Act. Similarly, executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including the reporting and short-swing profit provisions of Section 16. Non-affiliated shareholders are more likely to be directly impacted by the reduced access to public information. In addition, officers and directors will no longer be restricted by the SEC’s short-swing profit rules, which are intended in part to protect non-affiliated investors.

Business of Treaty Oak after the Reclassification

Following the Reclassification, we intend for Treaty Oak and the Bank to continue to conduct existing operations in the same manner as now conducted. Our executive officers and directors immediately prior to the Reclassification will remain our executive officers and directors immediately after the Reclassification. Our bylaws will remain in effect and unchanged by the transaction. The Bank’s deposits will continue to be insured by the FDIC, and we will continue to be regulated by the same bank regulatory agencies as prior to the Reclassification.

We do not intend to change our current dividend policy or practice at this time.

Other than as described in this Proxy Statement, we do not have any current plans to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; to sell or transfer any material amount of our assets; to change our Board of Directors or management; to change materially our indebtedness or capitalization; or otherwise to effect any material change in our corporate structure or business, except as such requirements arise in the normal course of business.

The shares of our common stock converted to Series A preferred stock in the Reclassification will increase the number of our authorized but unissued shares of common stock and will be available for issuance in the future.

Material United States Federal Income Tax Consequences

THE FOLLOWING DISCUSSION WAS NOT INTENDED OR WRITTEN BY JACKSON WALKER L.L.P. TO BE USED, AND IT CANNOT BE USED BY ANY PERSON, FOR PURPOSES OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER FEDERAL TAX LAW. THIS DISCUSSION WAS WRITTEN TO SUPPORT THE MATTERS ADDRESSED HEREIN WITH RESPECT TO THE RECLASSIFICATION. ACCORDINGLY, WE RECOMMEND THAT OUR SHAREHOLDERS CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE RECLASSIFICATION, INCLUDING APPLICABLE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES TO THEM OF THE RECLASSIFICATION AND ANY SUBSEQUENT SALE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Presented below are the material federal income tax consequences of the Reclassification to: (1) shareholders who receive Series A preferred stock in the Reclassification, (2) shareholders who receive Series A preferred stock in the Reclassification and who exercise their option to sell their Series A preferred stock to us, (3) shareholders who retain shares of common stock after the Reclassification and (4) Treaty Oak itself.

This discussion does not address all United States federal income tax considerations that may be relevant to certain of our shareholders in light of their particular circumstances. For example, among other tax considerations, the following summary does not address all United States federal income tax considerations applicable to certain classes of shareholders, including financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currencies; traders in securities that elect to mark-to-market; persons who hold our common stock as part of a hedge, straddle or conversion transaction; persons who are considered foreign persons for United States federal income tax purposes; persons who acquired or acquire shares of our common stock pursuant to the exercise of employee stock options or otherwise as compensation; and persons who do not hold their shares of our common stock as a capital asset. This discussion assumes that our shareholders hold their shares of our common stock as capital assets (generally for investment). In addition, this discussion does not address any foreign, state or local income tax consequences of the Reclassification.

No ruling has been or will be obtained from the Internal Revenue Service (the “IRS”) as to the tax consequences of the Reclassification. In addition, the IRS is not obligated to follow the tax consequences as described herein and may conclude that different tax consequences apply to a shareholder with respect to his or her Treaty Oak stock.

Federal Income Tax Consequences to Shareholders Receiving Series A Preferred Stock in the Reclassification. The Reclassification should be treated as a “recapitalization,” which is considered a “tax-free” reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) for federal income tax purposes. Accordingly, a shareholder who receives Series A preferred stock in the Reclassification should not recognize any gain or loss for federal income tax purposes upon the exchange of such shareholder’s Treaty Oak common stock for the Series A preferred stock. Further, the shareholder’s basis in the Series A preferred stock should be the same as the shareholder’s basis in his or her Treaty Oak common stock surrendered in the Reclassification, and the period the shareholder is considered to have held the Series A preferred stock should include the period the shareholder held his or her Treaty Oak common stock surrendered in the Reclassification.

Although the Reclassification should be treated as a “tax-free” reorganization, and the exchange of Series A preferred stock for common stock should not result in the recognition of gain or loss for federal income tax purposes, no assurance can be given that the IRS will agree and/or will not challenge such characterization. While ordinarily the receipt of stock such as the Series A preferred stock in a transaction such as the Reclassification would not result in a taxable transaction for federal income tax purposes, certain types of stock, such as “nonqualified preferred stock,” may not be exchanged “tax-free” in a reorganization.

The term “nonqualified preferred stock” under Section 351(g) of the Code and the applicable Treasury regulations means “preferred stock” for which (1) the holder of such stock has the right to require the issuer (or a related person) to redeem or purchase the stock within twenty (20) years of the date of issue of such stock; (2) the issuer (or a related person) is required to redeem or purchase such stock within twenty (20) years of the date of issue of such stock; (3) the issuer (or a related person) has the right to redeem or purchase the stock within twenty (20) years of the date of issue of such stock and, as of the issue date of such stock, it is more likely than not that such right will be exercised; or (4) the dividend rate on such stock varies in whole or in part (directly or indirectly) with reference to interest rates, commodity prices, or similar indices. Further, under IRS regulations in the “nonqualified preferred stock” context, “preferred stock” means stock that is limited and preferred as to dividends and does not participate in corporate growth to any significant extent. Stock is not treated as participating in corporate growth to any significant extent unless there is a real and meaningful likelihood of the shareholder actually participating in the earnings and growth of the corporation.

We believe that the Series A preferred stock should not be considered “preferred stock” for federal income tax purposes (in the “nonqualified preferred stock” context) and therefore should not be considered “nonqualified preferred stock” because:

•                                          Our Series A preferred stock would be entitled in all circumstances to dividends that are no less in amount than the amount of dividends to which our common stock is entitled,

•                                          The amount distributed with respect to one share of our Series A preferred stock in the event of a liquidation cannot be less than the amount distributed with respect to one share of our common stock, and

•                                          We do not have the right to compel a redemption of any shares of the Series A preferred stock.

Nevertheless, there is no guarantee as to how the IRS will characterize the Series A preferred stock, and if the IRS were to contend successfully that the Series A preferred stock should be treated as “nonqualified preferred stock” for federal income tax purposes, the receipt of the Series A preferred stock may be taxable.

Similar to the “nonqualified preferred stock” analysis, we also believe that the Series A preferred stock should not be characterized as “Section 306 stock” because the Series A preferred stock should qualify as “common stock” under Section 306 of the Code, and, thus, be exempted from potential Section 306 treatment. While there is no statutory definition of “common stock” for Section 306 purposes, the relevant characteristics of the Series A preferred stock include the three points listed above as reasoning for why the Series A preferred stock should not be considered “preferred stock” for purposes of Code Section 351(g). In this particular context, lack of voting rights of the Series A preferred stock should not prevent the Series A preferred stock from qualifying for the “common stock” exemption to Section 306 treatment. If the exemption does not apply, however, Section 306 could potentially cause a shareholder to receive differing federal income tax treatment of the gain, if any, upon the redemption of the shares at the Put Price as well as on any future sale of the Series A preferred stock, unless such shareholder redeems or sells, in one transaction, all of such shareholder’s shares in the Company (including any shares deemed to be owned by the selling shareholder by virtue of the attribution rules described below). Series A preferred shareholders should consult their own tax advisors regarding the particular federal income tax treatment of any redemption and/or sale of the Series A preferred stock.

We also believe that no shareholder of the Company (common or Series A preferred) should be deemed to receive a distribution under Section 305(c) of the Code based on the exercise (by any one of the Series A preferred shareholders) of the Put Right and the subsequent redemption of the Series A preferred stock of such shareholder(s). Generally, redemptions that are considered “isolated incidents” pursuant to the applicable Treasury Regulations do not trigger a deemed distribution under Section 305(c) of the Code. While it is possible for a redemption under the Put Right to trigger a deemed distribution of stock to all of the remaining shareholders (common and Series A preferred), we believe that any such redemption would be considered an “isolated incident,” and, therefore, would not trigger a deemed distribution.

At present, the only plans we have to redeem any Series A preferred stock are pursuant to the potential exercise of the Put Right by the Series A preferred shareholders. There are no plans for future redemptions of either the Series A preferred stock or the common stock, nor has the Company agreed to act as a “buyer of last resort” for any shareholder, either Series A preferred or common.

Federal Income Tax Consequences to Shareholders Exercising Put Right to Sell Series A Preferred Stock to us. The exercise of the Put Right to sell Series A preferred stock to us typically would result in the selling shareholder recognizing gain or loss for United States federal income tax purposes, depending upon the shareholder’s particular circumstances. Section 302 of the Code generally provides the potential federal income tax consequences to a shareholder of a corporation that repurchases its shares from such shareholder: (1) such repurchase is treated as a sale of the shares; or (2) such repurchase is treated as a distribution of property to the shareholder. Such treatment depends principally upon the extent to which the shareholder’s relative shareholdings in the corporation are reduced by the repurchase. The determination of the reduction in relative shareholdings is made by treating a shareholder as owning not only shares actually owned by the shareholder but also any shares that are attributed to the shareholder for purposes of applying Code Section 302. Such attribution is made primarily on the basis of the relationship of the shareholder to the actual owner of the attributed shares.

Redemption Treatment. If Code Section 302 treats the repurchase of the Series A preferred stock as a sale of the shareholder’s shares for United States federal income tax purposes, then the shareholder will recognize gain or loss in an amount equal to the amount by which the cash received by the shareholder exceeds or is less than such shareholder’s tax basis in the shares. For those shareholders who recognize either gain or loss under this sale treatment, the gain or loss will constitute a capital gain or loss that will be classified as long-term or short-term capital gain or loss depending upon how long the shareholder has held the shareholder’s Series A preferred stock and common stock prior to the sale. If the shareholder has held the shares for more than one year, the gain or loss should be long term; otherwise the gain or loss should be short term. Long-term capital gain is currently subject to a lower maximum tax rate than short-term capital gain or ordinary income (except for certain dividend income). While a capital loss may generally be used to offset capital gains, a capital loss can be used to offset only a very limited amount of ordinary income.

Distribution Treatment.  For the relatively unusual shareholders for whom redemption treatment is not applicable, we expect that the shareholder will be treated as receiving a Company distribution in the amount of the cash received.  If the Company has current or accumulated tax earnings and profits (“E&P”) as large as the aggregate distributions, such distribution to the shareholder would be treated as a dividend (with no reduction for the shareholder’s basis in shares surrendered).  Alternatively, if the Company does not have sufficient E&P, some of the distribution will be treated as a dividend and some as a tax-free return of capital.  The Company has not undertaken a formal assessment of E&P but believes that, if all shareholders eligible to do so exercise the Put Right, there would not be sufficient E&P to treat the entire distribution as a dividend.  Thus, if distribution treatment applies, it is not clear how much of the distribution would be characterized as a dividend versus a tax-free return of capital.  This is a complex area of tax law and difficult to generalize.  Accordingly, there are at least two distinct groups that should be extremely cognizant regarding the potential consequences of the exercise of their Put Rights:  (a)  shareholders who have family members (or related entities) who are also Company shareholders, and (b) shareholders who do not exercise their Put Rights with respect to 100% of their Company shares.  Since the Put Right and Reclassification are so interrelated, and in order to allocate E&P fairly among the shareholders who exercise their Put Rights, solely for E&P purposes, the Company intends to treat the exercise of all Put Rights as having occurred simultaneously on the 30th day after the Reclassification.

Federal Income Tax Consequences to Shareholders Not Receiving Series A Preferred Stock in the Reclassification. Shareholders whose shares of our common stock do not convert into Series A preferred stock in the Reclassification should not recognize gain or loss with respect to such shares as a result of the Reclassification. The Reclassification should not affect the adjusted tax basis or holding period of any shares of our common stock that a shareholder continues to own after the Reclassification. Shareholders whose shares of our common stock do not convert into Series A preferred stock in the Reclassification should read the above discussion in Federal Income

Tax Consequences to Shareholders Receiving Series A Preferred Stock in the Reclassification with respect to potential (but unlikely) application of Section 305(c) of the Code.

Federal Income Tax Consequences to Us. We should not recognize gain or loss for United States federal income tax purposes as a result of the Reclassification.

Please also review the discussion titled “Tax Withholding” below.

ADDITIONAL MEETING INFORMATION

Time and Place

This Proxy Statement is being furnished to our shareholders in connection with our Board’s solicitation of proxies to be used at the Meeting and at any adjournments of that Meeting. The Meeting is scheduled to be held at our headquarters, 101 Westlake Drive, Austin, Texas 78746 at 5:30 p.m., Austin, Texas time, on February 25, 2008. The telephone number of our principal office in Austin, Texas is (512) 617-3600. This Proxy Statement and the accompanying form of proxy were first mailed to our shareholders on or about January 16, 2008.

Purposes of Meeting

The Meeting is for the purpose of considering and voting upon the following matters:

1.                To approve an amendment to our Articles of Incorporation to effect a reclassification of all shares of our common stock held by record shareholders owning less than 2,500 shares of our common stock into shares of a new series of our preferred stock titled Series A preferred stock on a one share of common stock for one share of preferred stock basis;

2.                To elect three directors to serve as Class I directors on our Board of Directors each for a three year term until our 2011 annual meeting of shareholders; and

3.                To transact such other business as may properly come before the Meeting or any adjournments thereof. We are not aware of any other business to be considered at the Meeting.

Our Board of Directors has authorized, and recommends for your approval at the Meeting, the adoption of the Amendment that will result in the Reclassification transaction. Our Board of Directors has approved the terms of the Series A preferred stock, which terms are described below under “Proposal No. 1: Approval of Amendment”, pursuant to the authority of our Board to establish series of preferred stock and the designations, preferences, limitations, and relative rights, including voting rights, of such series under our Articles of Incorporation and the Texas Business Corporation Act.

Holders of our Series A preferred stock following the Reclassification will have the option of selling such preferred shares to us at a Put Price of $11.00 per share at any time within thirty (30) days following the Reclassification.

Our Board of Directors will have the discretion to determine if and when to effect the Reclassification and reserves the right to abandon the Reclassification even if it is approved by our shareholders. The Reclassification will become effective at the time set forth in the Amendment and after the filing of the Amendment to our Articles of Incorporation with the Texas Secretary of State. The form of the Amendment is attached to this Proxy Statement as Appendix A.

We expect that if our shareholders approve the Amendment and the Board elects to effect the Reclassification, the transaction will be completed as soon as practicable after the Meeting.

In addition to considering the Amendment, shareholders are being asked to elect three directors to serve as Class I directors on our Board of Directors each for a three year term until our 2011 annual meeting of shareholders.

Shareholders are also being asked to consider and vote upon any other matters that may properly be submitted to a vote at the Meeting or any adjournments or postponements of the Meeting. Other than the matters listed on the Notice of 2008 Annual Meeting of Shareholders, the Board is not aware of any other business to be conducted at the Meeting.

Who Can Vote at the Meeting

Holders of record of our common stock at the close of business on January 11, 2008 (the “Record Date”) will be entitled to vote at the Meeting. As of September 30, 2007, we had a total of 2,958,602 shares of outstanding common stock. Each share of common stock entitles its owner to one vote on each matter calling for a vote of shareholders at the Meeting. As of September 30, 2007, our executive officers and directors had the power to vote a total of 16.58% of our outstanding common stock. Our executive officers and directors intend to vote all shares owned or controlled by them in favor of the Amendment.

Voting and Revocation of Proxies

You may vote your shares in person by attending the Meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. If the enclosed proxy is properly completed, signed, dated and returned, and not revoked, it will be voted in accordance with the instructions given. If a proxy is returned with no instructions given, the proxy will be voted FOR the proposal to adopt the Amendment and FOR the election of the nominated directors to serve as Class I directors as stated in this Proxy Statement. Execution of a proxy gives the designated proxies discretionary authority to vote the shares represented by the proxy in accordance with their best judgment on any other business, if any, that may properly come before the Meeting or any adjournments of that Meeting.

Brokerage houses and nominees have been requested to forward these proxy materials to the beneficial owners of shares held of record by such persons, and upon request, we will reimburse such persons for their reasonable out-of-pocket expenses in doing so.

You can revoke your proxy at any time before the Meeting by:

•                                          delivering to our Secretary at our corporate offices on or before the business day prior to the Meeting, a signed proxy card bearing a later date or a written revocation of the proxy;

•                                          delivering to us at the Meeting but prior to the taking of the vote a signed proxy card dated a later date or a written revocation; or

•                                          attending the Meeting and voting in person.

If, however, you are a beneficial owner of shares of our outstanding common stock that are not registered in your own name, you will need appropriate documentation from the holder of record of your shares to vote personally at the Meeting.

Revoking a proxy will not affect the vote once it has been taken. Attendance at the Meeting will not, in itself, constitute a revocation of a proxy.

Vote Required for Approval

The presence, in person or by proxy, of the holders of at least a majority of outstanding shares of our common stock entitled to vote at the Meeting is necessary to constitute a quorum. Abstentions will be counted for purposes of determining whether a quorum is present at the Meeting. In the event there are not sufficient shareholders present, in person or by proxy, to constitute a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

Approval of the Amendment requires the affirmative vote of holders of at least two-thirds (66 2/3%) of outstanding shares of our common stock. If you abstain from voting your shares, it will have the same effect as a vote “against” the Amendment and, thus, the Reclassification.

Election of the persons nominated to serve as Class I directors on our Board of Directors requires the affirmative vote of a plurality of the votes cast at the Meeting. If you abstain from voting your shares, it will not affect the outcome of the election of directors.

The proposal to approve the Reclassification is a “non-discretionary” item, meaning that brokerage firms cannot vote shares held in “street” name in their discretion on that matter if you have not given the broker instructions to vote on that matter (“broker non-votes”). Broker non-votes on the Amendment will have the same effect as a vote against the Amendment. Broker non-votes will also not be counted for purposes of determining whether a quorum is present. Broker non-votes will have no affect on the election of directors.

As of December 17, 2007, our directors and executive officers beneficially owned a total of 745,256 (approximately 22.89%) of the outstanding shares of our common stock .

Solicitation of Proxies

We will pay the cost of preparing, assembling and mailing this Proxy Statement and other related proxy solicitation expenses, if any. Solicitation of proxies will be made initially by mail. Directors, officers and employees of ours and the Bank also may solicit proxies in person, by telephone or other means without additional compensation. Our Board reserves the right to engage a firm to assist the Board in the solicitation of proxies in connection with this Meeting.

We are mailing this proxy material to our shareholders on or about January 10, 2008.

Other Business at the Meeting

Our Board of Directors is currently not aware of any business to be brought before the Meeting other than that described in this Proxy Statement. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

PROPOSAL NO. 1:  APPROVAL OF AMENDMENT

The following is a description of the material terms and effects of the Amendment and the Reclassification. A copy of the Amendment effecting the Reclassification is attached as Appendix A to this Proxy Statement. This discussion does not include all of the information that may be important to you. You should read the proposed Amendment, this Proxy Statement and the other related appendices attached to this Proxy Statement before deciding how to vote at the Meeting.

Structure of the Transaction

Our Board of Directors has determined that it is advisable to amend our Articles of Incorporation to effect a Reclassification of all shares of our common stock held by record shareholders owning less than 2,500 shares of common stock into shares of the new Series A preferred stock on a one share of common stock for one share of preferred stock basis. Our Board has proposed the Amendment to our shareholders for approval at the Meeting.

Our Articles of Incorporation currently authorize the issuance of 20,000,000 shares of common stock and 10,000,000 shares of preferred stock, which will have such powers, designations, preferences, limitations, rights, qualifications, conditions or restrictions as may be determined by our Board of Directors (commonly referred to as “blank check” preferred stock). Currently, there are no issued and outstanding shares of this “blank check”

preferred stock. Pursuant to this authority of our Board to establish series of preferred stock and the terms thereof, our Board of Directors has approved the terms of the Series A preferred stock, which terms are described below, and has designated 2,500,000 shares of preferred stock as Series A preferred stock.

Our Board will have the discretion to determine if and when to effect the Reclassification if the Amendment is approved by our shareholders, and we reserve the right to abandon the Reclassification even if it is approved by our shareholders. We expect that if our shareholders approve the Amendment and the Board of Directors elects to implement the Reclassification, the Reclassification would be completed shortly after the Meeting.

If the Amendment is approved by our shareholders and implemented by our Board of Directors, the Reclassification is expected to occur after the Amendment is filed with the Texas Secretary of State. The effective time for the Reclassification will be set forth in the Amendment and is currently anticipated as being at 11:59 p.m. Austin, Texas time on the day following the Meeting. The form of the proposed Amendment is attached to this Proxy Statement as Appendix A. Upon consummation of the Reclassification, those record shareholders owning less than 2,500 shares of our common stock at the effective time of the Reclassification will automatically have their stock holdings converted from common stock to Series A preferred stock on a one share for one share basis. Upon consummation of the Reclassification, those record shareholders owning 2,500 or more shares of common stock prior to the Reclassification will retain those common shares after the Reclassification.

In addition, shareholders who receive Series A preferred stock as a result of the Reclassification will have the option to sell such Series A preferred stock to us at any time during a thirty (30) day period following the effective time of the Reclassification at a $11.00 per share Put Price.

No shareholder will actually receive new certificates on the effective date of the Reclassification. Rather, it will take us several weeks to address the administrative tasks associated with sending letters of transmittal, receiving old certificates, issuing new certificates and paying out the Put Price, as further discussed below.

Shareholders owning stock with a bank or broker or otherwise in “street name” will not receive Series A preferred stock as a result of the Reclassification, even if that person is the beneficial owner of less than 2,500 shares of our common stock at the time of the Reclassification, unless the bank or broker owns of record less than 2,500 shares of our common stock at the time of the Reclassification.

Shareholders who receive Series A preferred stock in the Reclassification will accrue dividends on their new shares when declared by our Board of Directors, but they will not be entitled to receive the dividends until their old stock certificates are properly surrendered and new stock certificates for the preferred stock are issued. Likewise, those shareholders will not be able to transfer their shares on our books until their old certificates are properly surrendered; however, the stock certificates may be surrendered simultaneously with the Series A preferred shareholder’s election to sell the shares to us at the Put Price during the first thirty (30) days following the Reclassification.

Series A Preferred Stock

The relative powers, rights, preferences and restrictions of the Series A preferred stock have been approved by our Board of Directors. The principal characteristics of the Series A preferred stock, as compared to our common stock, are as follows:

•                                          Voting Rights. Holders of Series A preferred stock will not be entitled to vote on any matter except (i) as otherwise required by law or (ii) upon the merger, acquisition or sale of our business, stock or assets, that requires approval of our common shareholders.

Generally, under Texas law, holders of our Series A preferred stock will be entitled to vote as a separate voting group on any future amendments to our articles of incorporation that would adversely affect the designations, rights, preferences or limitations of all or part of the shares of Series A preferred stock. This also applies to merger agreement provisions that would require approval by the Series A preferred holders if the provisions had been included in an amendment to the articles of incorporation instead of a merger agreement. In such a case, however, the

Series A preferred stock would vote with the common stock as a single class. However, this does not apply to the creation of a new series of shares pursuant to the authority of our Board of Directors under our Articles of Incorporation.

Our Board of Directors has designated 2,500,000 shares of preferred stock as Series A preferred stock.  After the Reclassification, we will have 7,500,000 shares of authorized and undesignated preferred stock. Our articles authorize our Board, without further action by the holders of our common stock or the Series A preferred stock, to provide for the issuance of these shares in one or more classes or series and to establish the relative rights, preferences and limitations of each class or series of preferred stock. As a result, after the Reclassification our Board, which will be elected by the holders of our common stock, may authorize the issuance of other classes or series of preferred stock or equity securities that rank senior to or on parity with the Series A preferred stock.

•                                          Dividends. We will not be permitted to award any dividend payable to holders of our common stock unless we award a dividend of no less than the same amount to the holders of our Series A preferred stock.

•                                          Liquidation Preference. Upon our liquidation, dissolution and/or winding up, no distribution may be made to the holders of shares of common stock unless, prior thereto, the holders of shares of Series A preferred stock shall have received an amount equal to the greater of net book value per share of Series A preferred stock (as determined under generally accepted accounting principles) as of the date of such liquidation, dissolution or winding up and the amount per share to be paid to holders of common stock in such liquidation, dissolution or winding up.

•                                          Automatic Conversion. Upon a change in control, each share of our Series A preferred stock will automatically convert into common stock on a one share for one share basis (subject to anti-dilution adjustments). A change of control event is defined to include any merger, acquisition of all of the capital stock of, or other business combination involving us (other than with an entity 50% or more of which is controlled by, or is under common control with, us), (i) which involves any sale of all or substantially all of our assets, (ii) in which our shareholders immediately prior to the transaction will hold less than 50% of the equity ownership or voting power of the surviving entity after the transaction or (iii) the result of which transaction is that a person or entity beneficially owns, directly or indirectly, more than 50% of the equity ownership or voting power of the surviving entity.

•                                          Put Option. At any time during the thirty (30) days following the Reclassification, those persons receiving Series A preferred stock as a result of the Reclassification will be entitled to sell those shares of Series A preferred stock to us at a Put Price equal to $11.00 per share.

For a discussion on anti-takeover effects of our charter documents, see “-Anti-takeover Effects of Texas Law and Certain Charter and Bylaw Provisions”.

Reclassification of Shares in the Transaction

At the effective time of the Reclassification, all outstanding shares of our common stock held by shareholders of record owning less than 2,500 shares of our common stock at that time will have each share of common stock reclassified or converted into one share of Series A preferred stock. Shareholders of record owning 2,500 or more shares of our common stock at the effective time of the Reclassification will retain the same number of common shares following the Reclassification.

We (along with any other person or entity to whom we may delegate or assign any responsibility or task with respect thereto) shall have full discretion and exclusive authority (subject to our right and power to so delegate or assign such authority) to:

•                                          make such inquiries, whether of any shareholder(s) or otherwise, as we may deem appropriate for purposes of effecting the Reclassification; and

•                                          resolve and determine, in our sole discretion, all ambiguities, questions of fact and interpretive and other matters relating to such provisions, including, without limitation, any questions as to the number of shares held of record by any holder immediately prior to the effective time of the Reclassification. Our determinations shall be final and binding on all parties, and no person or entity shall have any recourse against us or any other person or entity with respect thereto. Our Board intends to use the shareholder records maintained in the ordinary course of business to determine the number of shares held of record by each shareholder on the Record Date.

For purposes of effecting the Reclassification, we may in our sole discretion, but shall not have any obligation to do so:

•                                          presume that any shares of our common stock registered in the name of a record shareholder are held by a person distinct from any other person, notwithstanding that the record holder of a separate discrete account has the same or a similar name; and

•                                          aggregate the shares held of record by any person or persons that we determine to constitute a single holder for purposes of determining the number of shares held by such holder.

Tax Withholding

Shareholders subject to United States federal backup withholding requirements may be subject to backup withholding on any cash received upon the sale of Series A preferred stock to us. Backup withholding will not apply, however, to a shareholder who (i) furnishes a correct taxpayer identification number and certifies that the shareholder is not subject to backup withholding on the substitute Form W- 9 included in the letter of transmittal, or (ii) who otherwise properly establishes that the shareholder is exempt from backup withholding.

Exchange of Certificates

Assuming our shareholders approve the Amendment, we anticipate filing the Amendment with the Office of the Texas Secretary of State. The Reclassification will become effective at the time identified in the Amendment, which is anticipated as being 11:59 p.m. Austin, Texas time on the day of the Meeting.

Continental Stock Transfer & Trust Company, our transfer agent, has been appointed the exchange agent to carry out (i) the exchange of certificates for those shareholders receiving Series A preferred stock in exchange for their common shares as a result of the Reclassification and (ii) the payment of cash for all holders of Series A preferred stock who elect to sell their preferred shares to us at the Put Price. As soon as practicable after the effective date of the Reclassification, those record shareholders owning less than 2,500 shares of our common stock at the time of the Reclassification will be notified and asked to surrender their currently issued stock certificates to the exchange agent. In exchange, those record holders owning less than 2,500 shares of our common stock will be given the option of receiving (i) the same number of shares of Series A preferred stock as the common shares being converted or (ii) a cash payment equal to $11.00 per share for the converted Series A preferred stock to which such holder would otherwise be entitled to receive. In the event an affected shareholder initially elects to receive Series A preferred stock in exchange for that holder’s common shares, he or she can elect to receive a cash payment of $11.00 for each share of Series A preferred stock received provided that he or she elects to do so in writing prior to the expiration of the thirty (30) day period following the effective time of the Reclassification.

Holders of Series A preferred stock will not pay any service charges in connection with the exchange of their certificates. All of these expenses will be borne by us. In the event a holder of Series A preferred stock elects to sell the preferred shares to us at the Put Price, such shareholder should also be able to avoid paying any brokers fees.

If you own of record 2,500 or more shares of our common stock at the effective time of the Reclassification, you will not need to send your current stock certificates to our transfer agent or to us. We do not intend to issue new common stock certificates following the Reclassification to those shareholders whose common shares were not converted to shares of Series A preferred stock in the Reclassification.

If you own of record less than 2,500 shares of our common stock at the effective time of the Reclassification, you will not receive a new Series A preferred stock certificate or a cash payment for your newly issued Series A preferred stock, as applicable, pursuant to the Reclassification until our transfer agent receives your currently issued stock certificate(s) or appropriate affidavits and indemnity assurances for lost stock certificates in accordance with the instructions outlined in the letters of transmittal to be delivered to you.

If you own of record fewer than 2,500 shares of our common stock, you should not send your stock certificates now. You should send them only after you receive a letter of transmittal from us. Letters of transmittal will be mailed soon after the Reclassification is effective.

Timing of Closing of Reclassification

If the transaction is approved by our shareholders, the Reclassification will become effective on the date and at the time specified in the Amendment filed with the Texas Secretary of State. It is currently anticipated that the effective time of the Reclassification will be 11:59 p.m. Austin, Texas time on the day following the Meeting. In the event that the Board of Directors changes the effective date, it will notify shareholders via a press release.

Dissenters’ Rights

Shareholders who receive shares of Series A preferred stock in the Reclassification will not be entitled to dissenters’ rights under Texas law.

Anticipated Accounting Treatment

The accounting treatment will be in accordance with U.S. generally accepted accounting principles. Shares of common stock reclassified to Series A preferred stock will result in such common shares being included in our authorized but unissued shares of common stock and available for issuance in the future. Any shares of Series A preferred stock which are cashed out at the Put Price will result in a reduction of our shareholders’ equity.

Fees and Expenses

It is uncertain how many shareholders receiving Series A preferred stock will elect to sell their newly issued shares of Series A preferred stock at the $11.00 per share Put Price. If all shareholders receiving Series A preferred stock elect to receive a cash payment rather than the preferred shares, we estimate that the total number of shares that would be purchased by us would be approximately 297,791, resulting in a total cost to us of approximately $3,275,700. This amount does not include our expenses associated with the Reclassification, which we estimate to be approximately $161,700, as discussed below. We anticipate that we will pay for all Series A preferred stock sold to us after the Reclassification, as well as of the costs and expenses of this transaction, with cash on hand and, if necessary, through dividends from the Bank, although we do anticipate obtaining a back-up credit facility to ensure that our liquidity position remains healthy. We are currently in negotiations with a lender to enter into a promissory note to borrow up to $1.5 million for purposes of having a back-up credit facility. If we have to pay more than $1.8 million to Series A preferred shareholders who have exercised their put right, we intend to borrow funds under this facility to pay such excess amount. We expect this promissory note to contain covenants and default provisions customary for similar credit facilities. We anticipate repaying any amounts borrowed under this promissory note from cash generated by our operations.

We will pay all fees and expenses associated with the Reclassification. We estimate that Reclassification related fees and expenses will be $161,700, consisting of the following:

Financial Advisor fees and expenses (including Fairness Opinion)	$41,000
Legal fees and expenses	$90,000
Real estate appraiser fees	$5,200
Accounting fees and expenses	$2,500
Printing, solicitation and mailing costs	$15,000
SEC filing and Edgar fees	$6,000
Miscellaneous expenses	$2,000
Total estimated expenses	$161,700

Although we do not currently expect to do so, we may engage one or more proxy solicitation firms to assist in the delivery of proxy materials and solicitation of completed proxies and compensate those firms for doing so.

In the event a shareholder has lost his or her stock certificate(s) and is required to surrender those certificate(s) to receive the Series A preferred stock or cash payment in exchange for such preferred stock, we will also pay the fee charged by our transfer agent for lost certificates, provided that the shareholder promptly executes the requisite affidavit and indemnity instruments.

Source and Amount of Funds

Even if all shareholders who receive Series A preferred stock elect to sell their shares to us at the Put Price, we expect to pay only approximately $3,275,400 in the aggregate to such stockholders. We will also have transaction expenses of approximately $161,700 relating to the Reclassification. We do not believe the completion of the Reclassification will have any material affect on our financial condition or results of operations. Purchases of stock will initially be funded with our cash and other liquid assets, although we do anticipate obtaining a back-up credit facility to ensure that our liquidity position remains healthy. We are currently in negotiations with a lender to enter into a promissory note to borrow up to $1.5 million for purposes of having a back-up credit facility. If we have to pay more than $1.8 million to Series A preferred shareholders who have exercised their put right, we intend to borrow funds under this facility to pay such excess amount. We expect this promissory note to contain covenants and default provisions customary for similar credit facilities. We anticipate repaying any amounts borrowed under this promissory note from cash generated by our operations.

Reservation of Rights

Our Board of Directors reserves the right to abandon the Reclassification without further action by our shareholders at any time before the filing of the Amendment with the Texas Secretary of State, even if the Reclassification has been approved by our shareholders at the Meeting. By voting in favor of the Reclassification you also are expressly authorizing our Board of Directors to determine not to proceed with the Reclassification if it should decide on that course of action.

Recommendation of the Board of Directors

The Amendment and Reclassification have been unanimously approved by our Board of Directors (except for Mr. Bendele, who abstained from voting on the matter because he was appointed to the Board on the same day the Board approved the transaction). Our Board of Directors recommends a vote “FOR” adoption of the proposed Amendment to the Articles of Incorporation which will authorize the Reclassification.

PROPOSAL NO. 2:  ELECTION OF DIRECTORS

Board of Directors

Our Board of Directors is divided into three classes. The members of each class serve for a staggered three-year term. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of shareholders in the year in which their term expires. The classes are composed as follows:

Class I Directors. Charles T. Meeks, Marvin L. Schrager and Marvin J. Bendele are Class I Directors whose terms will expire at the 2008 annual meeting of shareholders.

Class II Directors. Jeffrey L. Nash, Hayden D. Watson and Elias F. “Lee” Urbina are Class II Directors whose terms will expire at the 2009 annual meeting of shareholders.

Class III Directors. Carl J. Stolle and Bill F. Schneider are Class III Directors whose term will expire at the 2010 annual meeting of shareholders.

William J. McClellan, a Class III Director, resigned on July 1, 2007. William T. Willis, a Class I Director and member of our Audit Committee, passed away on September 29, 2007. Arthur Coleman, a Class I Director, resigned on February 13, 2007. On November 13, 2007, Marvin J. Bendele was elected by the Board of Directors to serve as a Class I Director and a member of the Audit Committee.

Our Board of Directors met a total of five times during the 2007 fiscal year. During that year, Mr. Urbina attended fewer than 75% of the aggregate of (a) the total number of our Board meetings (held during the period for which he has been a director) and (b) the total number of meetings held by all committees of the Board on which he served (during the periods that he served). During the 2007 fiscal year each other incumbent director attended at least 75% of the aggregate of (a) the total number of our Board meetings (held during the period for which he has been a director) and (b) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

In regard to directors’ attendance at annual shareholders meetings, although we do not have a formal policy regarding such attendance, our Board of Directors encourages all Board members to attend such meetings, but such attendance is not mandatory. All of our Board members serving as directors at the time attended the 2007 annual shareholders meeting. In addition, our Board of Directors holds its regular annual meeting immediately following the annual shareholders meeting.

Nominees for Class I Directors

The nominees for directors to be elected as Class I directors at the 2008 annual meeting of shareholders are: Charles T. Meeks, Marvin L. Schrager and Marvin J. Bendele. The nominees’ biographical information is set forth below.

Unless you specify otherwise on your proxy, the persons named in such proxy intend to vote for the election of the nominees listed above to serve as directors. Directors will serve for a term of three (3) years, or until their replacements are duly elected and meet all requirements. All nominees are presently serving as directors.

Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable to serve, however, the persons named in the enclosed form of proxy intend to vote the shares represented by the proxy fro the election of such other person or persons as may be nominated or designated by management, unless they are directed by the proxy to do otherwise.

The Board of Directors recommends a vote FOR the election of Mr. Meeks, Mr. Schrager and Mr. Bendele as Class I directors of Treaty Oak.

Directors and Executive Officers

Set forth below is biographical information concerning our directors and executive officers. We consider certain of the Bank’s and our officers listed below to be our executive officers.

Name	Age	Position(s) Held with Treaty Oak Bancorp	Position(s) Held with Treaty Oak Bank

Charles T. Meeks	71	Chairman of the Board, Director (1)(2)(4)	Chairman of the Board, Director

Jeffrey L. Nash	51	President, Chief Executive Officer and Director (1)	President, Chief Executive Officer and Director

Marvin J. Bendele	60	Director (3)

Marvin L. Schrager	67	Director (2)(4)*

Bill F. Schneider	57	Director (2)(4)

Carl J. Stolle	47	Director (2)(3)(4)*	Director

Elias F. “Lee” Urbina	48	Director (3)

Hayden D. Watson	58	Director (1)(2)(3)*	Director

Coralie S. Pledger	50	Chief Financial Officer, Secretary, Treasurer	Chief Financial Officer

M. Randall Meeks	47		Executive Vice President – Chief Lending Officer

Sheila A. Bostick	42		Senior Vice President

Thomas G. Clark	55		Senior Vice President – Senior Credit Officer, Compliance Officer

(1)           Executive Committee Member

(2)           Compensation Committee Member

(3)           Audit Committee Member

(4)           Governance Committee Member

* Denotes Treaty Oak Bancorp Committee Chair

Background of Directors and Executive Officers

The following is a background summary of each of our directors and executive officers.

Mr. Charles Meeks has served as a member of our Board of Directors since May 2004 and has served as our Chairman of the Board since February 28, 2006. He is also the Chairman of the Board of the Bank, a position he has held since 1996. Since 1994, Mr. Meeks has served as the senior principal of the Charles T. Meeks Company, a consulting company for U.S. and offshore banks. From 1989 to 1994, he was a senior vice president with Alex Sheshunoff Management Services. Mr. Meeks has over 40 years of banking experience and served as the chief executive officer of a major affiliate Bank of Allied Bancshares, Houston, Texas, a $10 billion bank holding company. He holds a BBA degree from the University of Texas at Austin.

Mr. Nash co-founded us and has served as our President and CEO and a member of our Board of Directors since February 2006. Prior to that time, he served as our Executive Vice President and Chief Financial Officer, as well as a director since our inception. Additionally, Mr. Nash is the president and chief executive officer of the Bank, and is a director of the Bank. He has also been president and was a director of Treaty Oak Holdings Inc., which was merged into us in November 2006, since April 2006 and its chief financial officer since December 2004. Mr. Nash has more than 25 years of financial, operational, and leadership experience. From 1999 to January 2003, he served as President and led the turn-around of Addressing Your Needs, Inc. He was also an independent corporate consultant from June 2002 to January 2003. From 1996 to 1999 he was the chief operating officer of CSE Child Support Enforcement, now Supportkids, Inc. From 1991 to 1994 he was Chief Financial Officer and Chief Operating Officer of Select Marketing, Inc., which was acquired by Harte-Hanks Response Management in 1994, at which time he became Executive Vice President and General Manager, a position he held until 1996. He served as Executive Vice President, Chief Operating Officer, and President of Allied Bank North Austin (later First Interstate Bank of North Austin) from 1986 to 1991 and as Vice President and Section Manager at Texas Commerce Bank-Austin, N.A., from 1983 to 1986. Mr. Nash holds BBA and MBA degrees from the University of Texas at Austin and is active in many Austin civic activities.

Mr. Bendele was appointed as a member of our Board of Directors in November 2007. Mr. Bendele has been self-employed in the mortgage-lending business since 1991. Prior to that time, Mr. Bendele practiced public accounting for his own business and, prior to that, for Haskins & Sells in Houston, Texas. Mr. Bendele is a certified public accountant. Mr. Bendele serves on the Boards of Home Trust Company and Loop 360 Water Company and is a former member of the Eames Independent School District Board of Trustees. Mr. Bendele holds a B.B.A. degree in accounting from the University of Texas at Austin.

Mr. Schrager has served as a member of our Board of Directors since May 2004. He was a member of the Board of Directors of Treaty Oak Holdings, Inc. since November 2003. He has extensive experience in complex business matters in the financial industries and real estate, both as an independent business investor and as a practicing attorney. He has been in the private practice of law in Texas since 1988 and in Illinois from 1963 to 1988. Mr. Schrager holds a Bachelors degree in accounting from Ohio State University and an LLM from the University of Michigan Law School.

Mr. Schneider has served as a member of our Board of Directors since February 2007. He has been in the medical industry since 1974, and has served primarily in executive positions since 1983. He co-founded, expanded, and sold three medical companies, two of which were national concerns. Mr. Schneider serves on the Master M.U.D. Board serving the Barton Creek Country Club development area, and is a Board member for the San Saba Wildlife Management Association, where he was the founder and past president. Mr. Schneider received a BBA in marketing from the University of Texas at Austin.

Mr. Stolle has served as a member of our Board of Directors since May 2004 was a member of the Board of Directors of Treaty Oak Holdings, Inc. since June 2003. Mr. Stolle was employed with Dell, Inc. from 1996 until his retirement in May, 2005. He served as Vice President of Advanced Systems Group for the Small and Medium Business Division. Prior to that, he served in the capacities of Vice President of the Emerging Business Division and Vice President for Dell’s OptiPlex and Dimension lines of business. Before joining Dell, Mr. Stolle spent nine years at Sun Microsystems, where he managed the marketing, planning, and sales development for the Sun server business. His previous experience also includes positions in marketing and finance with the Hewlett Packard Company. Mr. Stolle holds a B.A. degree in biochemistry from the University of California, San Diego, and an M.B.A. from the University of Chicago.

Mr. Urbina has served as a member of our Board of Directors since February 2006. He is president of Urbina & Co. Certified Public Accountants of Central Texas. As a CPA for 17 years, Mr. Urbina provides advisory business solutions and accounting services to primarily high net worth business owners, technology executives, and real estate operators. As an owner of business interests ranging from heavy truck dealerships to real estate shopping centers, technology companies and restaurants, Urbina offers extensive knowledge both from a CPA perspective and as a business owner. Mr. Urbina is also experienced in advising and acting as a limited member of a multi-state national venture capital firm and also serves as an advisor to the Board for a publicly traded technology company. Mr. Urbina also serves on the Bank’s audit committee.

Mr. Watson has served as a member of our Board of Directors since May 2004 and is a director of the Bank. He is president of the Mariner Group, Inc., a bank investment and management consulting company he founded in 1999. From 1996 to 1999, Mr. Watson served as managing director of bank operations for Fleet Financial Group, where he was responsible for the bank’s consolidated operating units including deposits, commercial and consumer loans, investments (trust and mutual fund), and capital markets. In 1995, Mr. Watson assumed responsibility for the Payment System Services Group at Wells Fargo Bank, following its acquisition of First Interstate Bancorp, where he held several executive management positions with affiliates from 1988 to 1995. Mr. Watson has over 28 years experience in banking and holds a BBA degree in finance from the University of Texas. He is currently a member of the Board of Directors of US Dataworks, Inc. a Nevada public reporting company.

Ms. Pledger was appointed as our Secretary/Treasurer and Chief Financial Officer and as chief financial officer of the Bank in February 2007.  Ms. Pledger has over 27 years experience as a Certified Public Accountant, executive, and consultant in the financial services industry.  From September 2006 to February 2007, Ms. Pledger served as an independent financial consultant of ours.  From May 2002 until February 2007, Ms. Pledger assisted various entities and law firms as an independent financial consultant.  From January 1992 to May 2002, Ms. Pledger was a Principal in the financial industry division of Navigant Consulting, an independent consulting firm.  Prior to her employment by Navigant Consulting, Ms. Pledger worked for an international public accounting firm performing audits of banks, thrifts, broker-dealers and real estate companies in the financial services division.  She also served as the Chief Financial Officer of a mortgage company and was responsible for all accounting and treasury functions of the organization. Ms. Pledger holds a BBA degree in accounting from the University of Texas at Austin.

Mr. Randall Meeks has served as the Bank’s executive vice president and chief loan officer since April 2004. Before joining the Bank, Mr. Meeks was Partner/General Manager of Art Office Signs, a regional manufacturing/service business from March 1995 to March 2004. From February 1989 to March 1995, he served as Senior Vice President and Manager of the Commercial Lending Division in the Austin branch Boatmen’s National Bank, which was acquired by Bank of America. Mr. Meeks received a BBA in Finance degree from the University of Texas at Austin in August 1982 and is an August 1993 graduate of the Graduate School of Banking at Colorado. M. Randall Meeks is the son of Charles T. Meeks, our chairman and a member of our Board of Directors.

Mr. Clark has served as the Bank’s chief credit officer since March 2004. Before joining the Bank, Mr. Clark served as Manager, Trust Real Estate Group for the Austin region, and trust administrator, for JPMorgan Private Bank from March 1995 to March 2004. Mr. Clark has over 29 years of experience in the commercial credit industry and received his BBA in Accounting from the University of Texas at Austin in May 1974.

Ms. Bostick joined us in March, 2004, and has served as the Bank’s senior vice president and director of service and customer satisfaction, as well as assuming the role of marketing director. From 1998 to March 2004, Ms. Bostick was Vice President of Sales and Client Development for Supportkids, the largest privately owned child support enforcement agency in the world. From December 1991 to February 1998, Ms. Bostick served in several sales and management positions for Harte-Hanks Response Management, an outsource provider for high tech Fortune 500 companies. Ms. Bostick also has five years of banking experience in the commercial lending support area at First Interstate Bank from 1986 to 1991.

None of our directors or executive officers has been convicted in a criminal proceeding during the past five (5) years (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding during the past five (5) years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the individual from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding of any violation of federal or state securities laws. Each of our directors and executive officers is a citizen of the United States.

Director Independence

Our Board reviews the relationships that each director has with us. Only those directors whom our Board affirmatively determines have no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and who do not have any of the categorical relationships that prevent independence under NASDAQ listing standards, are considered to be independent directors. Even though our common stock is not listed on the NASDAQ market, our Board determined that the NASDAQ “independence” standards are appropriate standards for our directors in accordance with applicable securities law requirements.

The NASDAQ “independence” rules include a series of objectives tests, such that the director is not an employee of ours or an affiliate of ours and has not engaged in various types of business dealings with us or an affiliate of ours. In addition, as further required by the NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying our the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

In accordance with the applicable NASDAQ rules, our Board has determined that the following directors qualify as “independent” directors: Marvin J. Bendele, Bill F. Schneider, Marvin L. Schrager, Carl J. Stolle, Lee Urbina and Hayden D. Watson. William J. McClellan, who resigned from our Board on July 1, 2007, and Arthur C. Coleman, who resigned from the Board on February 13, 2007, were each an “independent” director under such rules during fiscal 2007. William T. Willis, who passed away on September 29, 2007, was an “independent” director under such rules during fiscal 2007.

Committees of the Board of Directors

Our Board of Directors has established Compensation, Audit, Governance and Executive Committees composed of members of the Board of Directors. These committees are described below.

Audit Committee

We have a separately-designated Audit Committee, which met 12 times during the 2007 fiscal year. Its members currently include Hayden D. Watson, Marvin J. Bendele, Carl J. Stolle and Elias F. “Lee” Urbina. William T. Willis previously served on the Audit Committee prior to his passing on September 29, 2007. Mr. Watson serves as chairman. Even though our common stock is not listed, we have determined that the NASDAQ “independence” standards are appropriate standards for our directors in accordance with applicable securities law requirements. Each of the members of the Audit Committee is independent under these standards. The Audit Committee has a written charter, a copy of which is attached to this Proxy Statement as Appendix C. In addition, the members of our Board’s Audit Committee also each qualify as “independent” under special standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees.

In addition, as a result of the Sarbanes-Oxley Act, we are required to disclose (1) whether we have at least one “audit committee financial expert” serving on our audit committee and the name of that expert, (2) whether the audit committee financial expert is “independent,” and (3) if we have no audit committee financial expert serving on our audit committee, we must state that fact and explain why. Our Board has determined that Elias F. “Lee” Urbina is an audit committee financial expert.

The Audit Committee recommends the appointment of an independent auditor on an annual basis, approves any special assignments to the independent auditor, reviews the planned scope of the annual audit, reviews the independent’s auditor’s report and management’s response, reviews any changes in accounting principles and the effectiveness and efficiency of the internal audit function, reviews all reports from regulatory authorities and management’s responses, and reports to the full Board of Directors on the foregoing matters. The Audit Committee also has the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties.

Governance Committee

We have a separately designated standing Governance Committee, which met two times during the 2007 fiscal year. Its members currently include Carl J. Stolle, Chairman, Bill F. Schneider, Charles T. Meeks and Marvin L. Schrager. We have determined that the NASDAQ “independence” standards are appropriate standards for our directors in accordance with applicable securities law requirements. Messrs. Stolle, Schneider and Schrager are independent under these standards. The Governance Committee has a written charter, a copy of which is attached to this Proxy Statement as Appendix D. The Governance Committee Charter charges the committee with responsibility for assisting the Board in determining the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board; (b) identifying highly qualified individuals meeting those criteria to serve on the Board; (c) proposing to the Board a slate of nominees for election by the shareholders at the annual meeting of shareholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in Board composition requirements; (d) reviewing candidates nominated by shareholders for election to the Board; (e) developing plans regarding the size and composition of the Board and its committees; and (f) developing and recommending to the Board a set of corporate governance principles applicable to the Company and reviewing such principles at least annually and monitoring and making recommendations to the Board with respect to the corporate governance principles applicable to the Company.

The Governance Committee identifies nominees by first evaluating the current members of the Board who are willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Governance Committee decides not to recommend a member for re-election, the Governance Committee may identify the desired skills and experience of a new nominee in light of the criteria below. Research may be performed to identify qualified individuals. The Governance Committee has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although it may do so in the future if it considers doing so necessary or desirable.

The consideration of any candidate for service on our Board is based on the Governance Committee’s assessment of the candidate’s professional and personal experiences and expertise relevant to our operations and goals. The Committee evaluates each candidate on his or her ability to devote sufficient time to Board activities to effectively carry out the work of the Board. The ability to contribute positively to the existing collaborative culture among Board members and willingness to represent the best interests of our shareholders and objectively appraise management’s performance are also considered by the Committee. In addition, the Committee considers the candidate’s involvement in activities or interests that might conflict with a director’s responsibilities to us and our shareholders; the composition of the Board as a whole; the status of the nominee as “independent” under the NASDAQ listing standards and the rules and regulations of the SEC; and the nominee’s experience with accounting rules and practices. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance Committee may also consider such other factors as it may deem are in our and our shareholders’ best interests.

After completing its evaluation, the Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance Committee.

The Governance Committee will consider director candidates recommended by our shareholders. The Governance Committee does not have a formal policy on shareholder nominees, but intends to assess them in the same manner as other nominees, as described above. To recommend a prospective nominee for the Governance Committee’s consideration, shareholders should submit in writing the candidate’s name and qualifications, and otherwise comply with our bylaws’ requirements for shareholder nominations, which are described below, to:

Treaty Oak Bancorp, Inc.

101 Westlake Drive

Austin, TX 78746

Attention: Corporate Secretary

Compensation Committee

The Compensation Committee recommends to the Board of Directors the salaries of executive personnel and directors and the policies, terms, and conditions of employment of all our employees and the Bank, as the case may be. The members of the Compensation Committee are Marvin L. Schrager, Chairman, Bill F. Schneider, Charles T. Meeks and Carl J. Stolle. We have determined that the NASDAQ “independence” standards are appropriate standards for our directors in accordance with applicable securities law requirements. Messrs. Schneider, Schrager and Stolle are independent under these standards. The Compensation Committee does not have a written charter. The Compensation Committee has the following responsibilities: (a) administration of the Company’s 2004 Stock Incentive Plan; (b) recommendation to the Board of Directors regarding director compensation for Board, committee and committee chair service; (c) recommendation to the Board of Directors of the gross annual percentage increase in staff compensation; and (d) recommendation of non-cash incentives and benefits for the senior staff of Treaty Oak Bank. The Committee held four meetings during fiscal 2007.

Our chief executive officer, other members of our management and outside advisors may be invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the agenda items. Neither our chief executive officer nor any other member of management votes on items before the Compensation Committee; however, the Compensation Committee and Board of Directors solicit the views of the chief executive officer on compensation matters, including as they relate to the compensation of the other named executive officers and members of senior management reporting to the chief executive officer. The Compensation Committee also works with our senior management to determine the agenda for each meeting.

Executive Committee

The Executive Committee meets as needed and, with certain exceptions, has the same powers as the Board of Directors in the management of our business affairs and the Bank’s business affairs between meetings of their respective Boards. The Executive Committee makes recommendations to the Board of Directors regarding matters important to our overall management and strategic operation and that of the Bank. The members of the Executive Committee are Jeffrey L. Nash, Chairman, Charles T. Meeks, Carl J. Stolle, Hayden D. Watson and Marvin L. Schrager. The Charter of our Executive Committee establishes its responsibilities as (a) review and provide counsel regarding material issues prior to Board submission; (b) provide oversight of management succession plan for key executive positions; and (c) transact routine, administrative Board matters between Board meetings. The Committee held one meeting during fiscal 2007.

Director Nominee Procedures for Security Holders

Under our bylaws, shareholders may nominate persons for election to our Board of Directors upon delivery of timely written notice to our corporate secretary. To be considered timely, the notice must be delivered or mailed and received at our principal offices not less than 60 days nor more than 180 days prior to the first anniversary of the preceding year’s annual meeting (in the case of an annual meeting) unless the date of such annual meeting is changed by more than 30 days from the anniversary date. In the latter case (and in the case of a special meeting), the notice must be received not later than the close of business on the 10th day following the earlier of the date on which a written statement setting forth the date of the meeting was mailed to shareholders or the date on which it is first disclosed to the public.

In addition, shareholders must be entitled to vote at the applicable meeting and be a shareholder of record at the time of providing notice in order for such nominations to be accepted.

Communication with the Board of Directors

Shareholders are permitted to communicate with our Board of Directors by forwarding written communications to our corporate offices at 101 Westlake Drive, Austin, Texas 78746, Attention: Chairman of the Board. We will present all communications, as received and without screening, to the Board of Directors at its next regularly scheduled meeting. If you wish to communicate with a specific director, you may do so by forwarding written communications to the above address to the attention of such director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, or the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Such persons were not obligated to file such reports prior to November 15, 2007, which is the date we registered our common stock under Section 12(g) of the Securities Exchange Act of 1934.

Based solely on our review of the copies of such forms received by us with respect to the period from November 15, 2007 to the date of this proxy statement, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of a registered class of our equity securities have been complied with, except that each of Jeff Nash, Coralie Pledger, Marvin Schrager and Sheila Bostick filed a late Form 3 during that period.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, which, together with the policies referred to therein, is applicable to all our directors, officers and employees. The Code of Business Conduct and Ethics covers all areas of professional conduct, including conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. We encourage all employees, officers and directors to promptly report any violations of any of our policies. Copies of our Code of Business Conduct and Ethics may be obtained by any person, without charge, upon written request to our corporate secretary at our principal executive offices.

Summary Compensation Table

The following table sets forth certain summary information concerning the cash and non-cash compensation awarded to, earned by, or paid to our chief executive officer and each of our two other most highly compensated executive officers whose salary and bonus for the fiscal year ended September 30, 2007 was in excess of $100,000 for services rendered in all capacities to us and our subsidiaries. In addition, we have included compensation information for our remaining executive officers who we paid in fiscal 2007. No executive officers who would have otherwise been included in such table on the basis of salary and bonus earned for the 2007 fiscal year have been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Jeffrey L. Nash, President, Chief Executive Officer, Bank President and Director (2)	2007	205,208	33,750	21,508	23,275	—	—	11,750	(3)	295,491
Coralie S. Pledger, Secretary/Treasurer and Chief Financial Officer (4)	2007	86,250	15,525	9,000	327	—	—	2,588	(5)	113,690
M. Randall Meeks, Treaty Oak Bank Chief Lending Officer	2007	110,416	17,562	9,788	6,843	—	—	3,512	(5)	148,121
Sheila A. Bostick, Treaty Oak Bank Senior Vice President	2007	108,217	17,033	11,350	6,909	—	—	4,307	(5)	147,816
Thomas Clark, Treaty Oak Bank Senior Credit Officer and Compliance Officer	2007	105,627	16,644	9,412	6,692	—	—	3,329	(5)	141,704

(1)           The amounts in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007 in accordance with FAS 123(R) of restricted stock awards and stock options, respectively, granted pursuant to our 2004 Stock Incentive Plan and thus include amounts from restricted stock awards and options granted in and prior to fiscal year 2007. Assumptions used in the calculation of the amount for fiscal years ended September 30, 2006 and 2007 are included in footnote 10 to our audited financial statements for the year ended September 30, 2007 included in our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on December 31, 2007.

(2)           Mr. Nash did not receive any compensation for his service as a director.

(3)           All other compensation represents automobile allowances of $5,400 and our contributions to Mr. Nash’s SIMPLE IRA plan.

(4)           Coralie S. Pledger joined us effective February 16, 2007.

(5)           All other compensation represents our contributions to the Named Executive Officer’s SIMPLE IRA plan.

Fiscal 2007 Equity Grants

During the fiscal year ended September 30, 2007, we granted stock options to acquire 34,500 shares of our common stock and restricted stock grants totaling 43,235 shares to the Named Executive Officers. The following table provides information related to stock option and restricted stock awards granted to or earned by our Named Executive Officers during the year ended September 30, 2007.

Name	Grant Date	Restricted Stock Awards: Number of Shares of Stock (#)	Stock Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($ /Sh)	Vesting Terms
Jeffrey L. Nash	10/25/06	—	15,000	$8.00	(1)
	11/15/06	—	20,303	$6.16	(3)
	11/20/06	12,905	—	—	(2)
	7/15/07	—	10,000	$10.95	(1)
Coralie S. Pledger	2/17/07	12,000	—	—	(2)
	6/30/07	—	2,000	$10.95	(1)
	9/30/07	—	1,500	$10.50	(1)
M. Randall Meeks	11/20/06	5,873	—	—	(2)
	9/30/07	—	2,000	$10.50	(1)
Sheila A. Bostick	11/20/06	6,810	—	—	(2)
	9/30/07	—	2,000	$10.50	(1)
Thomas G. Clark	11/20/06	5,647	—	—	(2)
	9/30/07	—	2,000	$10.50	(1)

(1)           This stock option vests one-third on each of the first three anniversaries of the date of grant.

(2)           This restricted stock award vests one-fourth on each of the first four anniversaries of the date of grant.

(3)           Mr. Nash received these stock options on April 30, 2003 in connection with his service for Treaty Oak Holdings, Inc. (TOHI). The options were assumed by the Company in connection with the merger of the Company and TOHI on November 15, 2006.

Employment Agreements

On September 27, 2006, we entered into an Employment Agreement with Jeffrey L. Nash whereby he agreed to continue to serve as our President and Chief Executive Officer. The Employment Agreement has a two year term ending on September 27, 2008, with automatic one year renewal terms unless terminated earlier by either party. Under the terms of the Employment Agreement, Mr. Nash receives an annual base salary of $200,000 and other usual and customary benefits. The Employment Agreement also provides that we will pay for Mr. Nash’s cell phone usage and club membership dues and fees as the Compensation Committee determines them to be to our benefit. We granted Mr. Nash options to purchase 15,000 shares of our common stock under our 2004 Stock Incentive Plan (the “Plan”) at an exercise price per share of the fair market value of our common stock as of the date of the grant, with one-third of the underlying shares to vest on the grant date of October 25, 2006 and the remaining two-thirds to vest equally on the first and second anniversaries of the grant date. These stock options would automatically fully vest upon a “change in control” as defined in the Plan. Mr. Nash is eligible to receive an annual bonus equal to 50% of his base annual salary plus any additional bonus amounts based on his performance, as determined in the sole discretion of our Board of Directors. Pursuant to the terms of the Employment Agreement, if we terminate Mr. Nash other than for “cause”, or his employment with us is terminated “by reason of death or disability” or if Mr. Nash resigns following a “material diminution in his title, responsibilities or direct-report staff” or within six months following a “change of control” (as such terms are defined or used in the Employment Agreement), Mr. Nash will be entitled to a lump sum payment of one times his current base salary in cash and any remaining unvested options shall vest at that time. The Employment Agreement also provides that if there is a “change of control” as defined under Section 280G of the Internal Revenue Code and Mr. Nash would be required to pay an excise tax under Section 4999 of the Internal Revenue Code based on the payments and benefits he receives as a result of the change of control, then we will pay Mr. Nash an additional amount (not to exceed Mr. Nash’s then current base salary) equal to 50% of the excise tax plus other taxes incurred by Mr. Nash as a result of receiving the additional amount.

All of our other executive officers are employees-at-will serving at the pleasure of our Board of Directors and do not have employment agreements with us.

2004 Stock Incentive Plan

Introduction

Our 2004 Stock Incentive Plan is intended to promote our interests by providing our employees, directors, and key advisors or consultants an opportunity to acquire or otherwise increase a proprietary interest in us as an incentive to remain in our service. The 2004 Stock Incentive Plan is designed to provide us with flexibility in offering incentive programs that will afford us the opportunity to attract and retain key employees and advisors. Below is a description of the material features of the 2004 Stock Incentive Plan.

Share reserve

We have reserved 500,000 shares of our common stock for issuance under the 2004 Stock Incentive Plan. The share reserve under our plan will increase automatically on the first business day in January of each calendar year, beginning with calendar year 2005, by an amount equal to two percent (2%) of the total number of shares of our common stock outstanding on the last business day of December in the prior calendar year, but in no event will this annual increase exceed 100,000 shares. In addition, no participant in the plan may be granted stock options or direct stock issuances for more than 100,000 shares of common stock in total in any calendar year. As of September 30, 2007, we had 176,569 shares of our common stock available for issuance under the plan.

Programs

Our 2004 Stock Incentive Plan has three separate programs:

•              the discretionary option grant program, under which eligible individuals may be granted options to purchase shares of our common stock at an exercise price less than, equal to, or greater than the fair market value of those shares on the grant date;

•              the stock issuance program, under which eligible individuals may be issued shares of common stock directly, upon the attainment of performance milestones, the completion of a specified period of service, or as a bonus for past services; and

•              the automatic option grant program, under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of common stock at an exercise price equal to the fair market value of those shares on the grant date.

Eligibility

The individuals eligible to participate in our plan include our officers and other employees (including those of the Bank (our subsidiary)), our non-employee Board members, and any consultants or other independent advisors we hire.

Administration

The discretionary option grant and stock issuance programs is administered by our Compensation Committee. This Committee determines which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when the grants or issuances are to be made, the number of shares subject to each grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance, and the maximum term for which any granted option is to remain outstanding.

Plan features

Our 2004 Stock Incentive Plan includes the following features:

•              The exercise price for any options granted under the plan may be paid in cash or in shares of our common stock valued at the fair market value on the exercise date. Subject to applicable federal securities law requirements, the option may also be exercised through a same-day sale program through an independent brokerage firm without any cash outlay by the optionee.

•              The Compensation Committee has the authority to cancel outstanding options under the discretionary option grant program in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of our common stock on the new grant date.

Automatic option grant program

On the date of each annual shareholders meeting, each non-employee Board member who is to continue to serve as a non-employee Board member, including each of our current non-employee Board members, will be granted automatically an option to purchase 3,000 shares of common stock, provided he or she has served on the Board for at least six months.

Each automatic grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of 10 years, subject to earlier termination following the optionee’s cessation of Board service. The shares subject to each annual 3,000-share automatic grant will vest upon the optionee’s completion of one year of service measured from the grant date. However, the shares will immediately vest in full upon certain changes in control or ownership or upon the optionee’s death or disability while then serving as a Board member.

Change in control

Our 2004 Stock Incentive Plan includes the following change in control provisions that may result in the accelerated vesting of outstanding option grants and stock issuances:

•              If we are acquired by merger or asset sale or Board-approved sale by the shareholders of more than 50% of our outstanding voting stock, each outstanding option under the discretionary option grant program that is not to be assumed by the successor corporation or otherwise continued in effect will become exercisable immediately for all the option shares, and all outstanding unvested shares will vest immediately, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

•              The Compensation Committee will have complete discretion to grant one or more options which will become exercisable for all the option shares in the event those options are assumed in the acquisition but the optionee’s service with us or the acquiring entity is subsequently involuntarily terminated.

•              The Compensation Committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will vest immediately in connection with a hostile takeover effected through a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our Board through one or more contested elections. Accelerated vesting may occur either at the time of the transaction or upon the subsequent termination of the optionee’s services.

Amendment/Termination

The Board may amend or modify our 2004 Stock Incentive Plan at any time, subject to any required shareholder approval. Our 2004 Stock Incentive Plan will terminate no later than January 18, 2014.

Outstanding Equity Awards at Fiscal Year-end

The following table provides information, with respect to the Named Executive Officers, concerning their outstanding equity awards at the fiscal year-end on September 30, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexerciseable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($ )		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($ )		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($ )
(a)	(b)		(c)		(d)	(e)		(f)	(g)		(h)		(i)	(j)
Jeffrey L. Nash	15,000		—		—	$8.33		5/19/14	12,905	(4)	135,503	(2)	—	—
	3,333		6,667	(5)	—	$8.50		10/24/15	—		—		—	—
	1,667		3,333	(6)	—	$8.50		7/24/16	—		—		—	—
	—		15,000	(3)	—	$8.00		10/24/16	—		—		—	—
	—		10,000	(3)	—	$10.95		7/15/17	—		—		—	—
	20,303	(1)	—		—	$6.16	(1)	—	—		—		—	—
Coralie S. Pledger	—		2,000	(3)	—	$10.95		6/30/17	12,000	(4)	126,000	(2)	—	—
	—		1,500	(3)	—	$10.50		9/30/17	—		—		—	—
M. Randall Meeks	2,500		—		—	$8.33		5/19/14	5,873	(4)	61,667	(2)	—	—
	1,333		2,667	(5)	—	$8.50		10/24/15	—		—		—	—
	1,667		3,333	(6)	—	$8.75		9/25/16	—		—		—	—
	—		2,000	(3)	—	$10.50		9/30/17	—		—		—	—
Sheila A. Bostick	3,500		—		—	$8.33		5/19/14	6,810	(4)	71,505	(2)	—	—
	1,333		2,667	(5)	—	$8.50		10/25/14	—		—		—	—
	333		667	(5)	—	$8.50		10/25/14	—		—		—	—
	1,667		3,333	(6)	—	$8.75		9/25/16	—		—		—	—
	—		2,000	(3)	—	$10.50		9/30/17	—		—		—	—
Thomas G. Clark	2,500		—		—	$8.33		5/19/14	5,647	(4)	59,294	(2)	—	—
	1,250		2,500	(5)	—	$8.50		10/24/15	—		—		—	—
	1,667		3,333	(6)	—	$8.75		9/25/16	—		—		—	—
	—		2,000	(3)	—	$10.50		9/30/17	—		—		—	—

(1)           Mr. Nash received these stock options on April 30, 2003 in connection with his service for Treaty Oak Holdings, Inc. (TOHI). The options were assumed by the Company in connection with the merger of the Company and TOHI on November 15, 2006..

(2)           Such amount is calculated by multiplying the number of shares set forth in column (g) by $10.50, which was the last price at which our common stock was traded during the year ended September 30, 2007, which trade occurred on August 30, 2007.

(3)           See footnote (1) to the table under “– Equity Grants” for the vesting terms.

(4)           See footnote (2) to the table under “– Equity Grants” for the vesting terms.

(5)           This stock option vests one-third on each of the first three anniversaries of the date of grant, which was October 25, 2005.

(6)           This stock option vests one-third on each of the first three anniversaries of the date of grant, which was September 29, 2006.

Severance and Change of Control Benefits

For a description of Mr. Nash’s severance and change of control benefits, see “– Employment Agreements”. None of our other Names Executive Officers has an employment agreement with us and therefore is not entitled to any severance or change of control benefits and payments. Our Board of Directors may in its discretion provide severance or change of control benefits to our Named Executive Officers if our Board believes in its business judgment that such benefits are appropriate or desirable.

Director Compensation

We currently pay our outside directors for their services as directors and committee members for attending and participating in Board and committee meetings. In fiscal 2007, we paid our Board members fees of $150-$250 per meeting ($225 for our Board and Bank board meetings, $250 for Executive Committee meetings, $200 for Audit Committee, Compensation Committee, and Governance Committee meetings, and $150 for Bank loan committee and asset liability committee meetings) for attending and participating in meetings and we pay our committee chairs annual retainers of $2,000-$4,000 for their service ($4,000 for Audit Committee and $2,000 for Compensation Committee and Governance Committee). For fiscal 2008, we will pay our Board members fees of $200-$400 per meeting ($400 for our Board meetings, $300 for Bank board meetings, $300 for Executive Committee, Audit Committee, Compensation Committee, and Governance Committee meetings, and $200 for Bank loan committee and asset liability committee meetings) for attendance and participating in meetings and we pay our committee chairs annual retainers of $3,000-$5,000 for their service ($5,000 for Audit Committee and $3,000 for Compensation Committee and Governance Committee). In the future, we expect to continue to pay retainer and committee fees at the rate customary in the banking and financial services industries.

Our directors and Bank directors who are not employees are eligible to receive stock option grants at periodic intervals under the automatic option grant program of our 2004 Stock Incentive Plan. Under the automatic option grant program, each year on the date of the annual shareholders meeting, each non-employee Board member who continues to serve as a non-employee Board member will automatically be granted an option to purchase 3,000 shares of our common stock, provided he or she has served on the Board for at least six months and has not received an automatic grant on the date of either of the last two preceding annual shareholder meetings. On January 4, 2008, our Board amended this director equity compensation component to provide that non-employee Board members who meet the requirements set forth in the previous sentence would receive a restricted stock award, rather than stock options, of a number of shares equal to the value of stock options to purchase 3,000 shares (as determined under the Black-Scholes method of calculating option values), divided by the fair market value per share of our common stock on the date of the annual shareholders meeting. In addition, all non-employee directors are eligible to receive option grants and restricted stock awards under the discretionary grant programs of the plan. When a director is elected to our Board for the first time, such director is granted a stock option to acquire 10,000 shares of our common stock, at an exercise price equal to the fair market value per share on the date of grant, which such option is fully vested on the date of grant.

The following table provides information concerning the compensation of our directors for the fiscal year ended September 30, 2007. Mr. Bendele joined our Board of Directors on November 13, 2007 and therefore is not included in the table below.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
Charles T. Meeks	13,675	—	13,567	—	—	24,000	(5)	51,242
Arthur H. Coleman(1)	3,150	—	11,647	—	—	—		14,797
William J. McClellan(2)	—	—	5,900	—	—	—		5,900
Marvin L. Schrager	4,400	—	12,543	—	—	—		16,943
Bill F. Schneider	1,525	—	5,070	—	—	—		6,595
Carl J. Stolle	4,850	—	11,027	—	—	—		15,877
Elias F. “Lee” Urbina	1,425	—	5,070	—	—	—		6,495
Hayden D. Watson	20,250	—	14,883	—	—	—		35,133
William T. Willis(3)	6,225	—	7,637	—	—	—		13,862

(1) Mr. Coleman resigned from the Board of Directors on February 13, 2007.
(2) Mr. McClellan resigned from the Board of Directors on July 1, 2007.
(3) Mr. Willis passed away on September 29, 2007.

(4)    The directors held stock options covering the following amounts of shares, all of which options are fully vested:  Mr. Meeks – 32,030; Mr. Schrager – 26,500; Mr. Schneider – 16,000; Mr. Stolle – 32,121; Mr. Urbina – 16,000 and Mr. Watson – 32,500.

(5) All other compensation represents Mr. Meeks’ salary received for his service as Chairman of the Board.

Security Ownership of Certain Beneficial Owners and Management

This following table sets forth information regarding the beneficial ownership of our common stock as of December 17, 2007, for:

•              each person known by us to own beneficially more than 5% of our common stock;

•              each executive officer named in the summary compensation table;

•              each of our directors and director nominees; and

•              all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Except as indicated in the notes following the table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. The applicable percentage of ownership for each shareholder is based on 2,969,739 shares of our common stock outstanding as of December 17, 2007, together with the shares of common stock underlying options or warrants held by such persons that are exercisable on or before February 17, 2008. Shares of common stock issuable upon exercise of options and other rights beneficially owned that are exercisable on or before February 17, 2008 are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights but are not deemed outstanding for computing the percentage ownership of any other person.

Name and Address	Number of Shares of Common Stock Beneficially Owned	Percentage
Named Executive Officers, Directors, and Director Nominees

Jeffrey L. Nash (1)(2)	135,670	4.49%

Coralie S. Pledger (1)(3)	14,646	*

Sheila A. Bostick (1)(4)	19,363	*

Thomas G. Clark (1)(5)	16,700	*

M. Randall Meeks (1)(6)	17,143	*

Carl J. Stolle (7) 5108 Cuesta Verde Austin, Texas 78746	167,965	5.60%

Marvin L. Schrager (8) 220 N. Zapata Highway #11 Laredo, Texas 78043	43,812	1.46%

Charles T. Meeks (9) 2308 Quail Run Cove Lago Vista, Texas 78645	60,489	2.02%

Hayden D. Watson (10) 7901 Bee Cave Road #18 Austin, Texas 78746	92,860	3.09%

Elias F. “Lee” Urbina (11) 500 N. Capital of Texas Highway, #3-100 Austin, Texas 78746	20,010	*

Bill F. Schneider (12) 905 Crystal Mountain Drive Austin, Texas 78733	142,875	4.79%

Marvin J. Bendele (13) 5201 Cuesta Verde Austin, Texas 78746	13,723	*

5% Shareholders

Terry W. Hamann (14) 5300 Bee Cave Road Building III, Suite 200 Austin, Texas 78746	236,125	7.41%

All directors and executive officers as a group (12 persons) (15)	745,256	22.89%

*              Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)           Address is 101 Westlake Drive, Austin, Texas 78746.

(2)           Includes 48,636 shares issuable upon exercise of options and 14,378 restricted shares issued but not fully vested. Also includes 1,200 shares held for the benefit of Mr. Nash’s children, which beneficial ownership of such shares is disclaimed.

(3)           Includes 14,546 restricted shares issued but not fully vested.

(4)           Includes 8,500 shares issuable upon exercise of options and 8,703 restricted shares issued but not fully vested.

(5)           Includes 6,667 shares issuable upon exercise of options and 6,433 restricted shares issued but not fully vested.

(6)           Includes 6,833 shares issuable upon exercise of options and 6,708 restricted shares issued but not fully vested.

(7)           Includes 32,121 shares issuable upon exercise of options.

(8)           Includes 26,500 shares issuable upon exercise of options.

(9)           Includes 32,030 shares issuable upon exercise of options. Also includes 7,200 shares held jointly with Mr. Meeks’ spouse.

(10)         Includes 12,454 shares held in the name of Mr. Watson’s limited partnership, H&B Watson Interests, Inc. Also includes 32,500 shares issuable upon exercise of options.

(11)         Includes 4,010 shares held in the name of Mr. Urbina’s limited partnership, La Patrona, Ltd. Also includes 16,000 shares issuable upon exercise of options.

(12)         Includes 126,694 shares held in the name of Mr. Schneider’s’ family limited partnership, The B.F. Schneider Family, Ltd. Also includes 16,000 shares issuable upon exercise of options.

(13)        Includes 10,000 shares issuable upon exercise of options. Also includes 1,440 shares held by his spouse.

(14)         Includes 20,000 shares issuable upon exercise of options. Also includes 196,125 shares issuable upon exercise of warrants for which Mr. Hamann has agreed to grant a proxy to us for all of such underlying shares of common stock upon the exercise thereof. 1,152 shares are held in the name of Hamann Investments.

(15)         Includes 235,787 shares issuable upon exercise of options and 50,768 restricted shares issued but not fully vested.

INFORMATION ABOUT THE COMPANY

Certain Relationships and Related Transactions

General

We expect to enter into banking and other business transactions in the ordinary course of business with our directors and officers, including members of their families and corporations, partnerships, or other organizations in which they have a controlling interest. Each of these transactions will be on the following terms:

•              In the case of banking transactions, each transaction will be on substantially the same terms, including price or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions will not be expected to involve more than the normal risk of collectibility or present other unfavorable features to the Bank;

•              In the case of business transactions, each transaction will be on terms no less favorable than could be obtained from an unrelated third party;

•              In the case of all related party transactions, each transaction will be approved by a majority of the independent and disinterested directors; and

•              In the case of loans to related parties or loan guarantees by related parties:

•              the loans will be evidenced by promissory notes naming Treaty Oak Bank as payee;

•              the terms of the loans will be comparable to those normally assessed by other lenders for similar loans made in the Texline and Austin areas;

•              the loans will be repaid pursuant to appropriate amortization schedules and contain default provisions comparable to those normally used by other commercial lenders for similar loans;

•              the loans will be made only if credit reports and financial statements show the loans to be collectible and the borrowers are satisfactory credit risks, in light of the nature and terms of the loans and other circumstances;

•              the loans meet the loan policies normally used by other commercial lenders for similar loans;

•              the purpose of the loans and the disbursements of proceeds will be reviewed and monitored in a manner comparable to that normally used by commercial lenders for similar loans; and

•              the loans will not violate the requirements of any banking or other financial institution’s regulatory authority.

Acquisition of Treaty Oak Holdings, Inc.

On November 15, 2006, we completed the acquisition of Treaty Oak Holdings, Inc. (“TOHI”) pursuant to the Agreement and Plan of Merger, dated October 3, 2006. TOHI was one of our five organizing shareholders and operated as a bank holding company and significant shareholder, but otherwise had no active operations. The merger was approved by our Board of Directors and also by our shareholders at a special meeting of Shareholders held on October 24, 2006. Prior to the consummation of the merger, TOHI held approximately 38% of the issued and outstanding shares of our common stock.

The primary purpose of this merger was to achieve certain operational efficiencies for us and our affiliates. The following factors were important to both our Board and TOHI’s Board decisions to approve the merger and recommend approval to our and TOHI’s shareholders:

(i)          The merger would simplify the bookkeeping, financial reporting, and corporate record keeping for our affiliated entities;

(ii)         The merger would reduce the accounting and other costs for the various Treaty Oak entities, including the costs associated with the filing of multiple tax returns and regulatory reports;

(iii)        The merger would eliminate the need to treat TOHI as a separate “bank holding company” and make the various banking regulatory filings;

(iv)        Our and TOHI’s Boards of Directors believed that it was beneficial for our and TOHI’s shareholders to have all of the shareholders associated with the Treaty Oak affiliated entities invested in one organization (i.e., us) rather than multiple organizations;

(v)         As part of the exchange, we would receive net assets from TOHI, including cash and limited partnership interests in PGI Equity Partners, LP, the entity that owns Treaty Oak Bank’s headquarters at 101 Westlake Drive, Austin, Texas, which would increase our liquidity and financial strength;

(vi)        The merger was anticipated to be accretive to our tangible book value per share outstanding;

(vii)       Net operating losses incurred by TOHI may be available to offset future earnings of ours; and

(viii)      The TOHI Board believed that the exchange of the TOHI shares for our shares in connection with the merger would improve the liquidity of such shares because we are a public reporting company.

A majority of our directors also served on TOHI’s Board of Directors and were shareholders of both entities. TOHI also owned 1,000,000 shares of our common stock, representing approximately 38% of our shares then outstanding. Because of these relationships, purchase accounting was not applied to the merger. Instead the net assets contributed by TOHI were recorded at their predecessor basis. The 1,000,000 shares of our common stock owned by TOHI were cancelled by us and recorded as a reduction of our common stock accounts (par value and paid in capital) at their fair market value, as determined by an independent appraisal, of $8.31 per share, or $8,310,000 in the aggregate. The 1,094,163 new shares of our stock issued to the TOHI shareholders were also recorded at the fair market value price of $8.31 per share, or $9,093,000 in the aggregate. The common stock purchase warrants issued by us in exchange for the TOHI warrants and the TOHI options assumed by us were valued and recorded at their fair value using a Black-Scholes pricing model. The net effect of the contribution of assets and the capital stock transactions was a $1,715,000 increase to our equity and a 94,163 net increase in the number of shares of our common stock issued.

PGI Equity Partners, L.P.

Office Lease

Our offices are located in a renovated building at 101 Westlake Drive, Austin, Texas. The Bank occupies approximately 7,900 square feet for its offices and our corporate offices occupy an additional 1,000 square feet. The office space is leased from PGI Equity Partners, L.P., a Texas limited partnership and a wholly-owned subsidiary of ours. We engaged the services of a third party consultant in determining the fair market rental value of this office space to be leased to us and the Bank. Upon completion of our merger with TOHI on November 15, 2006, we obtained 100% ownership and control of the real estate through ownership of the limited partner interests of PGI Equity Partners, L.P. and its general partner, PGI Capital, Inc.

Investment in PGI Equity Partners, L.P.

We acquired a 47.5% interest in PGI Equity Partners, LP (the “Partnership”) on December 31, 2004. The Partnership owns and operates the building in which our principal executive offices are located. On February 23, 2006, we acquired additional 2.5% Class A and 1.25% Class B interests in the Partnership from the sole remaining minority shareholder, bringing our total ownership interest in the Partnership to 51.25% at September 30, 2006. TOHI owned 43.25% of the limited partnership interests, while PGI Capital, Inc., which was a wholly-owned subsidiary of TOHI, owned the remaining 5.5% limited partnership interest. Thus, following our merger with TOHI on November 15, 2006, we now own 100.0% of the limited partner interests in the Partnership as well as the 5.0% general partner interest held by PGI Capital, Inc., the Partnership’s general partner.

Loans to Treaty Oak Holdings, Inc.

On October 24, 2006, our shareholders approved the acquisition of TOHI our largest shareholder, which then held approximately 39% of our issued and outstanding common stock. On August 24, 2006, we had loaned TOHI $2,425,000 for the redemption of its shares held by certain principals of our previously affiliated entities. The loan was at the prime rate of interest with interest only payable monthly.

On October 11, 2005, we made a $355,000 loan to TOHI, with interest at the prime rate per annum with monthly interest payments due on the first of each month beginning November 1, 2005. The purpose of the loan was to enable TOHI to pay off certain obligations, and to provide sufficient liquidity to TOHI until the proposed merger with us has been completed. On April 26, 2006, the obligation was renewed and increased to $373,000 at the then current prime rate. The loan was renewed and increased to $400,000 on September 1, 2006. The principal balance, along with accrued interest, was due and payable in full on November 1, 2006.

In November 2006, TOHI completed a private placement of shares of common stock that raised approximately $3,500,000 and TOHI was able to repay the $2,425,000 and the $400,000 loans in full on November 15, 2006, upon the consummation of our merger with TOHI.

PGI Capital, Inc.

On March 14, 2005, in conjunction with the refinancing of the PGI Equity Partner, LP real estate, the Bank loaned PGI Capital, Inc., a controlled subsidiary of TOHI, $200,000 which was in part loaned and in part contributed to the capital of PGI Equity Partners. The loan was made on commercially reasonable terms and is secured by a certificate of deposit in the amount of $200,000 provided by us.

Treaty Oak Mortgage, LLC

On June 27, 2005, we acquired a 50% membership interest in Treaty Oak Mortgage, LLC, a mortgage broker focusing on residential real estate lending, from Treaty Oak Financial Holdings, Inc., an affiliated company and wholly-owned subsidiary of TOHI. We acquired the interest in Treaty Oak Mortgage for a purchase price of $1,000.

Promotional Shares Lock-In Agreement

In connection with our public offering, which was completed in October, 2004, TOHI and certain of our officers and directors were required by the Texas State Securities Board to escrow their shares of common stock issued to them upon our formation pursuant to a Promotional Shares Lock-In Agreement. Pursuant to the terms of the Lock-In Agreement, beginning two years from the date of completion of the offering, 2.5% of the promotional shares may be released each quarter on a pro rata basis among the depositors, and all remaining promotional shares will be released from escrow on the fourth anniversary from the date of completion of the offering. The promotional shares may not be transferred by the holders thereof, except in certain limited instances such as by will, the laws of descent and distribution, by order of any court of competent jurisdiction or by gift to family members.

Past Contacts, Transactions, Negotiations and Agreements

Generally. During the past two years, neither the Company nor the Bank has engaged in significant transactions with any of their affiliates, executive officers or directors, nor have we engaged in negotiations regarding such types of transactions, other than the acquisition of TOHI in 2006, as discussed above. The concept of “significant transactions” includes any transaction or series of similar transactions with an aggregate value in excess of $60,000.

There are no agreements between us, the Bank or our executive officers and directors and any other person with respect to any shares of our common stock, except as related to awards granted under our 2004 Stock Incentive Plan.

Our directors and officers and their associates are customers of and have had transactions with the Bank in the ordinary course of business. All loans and commitments included in such transactions have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

We are not aware of any arrangements that may result in a change in control of us. Presently, neither we nor the Bank has any plans, proposals or negotiations that relate to or would result in: (i) any purchase, sale or transfer of a material amount of our assets or any of our subsidiaries; (ii) any material change in our present dividend rate or policy, or indebtedness or capitalization; (iii) any change in our present Board of Directors or management, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board or to change any material term of the employment contract of any executive officer; or (iv) any other material change in our corporate structure or business.

2004 Stock Incentive Plan. On January 19, 2004, the 2004 Stock Incentive Plan was adopted by our Board of Directors for the purpose of providing eligible persons in our service with the opportunity to acquire or increase their proprietary interest in us as an incentive for them to remain in such service. The Plan initially set aside 500,000 shares of our common stock. The number of shares of our common stock available for issuance under the Plan automatically increases on the first business day of January each calendar year during the term of the Plan by an amount equal to two percent (2%) of the total number of shares of common stock outstanding on the last business day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 100,000 shares. At September 30, 2007 there were a total of 433,300 options outstanding and 49,507 shares of restricted stock issued, 659,376 total shares allocated to the Plan and 176,569 shares available for issuance. As of September 30, 2007, no options had been exercised.

Registration Rights Agreements. On November 15, 2006, Treaty Oak completed its merger with TOHI as described above under “—Certain Relationships and Related Transactions—Acquisition of Treaty Oak Holdings, Inc.”  In connection with the merger transaction, Treaty Oak granted the TOHI shareholders certain limited registration rights pursuant to a Registration Rights Agreement executed at the closing of the merger. Pursuant to the Registration Rights Agreement these former TOHI shareholders can request that Treaty Oak register their shares of our common stock on a Registration Statement on Form S-3 if such form is available for use by us, but only once during any 12-month period. The former TOHI warrantholders were also granted similar S-3 registration rights in a separate Registration Rights Agreement. After the Reclassification, because we would no longer be a SEC public reporting company, the Registration Statement on Form S-3 would not be available for use by us.

Warrants. Also in connection with the TOHI merger transaction, we granted holders of warrants to purchase TOHI common stock new warrants to purchase shares of our common stock. The exercise price for the shares of common stock issuable pursuant to the warrants is the greater of $6.67 per share and the book value per share of common stock, subject to certain adjustments. The warrants are exercisable, in whole or in part, through November 15, 2011. The warrants shall automatically be deemed to be exercised in full immediately prior to the closing of certain change of control transactions. The Reclassification would not qualify as one of these change of control transactions. Prior to exercise of warrants, holders thereof are not entitled to any rights of a shareholder with respect to the shares of our common stock, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings. In order to exercise these warrants, the warrantholders must execute and deliver to us an irrevocable proxy of all voting rights with respect to the shares acquired in favor of us.

Common Stock of the Company

Comparative Market Price Data. Our common stock is currently traded on the Over-the-Counter Bulletin Board under the symbol “TOAK”. The following table lists the high and low sales information for our common stock for the periods indicated. The last sale price for our common stock reported on the Over-the-Counter Bulletin Board was on December 17, 2007 and was $10.00.

	Stock Price
	High	Low
2008:
First Quarter (1)	$10.50	$9.75

2007:
First Quarter	$9.00	$8.00
Second Quarter	$12.00	$8.50
Third Quarter	$11.50	$10.00
Fourth Quarter	$10.50	$10.00

2006:
First Quarter	$8.50	$8.50
Second Quarter	$8.50	$8.35
Third Quarter	$8.70	$8.35
Fourth Quarter	$9.00	$8.50

(1) Through December 17, 2007

After the Reclassification, we intend to deregister our common stock so that we are no longer an Exchange Act reporting company. As a result, our common stock would no longer be traded on the Over-the-Counter Bulletin Board. We anticipate that our common stock and our Series A preferred stock will be traded on the Pink sheets.

As of the record date for the Meeting, we had reserved 659,376 shares of our common stock for issuance upon the exercise of options and the issuance of stock that have been granted under our 2004 Stock Incentive Plan. Options to purchase 433,300 shares of common stock have been granted at a weighted average exercise price of $8.74 per share and 49,507 shares of stock have been granted . We have no compensation plans other than our 2004 Stock Incentive Plan authorized to issue equity securities. We have also issued warrants to acquire in the aggregate up to 450,000 shares of our common stock, at an exercise price equal to the greater of $6.67 per share and the book value per share of common stock.

We have not made an underwritten public offering of our common stock for cash during the past three years that was registered under the Securities Act of 1933 or exempt from registration under Regulation A (Securities Act Rule 251 through 263).

Dividends. We have never declared or paid any dividends on our capital stock and we do not anticipate doing so in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon regulatory requirements, and our results of operations, financial condition, and capital requirements, among other factors. Although our payment of dividends are subject to certain requirements and limitations under Texas corporate law, except as set forth in this discussion, restrictions associated with our payment of dividends as imposed on us by the FDIC and the Texas banking Department have lapsed. Accordingly, neither the Texas Banking Department nor the Federal Reserve or FDIC presently limit our right to pay dividends. However, our ability to pay dividends (or to repurchase shares) may be dependent upon our receipt of dividends from the Bank, our wholly-owned subsidiary.

A Texas-chartered bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect of that transaction would be to reduce the net worth of the institution to an amount which is less than the minimum amount required by applicable federal and state regulations. Also, an insured depository institution, such as the Bank, is prohibited from making capital distributions, including the payment of dividends, if after making such distributions the institution would become “under capitalized” (as that term is defined in applicable laws and regulations).

We must also obtain Federal Reserve approval in order to use more than 10% of our net worth to make stock repurchases during any 12 month period unless we (i) both before and after the redemption satisfy capital requirements for “well capitalized” state member banks; (ii) receive a one or two rating in our last examination; and (iii) are not the subject of any unresolved supervisory issues.

Recent Transactions. We have not repurchased or redeemed any shares of our common stock during the past two years. Except as otherwise set forth herein, neither we, nor any of our executive officers, directors, affiliates or subsidiaries, nor any of our or any of our subsidiaries’ pension, profit sharing, or similar plan, has engaged in any transaction in our common stock during the past sixty (60) days.

Description of Common Stock. We are authorized to issue 20,000,000 shares of common stock, $0.01 par value per share. As of the record date for the Meeting, there were 2,969,739 shares of our common stock outstanding. Each share of our common stock has equal voting rights, preferences and privileges.

Description of preferred stock. Under the terms of our Articles of Incorporation prior to the adoption of the Amendment, we are authorized to issue 10,000,000 shares of preferred stock, of which no shares are issued or outstanding. Our Board of Directors has the authority to prescribe the relative preferences, rights and limitations of the shares of preferred stock, subject to limitations prescribed by law and our Articles of Incorporation, as amended. Our Board of Directors has designated 2,500,00 shares of preferred stock as Series A preferred stock.  After the Reclassification we will have 7,500,000 shares of authorized and undesignated preferred stock.

Number of Record Shareholders. As of September 30, 2007, we had approximately 593 record shareholders.

Voting Rights of Common Stock. Each share of our common stock has the same voting rights and is identical in all respects to every other share of common stock. The holders of our common stock possess all voting rights with respect to us. Each holder of our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of holders of our common stock. Holders of our Series A preferred stock will not be entitled to vote on any matter other than (i) as otherwise required by law or (ii) upon the merger, acquisition or sale of our stock or assets, which requires the approval of the common shareholders.

Anti-Takeover Effects of Texas Law and Certain Charter and Bylaw Provisions

Business Combinations

Treaty Oak has expressly elected not to be governed under the Texas Business Combination Law, which prohibits a publicly held Texas corporation from engaging in a business combination with an affiliated shareholder for a period of three years after the date of the transaction in which the person became an affiliated shareholder unless the business combination is approved in a prescribed manner.

Protective Provisions

Certain provisions of Treaty Oak’s Amended and Restated Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects and may delay, prevent, or make more difficult unsolicited tender offers or takeover attempts that a shareholder may consider to be in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of current management. These provisions include:

Classified Board of Directors. Treaty Oak’s Amended and Restated Articles of Incorporation and Bylaws provide that directors elected by the holders of common stock are divided into three classes as nearly equal in number as possible, serving staggered three-year terms. This provision, coupled with the provisions authorizing the Treaty Oak Board of Directors to increase the size of the Board and fill vacancies, may deter a shareholder from removing incumbent directors and simultaneously gaining control of the Board of Directors.

Special Meetings of Shareholders. Treaty Oak’s Bylaws provide that special meetings of shareholders may be called only by the chairman of the Board of Directors, or the president or by a majority of our Board of Directors. This provision may make it more difficult for shareholders to bring matters before a meeting of shareholders.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Treaty Oak’s Bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual or special meeting of shareholders must provide Treaty Oak with timely written notice of their proposals and nominations. To be timely, a shareholder’s notice must be delivered to or mailed and received at Treaty Oak’s principal executive offices not less than 60 nor more than 180 days before the first anniversary date of the immediately preceding annual meeting. If, however, the date of the annual meeting has been changed by more than 30 days from the anniversary date, notice by the shareholder must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting for the date of the meeting was mailed to shareholders or the date on which it is first disclosed to the public. With respect to nominations of candidates for the election of directors at a special meeting of shareholders, notice by the shareholders must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting for the date of the meeting was mailed to shareholders or the date on which it is first disclosed to the public. Treaty Oak’s Bylaws also specify certain requirements as to the form and content of a shareholder’s notice. These provisions may make it more difficult for shareholders to bring matters before an annual meeting of shareholders or to make nominations for directors at an annual meeting of shareholders.

Authorized but Unissued Shares. Treaty Oak’s authorized but unissued shares of common and preferred stock are available for the Board of Directors to issue without shareholder approval. Treaty Oak may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. In addition, the Board of Directors has the authority, without shareholder approval, to issue preferred stock with conversion, voting, and other rights which may be greater than the rights of the holders of common stock. The existence of authorized but unissued shares of common and preferred stock could render it more difficult or discourage an attempt to obtain control of Treaty Oak by means of a proxy contest, tender offer, merger, or other transaction.

Shareholder action upon written consent. Treaty Oak’s Amended and Restated Articles of Incorporation and Bylaws provide that any action required or permitted to be taken at an annual or special meeting of shareholders must be taken at a meeting of shareholders, duly called, with proper notice, and duly held, and may not be taken by any written consent of shareholders. These provisions may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by the persons described above under “— Special Meetings of Shareholders”. The provisions of the Company’s Amended and Restated Articles of Incorporation and Bylaws prohibiting shareholder action by written consent could prevent the holders of a majority of the voting power of Treaty Oak from using the written consent procedure to take shareholder action and taking action by consent without giving all the shareholders of Treaty Oak entitled to vote on a proposed action the opportunity to participate in determining such proposed action. In addition, limiting the ability for shareholders to act without a meeting could render it more difficult or discourage an attempt to obtain control of Treaty Oak by means of a proxy contest, tender offer, merger, or other transaction.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is comprised of Hayden D. Watson, Elias F. “Lee” Urbina, Carl J. Stolle and Marvin J. Bendele, all of whom are “independent” directors as defined in the NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. In addition, Mr. Urbina is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-B promulgated by the SEC.

It is the responsibility of our management to prepare financial statements in accordance with accounting principles generally accepted in the United States of America and of our independent auditors to audit those financial statements.

In this context, the Committee has reviewed and held discussions with management and the independent auditors regarding the Company’s fiscal 2007 financial statements. Management represented to the Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Committee has discussed with the independent auditors the auditor’s independence from the Company and management and has received the written disclosure and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditor’s independence.

The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2007, for filing with the Securities and Exchange Commission. The Committee believes that the provision of services by the independent auditors for matters other than the annual audit and quarterly reviews is compatible with maintaining the auditor’s independence.

Audit Committee:	Hayden D. Watson, Chairman
Elias F. “Lee” Urbina
Carl J. Stolle
Marvin J. Bendele

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Our Audit Committee designated McGladrey & Pullen, LLP (“McGladrey”) as our Independent Registered Public Accounting Firm for the fiscal year ended September 30, 2007. McGladrey has advised us that, in accordance with professional standards, they will not perform any non-audit service that would impair their independence for purposes of expressing an opinion on our financial statements. A representative of McGladrey will attend the Meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No accountants have been selected for the fiscal year ending September 30, 2008.

The following is a summary of the fees billed to us by McGladrey and RSM McGladrey, Inc., for professional services rendered for the fiscal years ended September 30, 2007, and 2006.

	Years Ended
Fee Category	September 30, 2007	September 30, 2006
Audit Fees (1)	$78,701	$73,268
Audit-Related Fees (2)	—	—
Tax Fees (3)	14,121	17,675
All Other Fees (4)	—	—
Total Fees	$92,822	$90,943

(1) Audit fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in the quarterly reports or services that are normally provided by the independent auditor in connection with the statutory and regulatory filings or engagements for the fiscal years ended September 30, 2007 and 2006.

(2)  Audit related fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”  These fees include review of registration statements and participation at meetings of the Board of Directors and audit committees.

(3)  Tax fees consist of aggregate fees billed for professional services for tax compliance, advice and planning.

(4)  All other fees consist of aggregate fees billed for products and services other than those disclosed above and may include accounting research or assistance with regulatory matters.

Our Audit Committee has not established pre-approval procedures and instead specifically approves each service prior to the engagement of the auditor for all audit and non-audit services.

FINANCIAL INFORMATION OF THE COMPANY

Selected Consolidated Financial Data

The following tables set forth certain of our audited consolidated selected financial data for the fiscal years ended September 30, 2007 and 2006. This consolidated selected financial data has been derived from, and should be read in conjunction with, our audited consolidated financial statements as of, and for, the fiscal years ended September 30, 2007 and 2006 as well as accompanying notes, which are incorporated herein by reference to our annual report on Form 10-KSB for the year ended September 30, 2007.

	Year Ended September 30,
	2007	2006
	(Dollars in thousands, except per share amounts)
Financial Condition Data:
Total assets	$115,286	$99,091
Investment securities (1)	20,109	26,123
Loans receivable, net (2)	83,333	59,620
Deposits	96,717	81,018
Borrowings(3)	2,604	5,150
Shareholders’ equity	15,310	11,272
Book value per common share	$5.18	$4.28
Operating Data:
Interest income	$7,471	$4,710
Interest expense	(2,656)	1,202
Net interest income	4,815	3,508
Provision for loan losses	295	295
Noninterest income	378	517
Noninterest expense	4,633	3,535
Income before income taxes	265	195
Income tax expense	—	—
Net income	$265	$195

Selected Other Data:
Basic net earnings per common share (4)	$.09	$.07
Diluted net earnings per common share	$.09	$.07
Dividends per common share	—	—
Dividend payout ratio	—	—
Return on assets	.20%	.20%
Return on equity	1.73%	1.73%
Equity to assets ratio	13.28%	11.38%

(1)	Includes federal funds sold, investment securities, Federal Home Loan Bank stock, Independent Banker’s Financial Corporation stock, and certificates of deposit.
(2)	Loans receivable, net, represents gross loans less net deferred loan fees and allowance for loan losses.
(3)	Includes mortgage payable on our property located at 101 Westlake Drive in the amount of $2,604 and $2,667 as of September 30, 2007 and September 30, 2006, respectively.
(4)	Basic net earnings per common share represents total income after taxes divided by the weighted average common shares outstanding.

Selected Consolidated Pro Forma Financial Information (Unaudited)

The following pro forma financial information is condensed and unaudited and should be read in conjunction with and is qualified in its entirety by our historical consolidated financial statements and accompanying notes, which are incorporated by reference into this Proxy Statement. The pro forma financial information is based on the assumptions stated in the notes to the pro forma financial statements, which should be carefully considered. The following unaudited pro forma consolidated financial information as of September 30, 2007 and for the years ended September 30, 2007 and 2006 gives effect to the following assumptions:

• We have assumed that the Rule 13e-3 transaction occurred as of September 30, 2007 for purposes of the consolidated balance sheet, and as of October 1, 2006 and 2005 for purposes of the consolidated income statements.

• We have assumed that a total of 297,791 shares of common stock will be exchanged for the same number of shares of Series A preferred stock. Additionally, we have prepared three pro formas, one assuming 25%

of Series A preferred shares will be sold back to us at the $11.00 per share put price within 30 days following the Reclassification, another assuming that 50% of Series A preferred shares will be sold back to us at the $11.00 per share put price within 30 days following the Reclassification, and the final one assuming 100% of Series A preferred shares will be sold back to us at the $11.00 per share put price within 30 days following the Reclassification.

• We have assumed that we will incur approximately $161,700 in costs and expenses relating to the Rule 13e-3 transaction and that we will realize direct out-of-pocket costs currently incurred, estimated to be approximately $88,500 per year as a result of the Rule 13e-3 transaction. These costs savings do not include the current estimated cost of time spent by management for SEC public reporting.

• As the Company currently has net operating losses available to carryforward against its net income, we have not provided for any federal income taxes for the changes in the pro formas.

The unaudited pro forma consolidated financial information is intended for information purposes and is not necessarily indicative of (1) what our actual financial position would have been if the Reclassification was completed as of the dates indicated or (2) the results that may be reported by us in the future. Further, the majority of costs savings expected to be realized by us from the Rule 13e-3 transaction will occur after fiscal year 2007, and therefore, are not reflected in this historical pro forma.

Treaty Oak Bancorp, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Condition

as of September 30, 2007

(dollars in thousands, except per share data)

	Historical	Historical					25% opting to sell			50% opting to sell			100% opting to sell
	September	September	Historical			Pro Forma	at $ 11.00 Put Price			at $ 11.00 Put Price			at $ 11.00 Put Price
	30,	30,	September 30,			September 30,			Pro			Pro			Pro
	2005	2006	2007	Change		2007	Change		Forma	Change		Forma	Change		Forma
				(Unaudited)		(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)		(Unaudited)

ASSETS
Cash	$230	$267	$435	$(162	)(1)	$273	$		$273	$		$273	$		$273
Due from banks	9,271	2,312	2,670			2,670	(819	)(3)	1,851	(1,638	)(4)	1,032	(1,800	)(5)	870
Federal funds sold	3,606	23,775	19,224			19,224			19,224			19,224			19,224
Securities available for sale	427	16	7			7			7			7			7
Securities held to maturity	3,501	2,006	354			354			354			354			354
Loans receivable, net	35,683	59,620	83,333			83,333			83,333			83,333			83,333
Premises and equipment, net	5,819	5,593	6,044			6,044			6,044			6,044			6,044
Other assets	2,212	5,502	3,219			3,219			3,219			3,219			3,219
TOTAL ASSETS	$60,749	$99,091	$115,286	$(162)		$115,124	$(819)		$114,305	$(1,638)		$113,486	$(1,800)		$113,324

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$45,546	$81,018	$96,717			$96,717			$96,717			$96,717			$96,717
Property mortgage	2,727	2,667	2,604			2,604			2,604			2,604			2,604
Other liabilities	1,443	4,134	655			655			655			655	1,476		2,131
TOTAL LIABILITIES	$49,716	$87,819	$99,976	$—		$99,976	$—		$99,976	$—		$99,976	$1,476		$101,452

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—			—			—			—			—
Series A preferred stock	—	—	—	3	(2)	3	(1	)(3)	2	(1	)(4)	2	(3	)(5)	0
Common stock	26	26	30	(3	)(2)	27			27			27			27
Additional paid-in capital	14,949	14,989	18,768			18,758	(818	)(3)	17,940	(1,637	)(4)	17,121	(3,273	)(5)	15,465
Accumulated deficit	(3,888)	(3,693)	(3,428)	(162	)(1)	(3,650)			(3,590)			(3,590)			(3,590)
Accumulated other comprehensive loss	(4)	—	—			—			—			—			—
Treasury Stock	(50)	(50)	(60)			(50)			(50)			(50)			(50)
TOTAL STOCKHOLDERS’ EQUITY	11,033	11,272	15,310	(162)		15,148	(819)		14,329	(1,638)		13,510	(3,276)		11,872
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$60,749	$99,091	$115,286	$(162)		$115,124	$(819)		$114,305	$(1,638)		$113,486	$(1,800)		$113,324

Book value per share	$4.20	$4.28	$5.18			$5.12			$4.97			$4.81			$4.47
Shares outstanding at end of period	2,629,743	2,634,223	2,956,481			2,956,481			2,882,033			2,607,586			2,658,690

(1)  This adjustment represents the payment of expenses estimated to be incurred in connection with the transaction in the amount of $161,700.

(2)  This adjustment represents the reclassification of Common Stock and Series A Preferred stock. The par value of $.01 was transferred from Common Stock to Series A Preferred Stock.

(3)  This adjustment represents the payment of $818,925, the put price of $11.00 per share on 25% of the shares electing to sale within 30 days following the Reclassification.

(4)  This adjustment represents the payment of $1,637,850, the put price of $11.00 per share on 50% of the shares electing to sale within 30 days following the Reclassification.

(5)  This adjustment represents the payment of $3,275,700, the put price of $11.00 per share on 50% of the shares electing to sale within 30 days following the Reclassification. To purchase the shares, the Company will use $1.8 million from its cash reserves and the remainder of $1,475,700 will be borrowed from Amegy Bank.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the year ended September 30, 2007

(dollars in thousands, except per share data)

	Historical Year Ended			Pro Forma Year Ended	25% opting to sell at $ 11.00 Put Price			50% opting to sell at $ 11.00 Put Price			100% opting to sell at $ 11.00 Put Price
	September 30,			September 30,			Pro			Pro
	2007	Change		2007	Change		Forma	Change		Forma	Change		Pro Forma
		(Unaudited)		(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)		(Unaudited)
Interest income	$7,471			$7,471	$(33	)(2)	$7,438	$(66	)(3)	$7,405	$(72	)(4)	$7,399
Interest expense	(2,656)			(2,656)			(2,656)			(2,656)		$(122)	(2,778)
Net interest income	4,815	—		4,815	(33)		4,782	(66)		4,749	(194)		4,621

Provision for loan losses	295			295			295			295			296
Net interest income after provision	4,520	—		4,520	(33)		4,487	(66)		4,454	(194)		4,326

Non-interest income	378			378			378			378			378
Non-interest expense	(4,633)	(73	)(1)	(4,706)			(4,706)			(4,706)			(4,706)
Income before income taxes	265	(73)		192	(33)		159	(66)		126	(194)		(2)

Provision for income taxes	—			—			—			—			—
Net income	$265	$(73)		$192	$(33)		$159	$(66)		$126	$(194)		$(2)

Basic earnings (loss) per share	$0.09			$0.07			$0.06			$0.05			$0.00
Diluted earnings (loss) per share	$0.09			$0.06			$0.05			$0.04			$0.00

Weighted average shares outstanding:
Basic	2,809,101			2,809,101			2,734,653			2,660,206			2,511,310
Diluted	3,016,017			3,016,017			2,941,569			2,867,122			2,718,226

(1)  This adjustment represents the estimated expenses estimated in connection with the transaction of $161,700 less the out-of-pocket cost savings of approximately $88,500 annually that we expect to realize as a result of the Rule 13e-3 transaction.

(2)  This adjustment represents the loss of earnings on $818,925 used to purchase 25% of preferred shares that are put back to the Company, calculated at 4.00%.

(3)  This adjustment represents the loss of earnings on $1,637,850 used to purchase 50% of preferred shares that are put back to the Company, calculated at 4.00%.

(4)  This adjustment represents the loss of earnings on $1,800,000 used to purchase 100% of preferred shares that are put back to the Company, calculated at 4.00% and increased interest expense at the prime rate of 8.25% for the additional borrowing from Amegy Bank of $1,475,700.

Unaudited Pro Forma Condensed Consolidated Statement of Income

for the Year Ended September 30, 2006

(Dollars in thousands, except for per share data)

	Historical Year Ended September 30, 2006	Change		Pro Forma Year Ended September 30, 2006	25% opting to sell at $11.00 put price			50% opting to sell at $11.00 put price			100% opting to sell at $11.00 put price

					Change		Pro Forma	Change		Pro Forma	Change		Pro Forma
		(Unaudited)		(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)		(Unaudited)

Interest income	$4,710			$4,710	$(25	)(2)	$4,685	$(49	)(3)	$4,661	$(54)	)(4)	$4,656
Interest expense	(1,202)			(1,202)			(1,202)			(1,202)	$(91)		(1,293)
Net interest income	3,508	—		3,508	(25)		3,483	(49)		3,459	(145)		3,363

Provision for loan losses	295			295			295			295			295
Net interest income after provision	3,213	—		3,213	(25)		3,188	(49)		3,164	(145)		3,068

Non-interest income	517			517			517			517			517
Non-interest expense	(3,535)	(73	)(1)	(3,608)			(3,608)			(3,608)			(3,608)
Income before income taxes	195	(73)		122	(25)		97	(49)		73	(145)		(23)

Provision for income taxes	—			—			—			—			—
Net income	$195	$(73)		$122	$(25)		$97	$(49)		$73	$(145)		$(23)

Basic earnings per share	$0.07			$0.05			$0.04			$0.03			$(0.01)
Diluted earnings per share	$0.07			$0.05			$0.04			$0.03			$(0.01)

Weighted average shares outstanding:
Basic	2,630,720			2,630,720			2,556,272			2,481,825			2,332,929
Diluted	2,633,953			2,633,953			2,559,505			2,485,058			2,336,162

(1) This adjustment represents the estimated expenses estimated in connection with the transaction of $161,700 less the out-of-pocket cost savings of approximately $88,500 annually.
(2) This adjustment represents the loss of earnings on $818,925 used to purchase 25% of preferred shares that are put back to the Company, calculated at 4.00%.
(3) This adjustment represents the loss of earnings on $1,637,850 used to purchase 50% of preferred shares that are put back to the Company, calculated at 4.00%.

(4) This adjustment represents the loss of earnings on $1,800,000 used to purchase 100% of preferred shares that are put back to the Company, calculated at 4.00% and increased interest expense at the prime rate of 8.25% for the additional borrowing from Amegy Bank of $1,500,000.

Computation of Ratio of Earnings to Fixed Charges

(Dollars in thousands, except ratio)

(unaudited)

	For the Year Ended September 30, 2007	Pro Forma For the Year Ended September 30, 2007	For the Year Ended September 30, 2006	Pro Forma For the Year Ended September 30, 2006

Income before income taxes	$265	$192	$195	$122
Add: Interest expense	2,656	2,656	1,202	1,202
Portion of rents representative of interest factor	20	20	20	20
Earnings as adjusted	$2,941	$2,868	$1,417	$1,344

Fixed charges:
Interest expense	$2,656	$2,656	$1,202	$1,202
Portion of rents representative of interest factor	20	20	20	20
Total fixed charges	$2,676	$2,676	$1,222	$1,222

Ratio of earnings to fixed charges (a)	1.10	1.07	1.16	1.10

(a) The ratio of earnings to fixed charges has been computed based upon earnings before provision for income taxes and fixed charges. Fixed charges consist of interest expense and proportional rental expense for the relevant time period.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Shareholders may submit proposals for consideration at our 2009 annual meeting of shareholders. In order for shareholder proposals for the 2009 annual meeting to be eligible for inclusion in our proxy statement, they must be must have been received by our Secretary at our principal executive office not later than September 18, 2008 and meet all other applicable requirements for inclusion therein.

In the alternative, a shareholder may present a proposal at our 2009 annual meeting of shareholders that is not to be included in our proxy statement. In order to do so, the shareholder must notify the Secretary of the Company in writing, at our principal executive office no earlier than August 29, 2008 and no later than December 27, 2008, of the proposal; provided, that if the date of the 2009 annual meeting is earlier than January 26, 2009 or later than March 27, 2009, such notice must be received by us no later than the close of business on the tenth day following the earlier of (1) the date notice of the meeting date is mailed to our shareholders or (2) the date on which the meeting date is first publicly disclosed.  Such notice of shareholder proposal must also meet the requirements set forth in our bylaws.

Our bylaws provide that, in order to be eligible for consideration at the 2009 annual meeting of shareholders, all nominations of directors, other than those made by our Board of Directors, must be made in writing and must be delivered to our Secretary in accordance with the timing requirements for shareholder proposals as described in the immediately preceding paragraph.

ADDITIONAL INFORMATION

Accompanying this proxy statement is a copy of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007. This Annual Report does not form any part of the materials for the solicitation of proxies. Upon written request of any shareholder, we will furnish a copy of the Form 10-KSB, as filed with the SEC, including the financial statements and schedules thereto. The written request should be sent to our Secretary at our principal executive office. The written request must state that as of the close of business on January 11, 2008, the person making the request was a record owner or beneficial owner of our capital stock.

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy, at the prescribed rates, this information at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549.

The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including us, who file electronically with the SEC. The address of that website is http:\\www.sec.gov.

We have filed a transaction statement on Schedule 13E-3 with the SEC in connection with the transaction described in this proxy statement. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above or is available electronically at the SEC’s website.

SPECIAL CAUTIONARY NOTICE REGARDING

FORWARD-LOOKING STATEMENTS

This Proxy Statement and the documents that have been incorporated herein by reference contain certain forward-looking statements and information with respect to our financial condition, results of operations, and business.  These forward looking statements are not guarantees of future performance and involve risks and uncertainties and are based on the beliefs and assumptions of our management and on information available to our management at the time that these disclosures were prepared.  These statements might be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variances of these words and other similar expressions.  You should not place undue reliance on forward-looking statements, which reflect management’s view only as of the date of this Proxy Statement.  A number of important factors could cause actual results to differ materially from those in the forward-looking statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document.

Pursuant to the Exchange Act, we currently file annual and quarterly reports with the SEC. Our annual report on Form 10-KSB for the fiscal year ended September 30, 2007, filed pursuant to Section 13 of the Exchange Act, includes financial statements and schedules and is incorporated herein by reference.

Our 10-KSB was filed with the SEC on December 31, 2007. We undertake to deliver promptly, without charge, upon the written or oral request of any shareholder, a separate copy of our annual report on Form 10-KSB. Requests should be submitted to Coralie S. Pledger, Secretary/Treasurer, Treaty Oak Bancorp, Inc., 101 Westlake Drive, Austin, Texas 78746.

We have not authorized anyone to give any information or make any representation about the transaction or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC. If anyone does give you different or additional information, you should not rely on it.

By Order of the Board of Directors,

Secretary

Austin, Texas
January 10, 2008

Appendix A

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

TREATY OAK BANCORP, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the “TBCA”), Treaty Oak Bancorp, Inc., a Texas corporation (the “Corporation”), adopts the following amendment to the Amended and Restated Articles of Incorporation of the Corporation:

ARTICLE ONE

The name of the Corporation is Treaty Oak Bancorp, Inc.

ARTICLE TWO

The amendment below to the Amended and Restated Articles of Incorporation of the Corporation was duly adopted by the requisite vote of the shareholders of the Corporation at the annual meeting of shareholders on February       , 2008 pursuant to Article 4.02 of the TBCA.

ARTICLE THREE

The amendment below to the Amended and Restated Articles of Incorporation of the Corporation has been approved in the manner required by the TBCA and the constituent documents of the Corporation.

ARTICLE FOUR

The Amended and Restated Articles of Incorporation of the Corporation are hereby amended as follows:

A new ARTICLE FIFTEEN is added to the Amended and Restated Articles of Incorporation of the Corporation and the full text of this ARTICLE FIFTEEN is as follows:

ARTICLE FIFTEEN: RECLASSIFICATION

On February         , 2008 at 11:59 p.m. Austin, Texas time (the “Reclassification Effective Time”), each outstanding share of common stock held immediately prior to the Reclassification Effective Time by a record holder of fewer than two thousand five hundred (2,500) outstanding shares of the Corporation’s common stock shall automatically, without further action on the part of the Corporation or any holder of such common stock, be reclassified as Series A preferred stock of the Corporation (the “Share Reclassification”), on the basis of one share of Series A preferred stock for each share of common stock so reclassified, which shares of Series A preferred stock shall thereupon be duly issued and outstanding, fully paid and nonassessable. Each outstanding share of common stock held immediately prior to the Reclassification Effective Time by a record holder of two thousand five hundred (2,500) or more outstanding shares of the Corporation’s common stock shall not be reclassified and shall continue in existence as a share of common stock.

A-1

ARTICLE FIVE

The number of shares of capital stock outstanding and entitled to vote on the adoption of the foregoing amendment was                                                   .

ARTICLE SIX

The number of shares of capital stock of the Corporation voted in favor of the foregoing amendment was                                                 ; and the number of shares of capital stock of the Corporation voted against the foregoing amendment was                                                     .

IN WITNESS WHEREOF, Treaty Oak Bancorp, Inc. has caused these Articles of Amendment to be executed by its duly authorized officer as of February         , 2008.

TREATY OAK BANCORP, INC.

By:
Name:	Jeffrey L. Nash
Title:	President and Chief Executive Officer

A-2

Appendix B

November 13, 2007

Board of Directors

Treaty Oak Bancorp, Inc.

101 Westlake Drive

Austin, TX 78746

Members of the Board:

You have requested that Financial Valuation Services, LC d/b/a Fowler Valuation Services (“FVS”) render its opinion as to the fairness, from a financial point of view, to the shareholders of Treaty Oak Bancorp, Inc. (“TOBI,” the “Company”), of the put price for the Series A Preferred Stock to be issued to certain holders of the Company’s common stock as part of the proposed reclassification of certain shares of TOBI common shares into to be issued TOBI Series A Preferred Stock (the “Reclassification”). Under the terms of the Reclassification, shareholders of the Company owning fewer than 2,500 shares of common stock will have their shares cancelled and will receive one share of newly issued TOBI Series A Preferred Stock for each share of common stock held immediately prior to the conversion of common shares for such preferred shares. The shareholders who receive the Company’s Series A Preferred Stock in the Reclassification will be entitled to sell these shares back to the Company for a period of 30 days following the effective date of the Reclassification at a price equal to $11.00 per preferred share (the “Put Price”). Shareholders of 2,500 or more shares of TOBI common stock at the effective time of the Reclassification will continue to hold the same number of the common shares as owned prior to the Reclassification.

3305 Northland Drive  ■  Suite 410  ■  Austin, Texas 78731

Tel: 512.476.8866

www.fowlervalue.com

FVS has been retained by the Company’s Board of Directors as an independent advisor to the Company in connection with the Reclassification. FVS has provided services to the Company in the past. In particular, FVS provided valuation services in connection with the Company’s 2006 acquisition of Treaty Oak Holdings, Inc. For FVS’ rendering its services in connection with the Reclassification, including the valuation noted below, the Company has agreed to pay FVS a fee and has indemnified FVS against certain liabilities arising out of the engagements. FVS may provide valuation and financial advisory services to the Company in the future.

In the course of our engagement, we have among other things:

1.                                       Reviewed documents relating to the Reclassification, including a draft Proxy Statement provided;

2.                                       Reviewed the Company’s audited financial statements for the fiscal years ended September 30, 2004 and September 30, 2005;

3.                                       Reviewed the Company’s SEC Form 10Q for the period ended June 30, 2007;

4.                                       Reviewed the Company’s audited balance sheet as of September 30, 2006;

5.                                       Reviewed the Company’s unaudited income statement for the year ended September 30, 2006;

6.                                       Reviewed the Company’s unaudited financial statements for the year ended September 30, 2007;

7.                                       Reviewed the Company’s capitalization table dated September 30, 2007;

8.                                       Reviewed an appraisal of PGI Equity Partners, LP’s real property holdings located at 101 Westlake Drive prepared by American Realty Corporation;

9.                                       Reviewed Highline Financial, LLC’s The Bank Report in regard to Treaty Oak Bank (the “Bank”), dated June 30, 2007;

10.                                 Reviewed the Company’s projections of the Bank’s financial performance for the fiscal years 2008 through 2010;

11.                                 Reviewed the Company’s and the Bank’s Board of Directors meeting minutes for 2007;

12.                                 Prepared a valuation in regard to the fair value of the Company’s common stock as of October 18, 2007;

13.                                 Reviewed information in regard to transactions whereby banking companies completed similar transactions;

14.                                 Reviewed and analyzed certain information made available in regard to the cost savings anticipated to be realized as a result of the proposed Reclassification; and

15.                                 Reviewed information in regard to TOBI’s historical stock price and trading volume.

In connection with the valuation noted above, FVS considered: the history and nature of the Company, the economy, the Company’s book value and financial condition, its earning capacity, its dividend paying capacity, the value of intangible assets such as goodwill, prior sales of the Company’s stock, the market value of other firms which are traded actively in a free and open market, and information in regard to sales of banks in Texas and surrounding states. In performing the valuation assignment, FVS valued the Company as a going concern. FVS, its owners and its professional staff, are not experts in the evaluation of allowances for loan losses nor have they examined any individual credit files. In performing the valuation and preparing this opinion, FVS has relied on and assumed that the aggregate allowances for loan losses set forth on the Bank’s and the Company’s balance sheets are adequate to cover losses and fully comply with sound banking practices.

For purposes of this opinion, FVS has assumed and relied on, without independent verification, the accuracy and completeness of the financial, accounting, business, legal, tax, and other information discussed with or furnished to FVS by TOBI, published sources, and materials otherwise made available. In regard to financial information, including financial projections prepared by TOBI’s management and other strategic, financial and operational benefits anticipated by TOBI’s management in connection with the Reclassification, FVS has assumed that they were reasonably prepared and reflect the best and most currently available estimates and good faith judgment of TOBI’s management. FVS expresses no opinion in regard to legal, regulatory, tax, or accounting issues related to the Reclassification. FVS has assumed there have been no material changes in the Company’s financial condition or earning capacity since the date of the most recently financial information provided. FVS’ opinion is necessarily based upon market, economic, and other conditions as of the date hereof.

Based on its analysis and subject to the qualifications described herein, FVS believes that, as of the date of this letter opinion, the Put Price for the Series A Preferred Stock is fair, from a financial point of view, to those shareholders who are to receive TOBI Series A Preferred shares, as well as those shareholders who will continue to hold common stock.

Respectfully submitted,

/s/ Financial Valuation Services, LC
Financial Valuation Services, LC
d/b/a Fowler Valuation Services

Appendix C

TREATY OAK BANCORP, INC.

Audit Committee Charter

I.              Purpose

A.            The Audit Committee is a committee of the Board of Directors of Treaty Oak Bancorp, Inc. (the “Corporation”), appointed by the Board of Directors, and is established for the purpose of overseeing the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation.

B.            The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities for:

1.             the integrity of the Corporation’s financial statements;

2.             the Corporation’s compliance with legal and regulatory requirements;

3.             the qualifications and independence of the Corporation’s independent registered public accounting firm (the “Auditor”); and

4.             the performance of the internal audit function and the Auditor.

C.            The Audit Committee shall prepare a report of its activities for inclusion in the annual proxy statement of the Corporation as required by the rules of the Securities and Exchange Commission (the “Commission”).

D.            The Audit Committee shall provide an open avenue of communication between financial management, internal auditors, external auditors and the Board of Directors of the Corporation.

II.            Composition

A.            The Audit Committee shall be comprised of at least three directors, each of whom must:

1.             be independent as defined under Nasdaq Marketplace Rule 4200(a)(15);

2.             meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c));

3.             not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years; and

4.             be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement, and cash flow statement.

B.            At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities and shall meet any other applicable legislative or regulatory requirements with respect to financial expertise.   The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

C.            The Board shall appoint the members of the Audit Committee at the Corporation’s annual organizational meeting. The members of the Audit Committee shall serve until their successors are appointed and duly qualified. Unless a chair is elected by the full Board, the members of the Audit Committee may designate a chair by majority vote of the full Audit Committee membership. The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to such new member(s) satisfying the independence, experience and financial expertise requirements referred to above. The term of membership is one year, with reappointment staggered to provide continuity.

III.           Meetings

A.            The Audit Committee shall meet at least quarterly, and shall have the authority to convene additional meetings as circumstances dictate. A majority of the members of the Audit Committee shall be required to constitute a quorum. As part of its job to foster open communication, the Audit Committee shall meet periodically with management, internal auditors and the Auditor in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed separately. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

B.            The Audit Committee or at least the Chair of the Audit Committee should communicate with the Auditor and management quarterly to review the Corporation’s financial statements. This review should be done prior to the filing of the Corporation’s quarterly reports on Form 10-QSB and annual reports on Form 10-KSB. This review should include a discussion of any significant adjustments, management judgments and accounting estimates, significant new accounting policies, and disagreements with management. In addition, prior to the Corporation’s public release of earnings, subsequent events, if any, discussed at management’s Disclosure Certification Committee meeting will be brought to the attention of the Audit Committee Chair.

IV.           Committee Authority and Responsibilities

In carrying out its oversight responsibilities, the Audit Committee shall undertake those tasks that, in its judgment, would most effectively contribute and implement the purposes of the Audit Committee. The Audit Committee is authorized to carry out responsibilities in the following areas:

A.            Corporate Governance and Internal Controls

1.             The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Audit Committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any legal counsel, accountant or other adviser employed by the Audit Committee.

2.             The Audit Committee shall have the sole authority for the appointment or replacement of any Auditor. The Audit Committee shall review and approve the annual audit scope and fees of the Auditor. The Audit Committee shall be directly responsible for the oversight of the work of the Auditor, including resolution of disagreements between management and the Auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work. The Auditor shall report directly to the Audit Committee.

3.             The Audit Committee shall oversee the independence of the Auditor by limiting and controlling other proposed services. The Audit Committee shall pre-approve all auditing services and permissible non-audit services (including the fees and terms thereof), subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, to be performed for the Corporation by the Auditor. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals of non-audit services, provided that decisions of such delegates shall be presented to the full Audit Committee at its next scheduled meeting.

4.             The Audit Committee shall make regular reports to the Board of Directors about Audit Committee activities and issues that arise with respect to the quality or integrity of the Corporation’s financial statements, compliance with legal or regulatory requirements, the performance and independence of the Auditor, and the performance of the internal audit function.

5.             The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

6.             The Audit Committee shall recommend to the Board policies for the Corporation’s hiring of employees or former employees of the Auditors who were engaged in any capacity in the audit of the Corporation during the preceding one-year period.

7.             The Audit Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and (b) the confidential and anonymous submission by employees of the Corporation, of concerns regarding questionable accounting or auditing matters or management fraud.

8.             The Audit Committee shall discuss with management and the Auditor, any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Corporation’s financial statements or accounting policies.

9.             The Audit Committee shall review with the Auditor, the Corporation’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable or necessary.

10.           The Audit Committee shall ensure that the Corporation maintains an internal audit function, as described in the Internal Audit section of this Charter.

11.           The Audit Committee shall review the internal audit function of the Corporation, including the independence, competence, staffing adequacy and authority of the internal auditor, the reporting relationships among the internal auditor, management and the Audit Committee, the internal audit reporting obligations, the annual audit program and scope, and the coordination of the audit program with the Auditor.

12.           The Audit Committee shall consider and review with management, the Auditor and its senior representative the effectiveness of the Corporation’s internal controls over annual and interim financial reporting, including information technology security and control. These controls shall provide reasonable assurance of the integrity of the financial information and assurance that the Corporation’s reported financial results are presented fairly in conformity with GAAP.

13.           Approve all related party transactions as required by law or regulation.

B.            Financial Reporting

1.             The Audit Committee shall review with management and the Auditor, the annual audited financial statements, including major issues regarding accounting and auditing principles and practices, and the adequacy of internal controls that could significantly affect the financial statements.

This review shall consider critical accounting policies, alternative accounting treatments discussed with management and the registered public accounting firm’s preferred treatment, qualitative judgments about quality of accounting policies, disputes or disagreement with management and any major accounting policy changes. The Audit Committee shall review and discuss with management and the Auditor any accounting adjustments that were noted or proposed by the Auditor but were passed (as immaterial or otherwise). The Committee will have final authority to resolve disagreements between management and the Auditor.

2.             The Audit Committee shall review with management and the Auditor, other written communication between the Auditor and management, including management representation letters, reports on observations and recommendations on internal controls, schedules of material adjustments and reclassifications proposed and an indication of those not recorded, engagement letters and independence letters.

3.             The Audit Committee shall review with management and the Auditor, (a) the Corporation’s quarterly press releases regarding results of operations prior to their release, and (b) the quarterly and annual financial statements prior to the filing of the Corporation’s quarterly reports on Form 10-QSB and annual reports on Form 10-KSB, including the results of the Auditor’s reviews of quarterly and annual financial statements.

4.             The Audit Committee shall review disclosures made by the Corporation’s Chief Executive Officer and Chief Financial Officer regarding compliance with their respective certification obligations under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Corporation’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

C.            External Audit

The Corporation is to have an annual certified audit by a registered public accounting firm of certified Auditors.

1.             The Audit Committee shall review the Auditor’s proposed audit scope and approach, including coordination of the audit effort with the internal audit function.

2.             The Audit Committee shall obtain and review a report from the Auditor at least annually regarding the Auditor’s internal quality-control procedures, any material issues raised by the most recent quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the Auditor, and any steps taken to deal with any such issues.

3.             The Audit Committee shall obtain and review a report from the Auditor at least annually, delineating all relationships between the Auditor and the Corporation consistent with Independence Standards Board Standard No. 1. The Audit Committee shall engage in a dialogue with the Auditor with respect to any disclosed relationships or services that may have an impact the objectivity and independence of the Auditor and shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the Auditor.

4.             The Audit Committee shall evaluate the qualifications, performance and independence of the Auditor, including a review and evaluation of the lead partner of the Auditor, taking into account the opinions of management and the Corporation’s internal auditors and presenting its conclusions to the full Board of Directors.

5.             The Audit Committee shall ensure that the lead audit partner of the Auditor and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002, and further consider rotation of the Auditor itself.

6.             The Audit Committee shall meet, at least annually, with the Auditor to discuss such things as the audit role, audit functions, scope of audits, findings, recommendations, corrective actions, and other relevant matters.

7.             The Audit Committee shall review any reports of the Auditor mandated by Section 10A of the Securities Exchange Act of 1934 and obtain from the Auditor any information with respect to illegal acts in accordance with Section 10A. If no reports are received, the Audit Committee shall obtain from the Auditor an assurance that Section 10A of the Act has not been implicated.

D.            Internal Audit

The Internal Audit function is responsible for evaluating the adequacy, effectiveness and efficiency of the Corporation’s systems of internal controls and the quality of ongoing operations.

1.             The Audit Committee shall review with the Auditor and management, the internal audit department functions and organizational structure, annual budget, staffing, and any recommended changes in the planned scope of the internal audit plan.

2.             The Audit Committee shall ensure there are no unjustified restrictions or limitations, which have an impact or impairment in the scope of the internal audit.

3.             The Audit Committee shall review internal audit reports to management, which includes the audit scope, results and recommendations for each audit conducted. The review shall include the respective impact on internal controls, the control environment and the overall effectiveness and efficiency of the Corporation’s operations.

E.             Qualification

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of the Corporation’s management and the Auditor. Nor is it the duty or responsibility of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

Appendix D

CHARTER OF THE GOVERNANCE COMMITTEE OF THE BOARD OF
DIRECTORS OF TREATY OAK BANCORP  INC.

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Treaty Oak Bancorp, Inc. (the “Company”).

I.              PURPOSE

The Committee is responsible for:  (a) assisting the Board in determining the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board; (b) identifying highly qualified individuals meeting those criteria to serve on the Board; (c) proposing to the Board a slate of nominees for election by the shareholders at the Annual Meeting of Shareholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in Board composition requirements; (d) reviewing candidates nominated by shareholders for election to the Board; (e) developing plans regarding the size and composition of the Board and its committees; (f) developing and recommending to the Board a set of corporate governance principles applicable to the Company and reviewing such principles at least annually and monitoring and making recommendations to the Board with respect to the corporate governance principles applicable to the Company; and (g) such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company’s management.

II.            COMPOSITION

The Committee shall be composed of at least three, but not more than five, members (including a Chairperson), all of whom shall be “independent directors,” as such term is defined in the rules and regulations of the Nasdaq Stock Market. In addition, the Company President shall serve as an ex-officio non-voting member of the committee. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the United States Securities and Exchange Commission or any securities exchange or market on which shares of the common stock of the Company are traded.

III.           MEETING REQUIREMENTS

The Committee shall meet as necessary, but at least twice each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. Fifty percent of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

IV.           COMMITTEE RESPONSIBILITIES

In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A.            Board Candidates and Nominees

1.             To propose to the Board a slate of nominees for election by the shareholders at the Annual Meeting of Shareholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in Board composition requirements;

2.             To develop criteria for the selection of new directors and nominees for vacancies on the Board, including procedures for reviewing potential nominees proposed by shareholders;

3.             To review with the Board the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board;

4.             To conduct candidate searches, interview prospective candidates and conduct programs to introduce candidates to the Company, its management and operations, and confirm the appropriate level of interest of such candidates;

5.             To recommend to the Board, with the input of the Chief Executive Officer, qualified candidates for the Board who bring the background, knowledge, experience, skill sets and expertise that would strengthen and increase the diversity of the Board;

6.             To conduct appropriate inquiries into the background and qualifications of potential nominees;

7.             To review the suitability for continued service as a director of each Board member when he or she has a significant change in status, such as an employment change, and recommending whether or not such director should be re-nominated; and

8.             To work with senior management to provide an orientation and continuing education program for directors.

B.            Board and Committees

1.             To review periodically the size of the Board and recommend to the Board changes as appropriate;

2.             To recommend to the Board policies pertaining to the roles, responsibilities, retirement age, tenure and removal of directors;

3.             To assist the Board in determining and monitoring whether or not each director and prospective director is an “independent director” within the meaning of any rules and laws applicable to the Company;

4.             To review and consider possible conflicts of interests that may arise between the Company and any director;

5.             To review and monitor the size and composition of the Board to ensure that a majority of the directors are “independent directors” within the meaning of any rules and laws applicable to the Company;

6.             To review periodically, with the participation of the Chief Executive Officer, all Board committees and recommend to the Board changes, as appropriate; and

7.             To recommend that the Board establish such special committees as may be necessary or appropriate to address ethical, legal or other matters that may arise.

C.            Evaluations and Management Development

1.             To develop and review periodically a process for and to assist the Board with conducting, not less frequently than annually, an evaluation of the effectiveness of the Board as a whole and its members;

2.             To develop and review periodically a process for and to assist the Board with conducting, not less frequently than annually, an evaluation of the Company’s CEO; and

3.             To review the Company’s management succession plans to help assure proper management planning;

D.            Corporate Governance

1.             To review periodically and monitor the Company’s corporate governance guidelines to assure that they reflect best practices and are appropriate for the Company and to assist the Board in achieving such best practices;

2.             To review periodically and monitor, with the assistance of the Company’s management and outside counsel, applicable regulatory requirements relevant to the Company’s corporate governance guidelines to assure the Company’s compliance therewith; and

3.             To periodically review and recommend changes to the Company’s Articles of Incorporation and Bylaws as they relate to corporate governance issues, including any modifications and enhancements to the Company’s takeover and structural defenses.

V.            INVESTIGATIONS AND STUDIES

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies, if authorized by the Board.

VI.           MISCELLANEOUS

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

Adopted by the Governance Committee and
approved by the Board of Directors on xx-xx-2007.

Appendix E

Treaty Oak Bank

Private Company Merger & Acquisition Method

Acquisition of Banks in Texas and Surrounding States since January 1, 2004

					Deal	Target
				Date	Value	Assets
Buyer	State	Seller	City	Annouced	($M)	($M)
A.N.B. Holding Company Ltd.	TX	DNB Bancshares Inc.	Dallas	09/20/07	NA	77.2
Magnolia Banking Corporation	AR	Southern State Bancshares Inc	Malvern	09/12/07	13.6	79.9
City Savings Bancshares Inc.	LA	Louisiana Community Bcshs Inc	Kaplan	08/31/07	NA	151.2
Saint Martin Bancshares Inc.	LA	American Bank	Welsh	08/27/07	15.1	61.5
Home Bancshares Inc.	AR	Centennial Bancshares Inc	Kingsland	08/24/07	29.6	198.9
Fidelity Homestead SB	LA	Your Bank	Ponchatoula	08/10/07	7.8	51.2
ABCT Holdings Inc.	TX	State Bank of Jewett	Jewett	08/02/07	7.0	34.1
Regent Capital Corp.	OK	Regent Bancshares Inc.	Nowata	07/25/07	11.8	78.1
Legend Bancorp Inc.	TX	Bonstate Bancshares Inc.	Bonham	07/03/07	21.1	89.3
Olney Bancshares of TX Inc.	TX	Union Bank NA	Oklahoma City	06/29/07	78.4	419.5
First NB Holding Company	AZ	New Mexico First Fincl Inc.	Las Cruces	06/25/07	NA	26.7
Zions Bancorp.	UT	Intercontinental Bkshrs Corp.	San Antonio	06/18/07	NA	105.2
A.N.B. Holding Company Ltd.	TX	Bryant-Irvin Bancshares Inc.	Benbrook	06/12/07	NA	161.6
BOC Holdings Corp.	TX	Crowley Holding Co.	Crowley	06/05/07	6.2	24.3
Southside Bancshares Inc.	TX	Fort Worth Bancshares Inc.	Fort Worth	05/17/07	35.7	126.8
Prosperity Bancshares Inc.	TX	Bank of Navasota NA	Navasota	05/01/07	17.3	73.8
FC Holdings Inc.	TX	First Crockett Bnkshres	Crockett	04/27/07	32.5	148.8
Industry Bancshares Inc.	TX	Community Bancorp. Inc.	Bellville	03/21/07	33.0	123.9
First Texas BHC Inc.	TX	SWB Bancshares Incorporated	Fort Worth	03/20/07	60.0	298.0
Rice Bancshares Inc.	TX	First State Bank	Rice	03/12/07	2.5	11.6
BOK Financial Corp.	OK	Worth Bancorp. Inc.	Lake Worth	03/09/07	127.1	389.8
First Bank Lubbock Bcshs Inc.	TX	Wilson Bancshares Inc.	Wilson	02/27/07	6.5	47.6
CBFH Inc.		County Bancshares Inc.	Newton	02/16/07	26.0	134.4
First Bancorp. of Durango Inc.	IL	Grants State Bank	Grants	01/26/07	13.7	92.3
Sterling Bancshares Inc.	TX	Partners Bank of TX	Humble	01/24/07	52.0	184.0
First Guaranty Bancshares Inc.	LA	Homestead Bancorp Inc.	Ponchatoula	01/04/07	13.1	131.9
Ironhorse Financial Group Inc	OK	Armstrong Bancshares Inc.	Muskogee	12/30/06	NA	390.4
First Texas BHC Inc.	TX	Community Bank of Texas NA	Grand Prairie	12/19/06	13.0	52.8
Central Bancompany	MO	21st Century Finl Svcs Co.	Tulsa	12/18/06	66.1	399.0
Commerce Bancshares Inc.	MO	South Tulsa Financial Corp.	Tulsa	12/04/06	26.3	124.2
Franklin Bank Corp.	TX	First NB of Bryan	Bryan	12/01/06	134.0	517.3
International Bancshares Corp.	TX	Southwest First Cmnty Inc.	Beeville	12/01/06	NA	127.1
White River Bancshares Co.	AR	Brinkley Bancshares Inc.	Brinkley	11/30/06	NA	139.6
Woodforest Financial Group	TX	Olympic SA SSB	Refugio	11/27/06	4.5	17.4
First Independent Bancorp Inc.	OK	Cyril State Bank	Cyril	11/17/06	4.7	24.3
Family Bancorp Inc.	TX	First National Bank of Refugio	Refugio	11/16/06	9.1	49.4
First Banks, Inc.	MO	Royal Oaks Bancshares, Inc.	Houston	11/07/06	38.6	180.4
Olney Bancshares of TX Inc.	TX	Interbank Inc.	Sayre	10/25/06	NA	162.9
Columbian Financial Corp.	KS	Bank	Weatherford	10/20/06	15.5	60.0
Patriot Bancshares Inc.	TX	Northeast National Bank	Mesquite	10/12/06	NA	43.9
Washington Federal Inc.	WA	First Fed Banc of the SW Inc	Roswell	10/10/06	99.0	562.3
Highlands Bancshares Inc.	TX	First Jacksboro Bkshrs Inc.	Jacksboro	09/15/06	21.0	120.8
BT Holdings Inc.	TX	Quitman Bancorporation Inc.	Quitman	09/06/06	NA	147.9
Farmers&Merchants Bkshrs Inc.	TX	Texas Premier Bank NA	Brookshire	08/25/06	21.6	71.5
Plains Bancorp Inc.	TX	First National Bank of Lamesa	Lamesa	08/23/06	18.6	115.6
Ashley Bancstock Co.	AR	First Cmnty Bk Crawford Cnty	Van Buren	08/22/06	7.1	50.6
IBERIABANK Corp.	LA	Pulaski Investment Corp.	Little Rock	08/09/06	130.0	471.6
Kleberg & Company Bankers Inc.	TX	Brazosport Corporation	Corpus Christi	08/07/06	30.0	119.9
Briscoe Ranch Inc.	TX	Bank of Frio Canyon	Leakey	08/06/06	5.2	29.4
IBERIABANK Corp.	LA	Pocahontas Bancorp Inc.	Jonesboro	07/26/06	79.0	732.9
Sterling Bancshares Inc.	TX	BOTH Inc.	Kerrville	07/25/06	72.5	314.6
Prosperity Bancshares Inc.	TX	Texas United Bancshares Inc.	La Grange	07/18/06	352.4	1,630.4
Cullen/Frost Bankers Inc.	TX	Summit Bancshares Inc.	Fort Worth	07/02/06	364.1	1,121.3
Home Bank	LA	Crowley B&LA	Crowley	06/30/06	NA	34.0
Green Bancorp, Inc.	TX	Redstone Bank NA	Houston	06/28/06	NA	167.9
VB Texas Inc.	TX	Community State Bank	Boling	06/16/06	14.0	61.5
Comanche National Corporation	TX	First National Bank of Santo	Santo	06/15/06	NA	73.6
Banco Bilbao Vizcaya Argent SA		Texas Regional Bancshares Inc.	McAllen	06/12/06	2,164.6	6,634.0
Banco Bilbao Vizcaya Argent SA		State National Bancshares Inc.	Fort Worth	06/12/06	480.8	1,692.7
First National B&TC	OK	GSB Holding Inc.	Mangum	06/01/06	NA	52.0
Southwest Bancorp Inc.	OK	McMullen Bank	Tilden	04/26/06	5.0	37.2
Trustmark Corp.	MS	Republic Bancshares of Texas	Houston	04/13/06	201.9	654.0
BancFirst Corp.	OK	First Bartlesville Bank	Bartlesville	04/11/06	5.6	42.6
First Fidelity Bancorp Inc.	OK	Apex Mortgage Company	Edmond	04/07/06	14.0	86.8
Docking Bancshares Inc.	KS	City National Bancshares Inc.	Guymon	04/02/06	NA	135.5
Private Investor-Amos K. Bass	OK	Wilburton State Bcshs Inc.	Wilburton	03/16/06	1.5	53.4
FC Holdings Inc.	TX	Texas National Bancshares	Tomball	02/17/06	22.3	89.7
Grupo Financiero Banorte		INB Financial Corporation	McAllen	01/26/06	259.0	1,066.8
Texas Independent Bancshares	TX	Southeast Bncp of Texas Inc.	Winnie	01/24/06	13.7	74.9
Frontier Bancshares, Inc	TX	First National Bank of Holland	Holland	01/23/06	3.0	9.2
First Muskogee Financial Corp.	OK	First Financial Bancshares	Roland	01/19/06	30.0	176.3
First Banks, Inc.	MO	First Independent NB	Plano	01/18/06	19.2	76.5
RCB Holding Company	OK	Pioneer Bancshares Inc.	Ponca City	12/27/05	56.7	296.9
Summit Bank Corp.	GA	Concord Bank NA	Houston	12/08/05	23.7	112.0
DBT Financial Corporation	AR	Planters & Merchants Bcshs	Gillett	12/08/05	5.8	27.4
Mesquite Fncl. Services Inc.	TX	Nichols Bancshares Inc.	Kenedy	12/06/05	6.4	42.1
Texas United Bancshares Inc.	TX	Northwest Bancshares Inc	Roanoke	11/22/05	31.0	124.9
Prosperity Bancshares Inc.	TX	SNB Bancshares Inc.	Sugar Land	11/16/05	242.7	1,120.7
Cullen/Frost Bankers Inc.	TX	Alamo Corporation of Texas	Alamo	11/10/05	87.0	309.1
Texas United Bancshares Inc.	TX	Express Bank of Texas	Round Rock	10/26/05	9.4	44.7
BancFirst Corp.	OK	Park State Bank	Nicoma Park	10/24/05	11.0	43.5
Cleo Bancshares Incorporated	OK	Meno Bancshares Incorporated	Meno	10/01/05	NA	25.7
FirstPerryton Bancorp Inc.	TX	Amarillo Western Bcshs Inc.	Amarillo	09/23/05	5.7	33.6
CTB Financial Corporation	LA	First United Bank	Farmerville	09/23/05	18.6	104.9
Compass Bancshares Inc.	AL	TexasBanc Holding Company	Weatherford	09/17/05	459.2	1,526.1
Prosperity Bancshares Inc.	TX	Grapeland Bancshares Inc.	Grapeland	09/09/05	7.3	69.8
Durant Bancorp Inc.	OK	Southwestern Bancshares Inc.	Oklahoma City	09/06/05	NA	127.2
First State Bancorp.	NM	New Mexico Financial Corp.	Belen	09/02/05	20.0	115.7
Cullen/Frost Bankers Inc.	TX	TX Community Bancshares Inc.	Dallas	09/01/05	31.0	133.3
FVNB Corp.	TX	Planters & Merchants Bcshs	Hearne	09/01/05	NA	187.6
Patriot Bancshares Inc.	TX	Quadco Bancshares Inc.	Ladonia	09/01/05	NA	13.8
First State Bancorp.	NM	Access Anytime Bancorp Inc.	Albuquerque	08/31/05	32.0	374.3
First Banks, Inc.	MO	First National Bank of Sachse	Sachse	08/22/05	20.8	72.7
Liberty Bancshares Inc.	AR	Russellville Bancshares Inc	Jonesboro	08/17/05	24.5	523.5
First Financial Bankshares	TX	Bridgeport Financial Corp.	Bridgeport	08/10/05	20.3	147.9
BancorpSouth Inc.	MS	American State Bank Corp.	Jonesboro	08/10/05	50.0	341.8
ST Banc Corp	TX	South Texas Bancorp Inc.	Hebbronville	08/10/05	5.4	49.2
North American Bcshs Inc.	TX	State B&T of Seguin TX	Seguin	08/08/05	63.5	272.7

					Deal	Target
				Date	Value	Assets
Buyer	State	Seller	City	Annouced	($M)	($M)
FC Holdings Inc.	TX	Lake Area National Bank	Trinity	07/29/05	5.5	20.7
FC Holdings Inc.	TX	Bosque Corp.	Meridian	07/20/05	12.0	69.9
American State Financial Corp.	TX	Cisco Bancshares Inc.	Cisco	07/20/05	NA	40.1
Sterling Bancshares Inc.	TX	Prestonwood Bancshares Inc.	Dallas	07/07/05	34.4	106.1
Zions Bancorp.	UT	Amegy Bancorp Inc.	Houston	07/05/05	1,709.7	7,559.5
Union Bankshares Inc.	AR	First Paris Holding Co.	Paris	06/28/05	15.8	102.5
South Texas Bancshares Inc.	TX	Caprock Bancshares Inc.	Shallowater	06/16/05	4.9	31.6
Central Community Corporation	TX	First National Bk of Hamilton	Hamilton	06/14/05	6.0	33.8
Main Banc, Inc.	NM	Interamerica Bank	Albuquerque	06/07/05	3.8	29.1
Greater Southwest Bcshs Inc.	TX	Bank of Vernon	Vernon	05/19/05	3.8	16.5
Prosper Bancshares Inc.	TX	Prosper State Bank	Prosper	05/19/05	3.8	8.8
INB Financial Corporation	TX	Weslaco Bancshares Inc.	Weslaco	05/19/05	NA	68.1
State National Bancshares Inc.	TX	Heritage Financial Corporation	Granbury	05/17/05	53.5	238.6
Broadway Bancshares Inc.	TX	Balcones Bank SSB	San Marcos	05/09/05	NA	113.6
Texas United Bancshares Inc.	TX	Gateway Holding Company Inc.	Dallas	05/02/05	41.5	210.2
Home Bancshares Inc.	AR	Mountain View Bancshares Inc.	Mountain View	04/21/05	42.5	182.2
First National Corp. of Wynne	AR	Bank of Harrisburg	Harrisburg	04/20/05	14.9	67.7
Cullen/Frost Bankers Inc.	TX	Horizon Capital Bank	Houston	04/19/05	107.2	380.0
First Arkansas Bancshares Inc.	AR	Lake Hamilton Enterprises Inc.	Little Rock	04/15/05	NA	276.7
Capital One Financial Corp.	VA	Hibernia Corp.	New Orleans	03/07/05	4,977.4	22,084.6
First National Security Co.	AR	First Community Banking Corp.	Hot Springs	03/01/05	89.7	375.8
Evolve Financial Grp	TN	Parkin Bancorp Inc.	Parkin	02/25/05	3.0	22.4
Independent Bk Grp Central TX	TX	First FSB Bancshares Inc.	Mount Calm	02/02/05	3.5	27.8
Franklin Bank Corp.	TX	Elgin Bank of Texas	Elgin	01/26/05	23.4	82.9
Investor Group	TX	First State Bank	Houston	01/20/05	NA	18.4
Ameribank Holding Company	OK	Boynton Holding Company Inc.	Muskogee	12/20/04	0.8	9.3
Franklin Bank Corp.	TX	First National Bank of Athens	Athens	12/20/04	58.3	215.7
Durant Bancorp Incorporated	OK	Krum Bancshares Inc	Krum	12/10/04	NA	144.4
Liberty Bancshares Inc.	AR	TrustBanc Financial Group Inc.	Mountain Home	12/03/04	28.0	113.2
Home Bancshares Inc.	AR	TCBancorp Inc.	N. Little Rock	11/23/04	44.0	558.7
State Capital Corporation	MS	First Bcshs of Baton Rouge	Baton Rouge	11/15/04	NA	97.7
First Financial Bankshares	TX	Clyde Financial Corporation	Clyde	10/25/04	25.4	113.3
Prosperity Bancshares Inc.	TX	First Capital Bankers Inc.	Victoria	10/25/04	135.7	773.6
IB Bancshares Inc.	TX	First Celina Corporation	Celina	10/18/04	17.3	89.8
First Natl Bcshs Huntsville	TX	National Bank of Madisonville	Madisonville	10/15/04	NA	38.3
Texas Regional Bancshares Inc.	TX	Mercantile Bank & Trust FSB	Dallas	10/08/04	35.6	176.9
CTB Holdings Inc.	TX	Coupland State Bank - Coupland	Coupland	10/05/04	7.5	57.4
IBERIABANK Corp.	LA	American Horizons Bancorp Inc	Monroe	09/29/04	46.6	266.6
Banco Bilbao Vizcaya Argent SA		Laredo National Bancshares	Laredo	09/20/04	850.0	3,374.1
BancorpSouth Inc.	MS	Business Holding Corporation	Baton Rouge	09/17/04	34.5	160.4
First Bank Corp	AR	Bor Bancshares Inc.	Rogers	09/16/04	26.6	119.1
First Financial Bankshares	TX	Southwestern Bancshares Inc.	Glen Rose	09/07/04	13.4	45.3
Franklin Bank Corp.	TX	Cedar Creek Bancshares Inc.	Seven Points	09/03/04	22.6	105.5
FC Holdings Inc.	TX	First Community Bank SA, NA	San Antonio	09/01/04	4.0	17.3
Wells Fargo & Co.	CA	First Community Capital Corp.	Houston	09/01/04	123.7	536.0
First Fed Banc of the SW Inc	NM	GFSB Bancorp Inc.	Gallup	08/25/04	24.1	238.9
Citigroup Inc.	NY	First American Bank SSB	Bryan	08/24/04	NA	3,494.3
Centennial Bancshares Inc.	AR	Pine State Bancshares Inc.	Kingsland	08/10/04	2.8	17.9
MNB Ventures	TX	Mercedes Bancorp Inc.	Mercedes	07/28/04	4.0	39.5
Eastman Acquisition Holding Co	OK	Eastman National Bcshs Inc.	Newkirk	07/22/04	11.0	48.2
Liberty Bancshares Inc.	AR	Arkansas State Bancshares Inc.	Siloam Springs	06/25/04	31.7	167.0
JSA Family Ltd. Ptnshp	TX	First National Bank	Bullard	06/17/04	NA	45.3
First Federal Bank of LA	LA	First Allen Parish Bancorp	Oakdale	06/16/04	6.6	53.3
MidSouth Bancorp Inc.	LA	Lamar Bancshares Inc.	Beaumont	05/27/04	21.6	115.0
Southwest Bancorp. of Texas	TX	Klein Bancshares Inc.	Houston	05/19/04	165.0	571.0
Prosperity Bancshares Inc.	TX	Village Bank & Trust S.S.B.	Lakeway	05/12/04	20.2	108.4
Texas United Bancshares Inc.	TX	GNB Bancshares Inc.	Gainesville	04/29/04	44.7	229.3
State National Bancshares Inc.	TX	Mercantile Bank Texas	Fort Worth	04/26/04	51.3	200.0
Haines Financial Corporation	OK	First National Bank of Medford	Medford	03/26/04	3.6	24.8
Mountain Home Bancshares Inc.	AR	Pocahontas Bankstock Inc.	Pocahontas	03/24/04	17.5	128.6
First Financial Bankshares	TX	Liberty National Bank	Granbury	03/04/04	12.8	62.8
Teche Holding Co.	LA	St. Landry Financial Corp.	Opelousas	03/04/04	10.1	71.3
Central Bancompany	MO	Community Bancs of Oklahoma	Tulsa	02/12/04	22.0	146.9
Summit Bancshares Inc.	TX	ANB Financial Corporation	Arlington	02/02/04	13.8	91.5
International Bancshares Corp.	TX	Local Financial Corp.	Oklahoma City	01/22/04	384.7	2,940.7
HGroup Acquisition Co.	TX	Heritage Bancshares	Terrell	01/14/04	12.4	52.9
Rock Bancshares Inc.	AR	HCB Bancshares Inc.	Camden	01/13/04	28.6	242.1

	Deal Ratios
	Price/		Price/				Tangible
	LTM	Price/	Tang.	Price/	Price/	Equity/	Equity/
	Earnings	Equity	Equity	Assets	Deposits	Assets	Assets
Buyer	(x)	(x)	(x)	(%)	(%)	(%)	(%)
A.N.B. Holding Company Ltd.	NA	NA	NA	NA	NA	12.12	12.12
Magnolia Banking Corporation	20.5	1.96	1.96	17.0	20.5	8.70	8.70
City Savings Bancshares Inc.	NA	NA	NA	NA	NA	9.34	9.34
Saint Martin Bancshares Inc.	NA	NA	NA	NA	NA	16.48	13.89
Home Bancshares Inc.	NA	NA	NA	NA	NA	9.19	8.31
Fidelity Homestead SB	NM	2.04	2.04	15.2	16.6	7.48	7.48
ABCT Holdings Inc.	10.6	1.97	2.00	20.5	22.9	10.41	10.26
Regent Capital Corp.	31.1	1.58	1.58	15.1	19.3	9.55	9.55
Legend Bancorp Inc.	24.6	2.19	2.19	23.6	26.8	10.79	10.79
Olney Bancshares of TX Inc.	19.7	2.49	2.49	18.7	24.3	7.52	7.52
First NB Holding Company	NA	NA	NA	NA	NA	9.13	9.13
Zions Bancorp.	NA	NA	NA	NA	NA	8.32	7.81
A.N.B. Holding Company Ltd.	NA	NA	NA	NA	NA	7.01	7.01
BOC Holdings Corp.	20.7	2.39	2.39	25.5	28.8	10.65	10.65
Southside Bancshares Inc.	15.9	2.49	2.49	28.1	35.8	11.29	11.29
Prosperity Bancshares Inc.	15.3	1.98	1.98	23.5	27.0	11.84	11.84
FC Holdings Inc.	13.8	2.56	2.56	21.8	24.5	8.51	8.51
Industry Bancshares Inc.	16.0	3.20	3.20	26.6	29.3	8.33	8.33
First Texas BHC Inc.	14.5	2.49	2.49	20.1	22.5	8.08	8.08
Rice Bancshares Inc.	NM	2.87	2.87	21.6	23.5	7.54	7.54
BOK Financial Corp.	21.8	3.22	3.46	32.6	36.9	10.14	9.41
First Bank Lubbock Bcshs Inc.	14.6	1.30	1.30	13.7	15.3	10.48	10.48
CBFH Inc.	15.1	1.47	1.90	19.3	22.5	13.16	10.16
First Bancorp. of Durango Inc.	10.5	1.70	1.70	14.8	16.4	8.71	8.71
Sterling Bancshares Inc.	29.3	3.32	3.32	28.3	32.3	8.50	8.50
First Guaranty Bancshares Inc.	30.0	1.10	1.10	9.9	18.7	9.04	9.04
Ironhorse Financial Group Inc	NA	NA	NA	NA	NA	11.71	11.51
First Texas BHC Inc.	20.4	2.10	2.10	24.6	28.1	11.72	11.72
Central Bancompany	24.3	2.95	2.98	16.6	18.5	5.62	5.55
Commerce Bancshares Inc.	18.0	2.24	2.24	21.2	26.1	9.46	9.46
Franklin Bank Corp.	19.9	2.72	2.72	25.9	29.9	9.51	9.51
International Bancshares Corp.	NA	NA	NA	NA	NA	8.57	8.57
White River Bancshares Co.	NA	NA	NA	NA	NA	13.44	11.84
Woodforest Financial Group	47.4	1.91	1.91	25.8	30.1	13.49	13.49
First Independent Bancorp Inc.	11.0	1.35	1.35	19.3	24.1	14.34	14.34
Family Bancorp Inc.	30.5	1.48	1.48	18.4	21.2	12.42	12.42
First Banks, Inc.	26.7	2.48	2.48	21.4	23.5	8.65	8.65
Olney Bancshares of TX Inc.	NA	NA	NA	NA	NA	7.22	7.06
Columbian Financial Corp.	47.7	2.72	3.13	25.8	28.6	9.51	8.25
Patriot Bancshares Inc.	NA	NA	NA	NA	NA	8.21	8.21
Washington Federal Inc.	18.2	1.88	2.11	17.6	25.2	9.34	8.34
Highlands Bancshares Inc.	11.3	2.43	2.43	17.4	18.8	7.14	7.14
BT Holdings Inc.	NA	NA	NA	NA	NA	9.39	9.02
Farmers&Merchants Bkshrs Inc.	21.4	2.94	2.94	30.2	34.7	10.29	10.29
Plains Bancorp Inc.	13.4	1.83	1.83	16.1	17.7	8.78	8.78
Ashley Bancstock Co.	36.2	1.55	1.55	14.0	16.4	9.07	9.07
IBERIABANK Corp.	20.5	3.25	3.34	27.6	32.8	8.49	8.25
Kleberg & Company Bankers Inc.	9.0	1.88	1.88	25.0	29.2	13.32	13.32
Briscoe Ranch Inc.	21.3	1.52	1.52	17.7	20.1	11.65	11.65
IBERIABANK Corp.	26.5	1.53	2.08	10.8	14.8	7.02	5.19
Sterling Bancshares Inc.	15.6	3.11	3.11	23.0	25.0	7.42	7.42
Prosperity Bancshares Inc.	30.0	2.41	5.15	21.6	29.2	8.97	4.20
Cullen/Frost Bankers Inc.	28.9	4.42	5.12	32.5	40.9	7.34	6.35
Home Bank	NA	NA	NA	NA	NA	10.83	10.83
Green Bancorp, Inc.	NA	NA	NA	NA	NA	14.12	14.12
VB Texas Inc.	28.8	2.77	2.77	22.8	24.8	8.22	8.22
Comanche National Corporation	NA	NA	NA	NA	NA	7.84	7.84
Banco Bilbao Vizcaya Argent SA	24.7	3.30	4.93	32.6	38.6	9.90	6.62
Banco Bilbao Vizcaya Argent SA	27.0	2.23	4.84	28.4	34.8	12.77	5.87
First National B&TC	NA	NA	NA	NA	NA	9.22	9.22
Southwest Bancorp Inc.	NM	1.96	1.96	13.4	14.5	6.88	6.88
Trustmark Corp.	28.1	4.65	4.65	30.9	34.2	6.64	6.64
BancFirst Corp.	NM	1.55	1.55	13.1	14.5	8.48	8.48
First Fidelity Bancorp Inc.	16.3	1.50	1.50	16.1	19.4	10.72	10.72
Docking Bancshares Inc.	NA	NA	NA	NA	NA	9.86	9.59
Private Investor-Amos K. Bass	1.3	0.48	0.54	2.8	3.0	5.85	5.21
FC Holdings Inc.	32.5	2.13	2.13	24.9	31.4	11.69	11.69
Grupo Financiero Banorte	10.4	4.08	4.67	24.3	28.7	5.96	5.20
Texas Independent Bancshares	20.0	2.05	2.05	18.3	20.2	8.94	8.94
Frontier Bancshares, Inc	51.7	2.95	2.95	32.6	36.8	11.05	11.05
First Muskogee Financial Corp.	12.7	2.39	2.44	17.0	19.2	7.13	6.98
First Banks, Inc.	48.7	2.45	2.45	25.1	28.6	10.24	10.24
RCB Holding Company	19.5	2.49	2.63	19.1	22.5	7.66	7.25
Summit Bank Corp.	25.9	2.01	2.01	21.2	24.0	10.51	10.51
DBT Financial Corporation	42.3	1.68	1.68	21.2	30.9	12.58	12.58
Mesquite Fncl. Services Inc.	12.9	1.75	1.75	15.2	16.7	8.69	8.69
Texas United Bancshares Inc.	16.1	2.64	2.64	24.8	27.6	9.41	9.41
Prosperity Bancshares Inc.	63.9	2.75	2.75	21.7	32.9	7.88	7.88
Cullen/Frost Bankers Inc.	23.4	3.40	3.40	28.1	31.8	8.29	8.29
Texas United Bancshares Inc.	NM	2.13	2.13	21.0	23.4	9.85	9.85
BancFirst Corp.	16.9	1.39	1.39	25.3	31.1	18.22	18.22
Cleo Bancshares Incorporated	NA	NA	NA	NA	NA	18.53	18.53
FirstPerryton Bancorp Inc.	14.5	1.51	1.51	17.0	19.3	11.23	11.23
CTB Financial Corporation	28.1	1.35	1.35	17.7	20.6	13.09	13.09
Compass Bancshares Inc.	25.7	3.89	3.97	30.1	35.1	7.73	7.58
Prosperity Bancshares Inc.	24.3	1.40	1.40	10.5	15.4	7.46	7.46
Durant Bancorp Inc.	NA	NA	NA	NA	NA	8.38	8.38
First State Bancorp.	71.9	1.52	1.52	17.3	19.6	11.34	11.34
Cullen/Frost Bankers Inc.	23.8	3.19	3.19	23.3	29.6	7.29	7.29
FVNB Corp.	NA	NA	NA	NA	NA	11.95	11.15
Patriot Bancshares Inc.	NA	NA	NA	NA	NA	7.61	7.61
First State Bancorp.	21.8	1.43	2.60	8.5	10.4	5.99	3.29
First Banks, Inc.	16.0	2.30	2.30	28.6	33.5	12.46	12.46
Liberty Bancshares Inc.	3.7	0.61	0.78	4.7	6.6	7.67	6.00
First Financial Bankshares	11.4	2.25	2.49	13.7	15.3	6.09	5.52
BancorpSouth Inc.	25.1	2.33	2.33	14.6	17.8	6.29	6.29
ST Banc Corp	45.4	1.09	1.31	11.0	12.3	10.06	8.38
North American Bcshs Inc.	30.3	1.58	1.59	23.3	29.1	14.77	14.69

	Deal Ratios
	Price/		Price/				Tangible
	LTM	Price/	Tang.	Price/	Price/	Equity/	Equity/
	Earnings	Equity	Equity	Assets	Deposits	Assets	Assets
Buyer	(x)	(x)	(x)	(%)	(%)	(%)	(%)
FC Holdings Inc.	36.7	1.75	1.75	26.5	31.3	15.18	15.18
FC Holdings Inc.	12.0	2.25	2.31	17.2	18.7	7.61	7.41
American State Financial Corp.	NA	NA	NA	NA	NA	15.51	15.51
Sterling Bancshares Inc.	22.7	3.23	3.23	32.4	36.3	10.04	10.04
Zions Bancorp.	24.4	2.96	4.25	22.6	29.4	7.64	5.32
Union Bankshares Inc.	15.3	1.74	1.77	15.4	17.9	8.85	8.69
South Texas Bancshares Inc.	19.0	1.83	1.83	15.5	17.1	8.47	8.47
Central Community Corporation	17.2	2.14	2.14	17.7	19.4	8.27	8.27
Main Banc, Inc.	NM	1.34	1.34	13.1	14.5	9.74	9.74
Greater Southwest Bcshs Inc.	53.5	1.22	1.22	23.1	28.6	18.99	18.99
Prosper Bancshares Inc.	63.3	4.72	4.72	43.1	48.8	9.13	9.13
INB Financial Corporation	NA	NA	NA	NA	NA	8.51	8.51
State National Bancshares Inc.	20.8	2.84	2.84	22.4	25.3	7.91	7.91
Broadway Bancshares Inc.	NA	NA	NA	NA	NA	7.50	7.50
Texas United Bancshares Inc.	37.3	3.37	3.37	19.7	21.5	5.85	5.85
Home Bancshares Inc.	10.2	1.60	1.61	23.3	27.5	14.58	14.54
First National Corp. of Wynne	15.2	2.34	2.34	22.0	24.5	9.39	9.39
Cullen/Frost Bankers Inc.	32.0	3.15	3.15	28.2	37.8	8.96	8.96
First Arkansas Bancshares Inc.	NA	NA	NA	NA	NA	7.82	7.13
Capital One Financial Corp.	15.6	2.36	2.86	22.5	29.1	9.54	7.88
First National Security Co.	19.7	2.00	2.02	23.9	31.9	11.94	11.81
Evolve Financial Grp	25.2	1.20	1.20	13.4	16.8	11.13	11.13
Independent Bk Grp Central TX	NM	1.67	1.67	12.6	13.6	7.53	7.53
Franklin Bank Corp.	32.0	2.23	2.23	28.2	32.6	12.67	12.66
Investor Group	NA	NA	NA	NA	NA	9.87	9.87
Ameribank Holding Company	9.4	0.67	0.67	8.6	9.9	12.92	12.92
Franklin Bank Corp.	27.7	2.10	2.20	27.0	31.2	12.86	12.29
Durant Bancorp Incorporated	NA	NA	NA	NA	NA	7.98	7.98
Liberty Bancshares Inc.	26.9	2.98	2.98	24.7	33.5	8.31	8.30
Home Bancshares Inc.	NA	0.72	0.73	7.9	10.8	11.00	10.74
State Capital Corporation	NA	NA	NA	NA	NA	7.52	7.52
First Financial Bankshares	46.2	2.00	2.00	22.4	25.3	11.20	11.20
Prosperity Bancshares Inc.	52.7	2.26	3.53	17.5	21.2	7.75	4.97
IB Bancshares Inc.	19.7	2.51	2.51	19.3	21.0	7.68	7.68
First Natl Bcshs Huntsville	NA	NA	NA	NA	NA	11.99	11.99
Texas Regional Bancshares Inc.	63.0	2.52	2.52	20.1	22.0	7.97	7.97
CTB Holdings Inc.	54.3	1.31	1.91	13.1	16.4	9.98	6.84
IBERIABANK Corp.	21.7	2.20	2.34	17.5	23.6	7.96	7.48
Banco Bilbao Vizcaya Argent SA	17.5	2.99	3.32	25.2	30.3	8.43	7.59
BancorpSouth Inc.	32.7	2.69	2.69	21.5	27.6	8.00	8.00
First Bank Corp	16.5	2.92	2.92	22.3	26.5	7.66	7.66
First Financial Bankshares	11.6	2.99	2.99	29.6	32.9	9.91	9.91
Franklin Bank Corp.	17.2	2.01	2.01	21.4	24.0	10.63	10.63
FC Holdings Inc.	NM	1.02	1.02	23.1	29.8	22.51	22.51
Wells Fargo & Co.	67.2	3.10	4.88	23.1	28.5	7.44	4.73
First Fed Banc of the SW Inc	14.8	1.30	1.30	10.1	17.4	7.76	7.76
Citigroup Inc.	NA	NA	NA	NA	NA	9.91	8.61
Centennial Bancshares Inc.	19.7	1.89	1.89	15.6	17.1	8.28	8.28
MNB Ventures	52.6	1.32	1.41	10.1	11.0	7.68	7.16
Eastman Acquisition Holding Co	20.4	1.90	1.90	22.8	26.4	12.00	12.00
Liberty Bancshares Inc.	NA	1.21	1.21	19.0	22.6	15.72	15.72
JSA Family Ltd. Ptnshp	NA	NA	NA	NA	NA	7.54	7.54
First Federal Bank of LA	17.2	1.48	1.48	12.4	14.7	8.37	8.37
MidSouth Bancorp Inc.	10.4	1.98	2.08	18.8	20.9	9.46	9.01
Southwest Bancorp. of Texas	22.5	3.82	3.82	28.9	32.1	7.57	7.57
Prosperity Bancshares Inc.	20.1	1.98	3.04	18.6	21.2	9.43	9.15
Texas United Bancshares Inc.	44.8	2.38	2.38	19.5	23.2	8.19	8.18
State National Bancshares Inc.	25.7	3.23	3.23	25.6	28.1	7.93	7.93
Haines Financial Corporation	16.0	1.36	1.36	14.5	16.4	10.72	10.72
Mountain Home Bancshares Inc.	NM	1.48	1.48	13.6	16.7	9.20	9.20
First Financial Bankshares	12.2	2.05	2.05	20.4	23.1	9.96	9.96
Teche Holding Co.	40.9	1.24	1.24	14.2	20.4	11.39	11.39
Central Bancompany	16.2	1.99	1.99	15.0	18.2	7.54	7.54
Summit Bancshares Inc.	23.6	1.72	1.72	15.1	16.6	8.78	8.78
International Bancshares Corp.	13.6	2.28	2.58	13.1	19.4	5.74	5.08
HGroup Acquisition Co.	NM	1.57	1.57	23.4	30.5	14.92	14.92
Rock Bancshares Inc.	62.4	1.06	1.06	11.8	19.6	11.16	11.16

High	71.9	4.7	5.1	43.1	48.8	22.51	22.51
Low	1.3	0.5	0.5	2.8	3.0	5.62	3.29
Median	21.3	2.1	2.1	20.5	23.6	9.13	8.70
Average	25.4	2.2	2.3	20.3	24.1	9.78	9.42
Std. Dev.	14.4	0.8	1.0	6.5	7.6	2.73	2.89

Suggested Multiples:	28.0	2.6	2.9	24.0	26.0	9.29	8.21

Treaty Oak Bank:	$870,344	$10,274,869	$9,079,459	$110,565,537	$99,730,310	9.29

Preliminary Indications of Value:	$24,369,632	$26,714,659	$26,330,431	$26,535,729	$25,929,881

Weighting:	20.0%	20.0%	20.0%	20.0%	20.0%	100.0%

Weighted Value:	$4,873,926	$5,342,932	$5,266,086	$5,307,146	$5,185,976

Indicated Control, Non-Marketable Value of Bank:	$25,976,066

	Target Financials
						LTM	LTM
					LTM	NonInterest	Operating
				NPA/	Efficiency	Income/	Expense/
	Deposits	ROAA	ROAE	Assets	Ratio	AA	AA	Branches
Buyer	($000s)	(%)	(%)	(%)%		(%)	(%)	(#)	Target MSA
A.N.B. Holding Company Ltd.	62,740	1.87	17.4	0.11	53.1	3.11	4.26	1	Dallas-Fort Worth-Arlington, TX (Metro)
Magnolia Banking Corporation	66,409	0.80	9.8	0.47	69.3	0.58	2.83	3
City Savings Bancshares Inc.	124,603	NA	NA	NA	NA	NA	NA	6	Abbeville, LA (Micro)
Saint Martin Bancshares Inc.	50,765	1.41	8.4	1.71	63.5	1.42	3.93	4	Jennings, LA (Micro)
Home Bancshares Inc.	167,096	0.71	7.6	0.25	79.8	1.04	3.80	6	Pine Bluff, AR (Metro)
Fidelity Homestead SB	46,990	NA	NA	NA	NA	NA	NA	2	Hammond, LA (Micro)
ABCT Holdings Inc.	30,513	1.84	19.8	0.70	70.5	0.77	4.09	2
Regent Capital Corp.	61,173	0.34	3.5	0.89	82.2	0.90	3.88	3
Legend Bancorp Inc.	78,647	1.05	10.1	0.31	67.6	0.85	2.83	2	Bonham, TX (Micro)
Olney Bancshares of TX Inc.	322,940	0.89	11.8	0.49	57.0	0.36	2.03	6	Oklahoma City, OK (Metro)
First NB Holding Company	23,289	-10.39	-95.0	20.41	81.8	1.55	5.20	1	Las Cruces, NM (Metro)
Zions Bancorp.	95,839	0.58	7.4	0.06	78.7	0.39	2.73	3	San Antonio, TX (Metro)
A.N.B. Holding Company Ltd.	148,271	0.14	1.8	1.04	73.7	0.70	4.76	4	Dallas-Fort Worth-Arlington, TX) (Metro)
BOC Holdings Corp.	21,537	0.92	8.8	0.46	70.5	0.87	4.05	1	Dallas-Fort Worth-Arlington, TX (Metro)
Southside Bancshares Inc.	99,598	1.84	17.0	0.08	49.3	0.53	2.75	2	Dallas-Fort Worth-Arlington, TX
Prosperity Bancshares Inc.	64,050	1.49	13.4	0.24	56.2	1.03	3.07	1
FC Holdings Inc.	132,622	1.67	19.2	0.10	69.4	0.81	3.90	2
Industry Bancshares Inc.	112,750	1.66	20.3	0.01	47.4	0.77	2.26	1	Houston-Sugar Land-Baytown, TX (Metro)
First Texas BHC Inc.	266,971	1.43	18.8	0.32	73.3	1.84	4.38	7	Dallas-Fort Worth-Arlington, TX (Metro)
Rice Bancshares Inc.	10,638	-2.36	-27.4	0.00	127.9	4.02	10.19	1	Corsicana, TX (Micro)
BOK Financial Corp.	344,705	1.57	16.0	0.21	57.7	1.28	3.34	5	Dallas-Fort Worth-Arlington, TX (Metro)
First Bank Lubbock Bcshs Inc.	42,401	0.92	9.5	0.41	75.1	0.97	3.15	2
CBFH Inc.	115,764	1.32	10.4	0.66	64.3	1.63	3.87	7
First Bancorp. of Durango Inc.	83,610	NA	NA	0.22	67.1	0.85	3.47	3	Grants, NM (Micro)
Sterling Bancshares Inc.	161,203	1.16	13.4	0.53	61.4	0.37	3.06	3	Houston-Sugar Land-Baytown, TX (Metro)
First Guaranty Bancshares Inc.	70,050	0.33	3.8	0.52	81.1	0.31	2.04	3	Hammond, LA (Micro)
Ironhorse Financial Group Inc	340,493	2.00	17.1	0.31	60.1	2.43	4.72	14	Muskogee, OK (Micro)
First Texas BHC Inc.	46,277	1.27	12.0	0.00	71.8	0.15	2.98	1	Dallas-Fort Worth-Arlington, TX (Metro)
Central Bancompany	357,137	0.82	14.8	0.71	71.6	1.04	3.58	5	Tulsa, OK (Metro)
Commerce Bancshares Inc.	100,724	1.27	13.3	1.66	56.1	0.29	2.90	2	Tulsa, OK (Metro)
Franklin Bank Corp.	448,372	1.36	14.6	0.09	60.9	1.40	3.26	7	College Station-Bryan, TX (Metro)
International Bancshares Corp.	115,116	1.63	20.6	0.01	62.1	1.28	2.69	4	Beeville, TX (Micro)
White River Bancshares Co.	114,862	1.81	15.0	0.04	41.8	0.55	NA	2
Woodforest Financial Group	14,971	0.79	6.0	0.00	81.7	0.05	3.48	1
First Independent Bancorp Inc.	19,541	1.80	12.7	0.00	53.4	0.73	2.23	1
Family Bancorp Inc.	43,003	0.55	5.1	0.07	78.7	0.62	3.13	1
First Banks, Inc.	164,033	0.72	7.9	0.59	72.4	0.44	4.05	4	Houston-Sugar Land-Baytown, TX (Metro)
Olney Bancshares of TX Inc.	145,704	1.96	26.6	0.08	62.7	1.73	4.29	5	Elk City, OK (Micro)
Columbian Financial Corp.	54,204	0.69	6.7	0.00	71.7	0.37	2.75	1	Dallas-Fort Worth-Arlington, TX (Metro)
Patriot Bancshares Inc.	40,069	1.22	15.1	0.47	80.2	1.32	4.74	1	Dallas-Fort Worth-Arlington, TX (Metro)
Washington Federal Inc.	392,161	1.00	10.8	NA	64.9	0.47	2.58	12	Roswell, NM (Micro)
Highlands Bancshares Inc.	111,581	1.55	22.8	0.01	58.2	0.66	2.30	2
BT Holdings Inc.	125,440	1.18	12.3	0.97	62.2	0.97	3.11	4
Farmers&Merchants Bkshrs Inc.	62,269	1.56	15.8	0.53	68.9	0.62	5.09	1	Houston-Sugar Land-Baytown, TX (Metro)
Plains Bancorp Inc.	104,832	1.34	16.0	0.17	63.0	0.31	2.11	1	Lamesa, TX (Micro)
Ashley Bancstock Co.	43,402	0.34	3.9	0.64	90.1	0.66	3.83	1	Fort Smith, AR-OK (Metro)
IBERIABANK Corp.	395,771	1.41	17.5	0.36	79.7	8.70	10.44	12	Little Rock-North Little Rock-Conway, AR (Metro)
Kleberg & Company Bankers Inc.	102,843	2.74	21.4	0.55	64.6	2.17	5.11	4	Corpus Christi, TX (Metro)
Briscoe Ranch Inc.	25,869	0.69	5.9	1.04	69.8	0.40	2.86	1
IBERIABANK Corp.	534,755	0.38	5.5	NA	78.3	0.71	1.48	21	Jonesboro, AR (Metro)
Sterling Bancshares Inc.	290,140	1.56	21.3	0.05	45.7	0.73	1.91	6	Kerrville, TX (Micro)
Prosperity Bancshares Inc.	1,204,948	0.97	10.6	0.28	73.1	1.87	2.60	43
Cullen/Frost Bankers Inc.	889,897	0.87	11.8	1.03	57.9	0.72	2.22	14	Dallas-Fort Worth-Arlington, TX (Metro)
Home Bank	30,244	0.61	5.7	0.24	70.1	0.07	1.82	1	Crowley, LA (Micro)
Green Bancorp, Inc.	134,552	0.25	1.8	0.00	90.2	0.10	2.66	4	Houston-Sugar Land-Baytown, TX (Metro)
VB Texas Inc.	56,397	0.71	8.4	0.01	75.1	0.84	3.30	2	El Campo, TX (Micro)
Comanche National Corporation	67,347	0.34	4.4	1.29	58.6	0.88	2.95	4	Mineral Wells, TX (Micro)
Banco Bilbao Vizcaya Argent SA	5,606,576	1.40	14.7	0.96	47.8	1.22	1.21	77	McAllen-Edinburg-Mission, TX (Metro)
Banco Bilbao Vizcaya Argent SA	1,382,539	1.11	8.5	0.58	63.7	1.26	2.41	43	Dallas-Fort Worth-Arlington, TX (Metro)
First National B&TC	43,103	0.75	8.6	0.60	81.8	1.17	5.37	4
Southwest Bancorp Inc.	34,526	-0.28	-3.8	0.00	121.0	0.60	4.54	2
Trustmark Corp.	589,525	1.23	17.8	0.18	58.6	0.45	2.74	6	Houston-Sugar Land-Baytown, TX (Metro)
BancFirst Corp.	38,736	-0.38	-3.8	0.00	97.8	0.16	3.00	1	Bartlesville, OK (Micro)
First Fidelity Bancorp Inc.	72,287	0.00	0.0	1.17	65.8	0.73	3.47	2	Oklahoma City, OK (Metro)
Docking Bancshares Inc.	120,321	2.95	28.8	0.23	53.5	2.95	3.90	2	Guymon, OK (Micro)
Private Investor-Amos K. Bass	50,092	2.16	36.1	0.04	51.5	0.63	2.54	2
FC Holdings Inc.	70,945	0.61	6.8	0.03	76.1	0.06	3.16	1	Houston-Sugar Land-Baytown, TX (Metro)
Grupo Financiero Banorte	901,390	2.87	41.5	0.32	42.2	1.22	2.27	16	McAllen-Edinburg-Mission, TX (Metro)
Texas Independent Bancshares	67,850	1.04	10.2	1.41	82.3	1.61	5.30	3	Houston-Sugar Land-Baytown, TX (Metro)
Frontier Bancshares, Inc	8,154	0.66	5.9	0.31	85.7	2.33	6.93	1	Killeen-Temple-Fort Hood, TX (Metro)
First Muskogee Financial Corp.	156,046	1.85	26.3	0.28	69.6	0.79	3.23	3	Fort Smith, AR-OK (Metro)
First Banks, Inc.	67,088	0.36	3.3	0.83	88.0	0.17	4.08	2	Dallas-Fort Worth-Arlington, TX (Metro)
RCB Holding Company	252,446	1.06	13.4	0.22	62.0	0.90	3.20	6	Ponca City, OK (Micro)
Summit Bank Corp.	98,684	1.07	10.8	0.00	69.7	0.15	2.91	1	Houston-Sugar Land-Baytown, TX (Metro)
DBT Financial Corporation	18,742	0.67	5.3	0.56	79.0	0.52	2.88	1
Mesquite Fncl. Services Inc.	38,282	1.30	15.3	0.08	69.1	0.83	3.13	1
Texas United Bancshares Inc.	112,439	1.74	18.8	0.56	64.2	1.57	3.24	5	Dallas-Fort Worth-Arlington, TX (Metro)
Prosperity Bancshares Inc.	738,319	0.28	3.6	1.05	58.6	0.14	1.68	7	Houston-Sugar Land-Baytown, TX (Metro)
Cullen/Frost Bankers Inc.	273,647	1.27	15.5	0.36	64.0	0.95	2.75	10	McAllen-Edinburg-Mission, TX (Metro)
Texas United Bancshares Inc.	40,204	-0.32	-3.3	0.00	107.7	0.33	3.30	2	Austin-Round Rock, TX (Metro)
BancFirst Corp.	35,408	1.58	8.7	0.56	59.8	1.07	2.26	1	Oklahoma City, OK (Metro)
Cleo Bancshares Incorporated	15,864	1.88	9.6	0.00	43.1	0.46	1.57	1
FirstPerryton Bancorp Inc.	29,566	1.06	9.8	0.19	69.8	0.57	3.12	1	Amarillo, TX (Metro)
CTB Financial Corporation	90,275	0.43	3.4	0.66	70.8	0.61	2.58	3	Monroe, LA (Metro)
Compass Bancshares Inc.	1,309,303	1.33	17.8	0.32	63.1	1.50	2.45	24	Dallas-Fort Worth-Arlington, TX (Metro)
Prosperity Bancshares Inc.	47,407	0.69	9.1	0.00	79.5	0.55	1.88	2
Durant Bancorp Inc.	106,236	0.48	5.9	3.07	89.9	0.90	4.36	3	Oklahoma City, OK (Metro)
First State Bancorp.	102,088	1.82	16.2	1.11	90.6	1.10	3.48	9	Albuquerque, NM (Metro)
Cullen/Frost Bankers Inc.	104,569	1.23	16.7	0.19	67.9	0.80	2.41	1	Dallas-Fort Worth-Arlington, TX (Metro)
FVNB Corp.	164,042	1.53	13.1	0.18	61.2	0.78	2.01	3	College Station-Bryan, TX (Metro)
Patriot Bancshares Inc.	12,754	0.85	11.6	0.12	82.2	1.48	2.47	2	Bonham, TX (Micro)
First State Bancorp.	309,013	0.51	8.8	0.14	75.9	1.04	2.10	10	Albuquerque, NM (Metro)
First Banks, Inc.	62,096	1.78	14.2	0.20	50.3	0.80	2.78	1	Dallas-Fort Worth-Arlington, TX (Metro)
Liberty Bancshares Inc.	370,302	1.35	17.5	1.34	47.8	0.84	1.61	14	Jonesboro, AR (Metro)
First Financial Bankshares	132,405	1.28	21.6	0.72	NA	NA	NA	3	Dallas-Fort Worth-Arlington, TX (Metro)
BancorpSouth Inc.	280,346	0.57	8.9	0.15	73.2	0.81	2.30	11	Jonesboro, AR (Metro)
ST Banc Corp	43,902	0.27	2.8	0.55	96.5	1.20	5.01	3
North American Bcshs Inc.	217,842	0.81	5.3	0.05	76.2	0.92	3.45	7	San Antonio, TX (Metro)

	Target Financials
						LTM	LTM
					LTM	NonInterest	Operating
				NPA/	Efficiency	Income/	Expense/
	Deposits	ROAA	ROAE	Assets	Ratio	AA	AA	Branches
Buyer	($000s)	(%)	(%)	(%)%		(%)	(%)	(#)	Target MSA
FC Holdings Inc.	17,557	0.52	3.5	2.77	82.1	1.49	5.50	2
FC Holdings Inc.	64,308	1.70	21.5	0.40	66.6	0.97	2.35	2
American State Financial Corp.	33,818	0.96	6.5	0.23	72.9	0.67	2.92	1
Sterling Bancshares Inc.	94,697	1.22	11.8	0.01	61.4	1.38	2.74	5	Dallas-Fort Worth-Arlington, TX (Metro)
Zions Bancorp.	5,805,707	0.90	11.5	0.28	63.8	1.47	1.71	82	Houston-Sugar Land-Baytown, TX (Metro)
Union Bankshares Inc.	88,404	0.97	11.0	0.57	66.9	0.84	NA	4
South Texas Bancshares Inc.	28,673	0.30	3.5	1.90	69.3	1.57	3.16	1	Lubbock, TX (Metro)
Central Community Corporation	30,975	1.16	14.4	0.08	75.9	1.07	2.63	2
Main Banc, Inc.	26,180	1.04	11.1	3.39	95.1	0.44	4.35	2	Albuquerque, NM (Metro)
Greater Southwest Bcshs Inc.	13,297	1.00	5.3	0.98	89.0	0.57	3.01	2	Vernon, TX (Micro)
Prosper Bancshares Inc.	7,785	-0.21	-2.4	0.00	88.7	2.58	1.82	2	Dallas-Fort Worth-Arlington, TX (Metro)
INB Financial Corporation	62,122	0.23	2.6	1.74	73.4	1.45	2.90	3	McAllen-Edinburg-Mission, TX (Metro)
State National Bancshares Inc.	211,345	1.12	13.6	0.04	63.9	0.64	1.86	4	Granbury, TX (Micro)
Broadway Bancshares Inc.	61,339	0.89	12.0	0.21	82.1	0.82	2.52	4	Austin-Round Rock, TX (Metro)
Texas United Bancshares Inc.	192,692	0.55	9.0	0.10	77.3	0.93	2.95	7	Dallas-Fort Worth-Arlington, TX (Metro)
Home Bancshares Inc.	154,512	2.54	17.4	0.25	41.4	0.26	1.51	2
First National Corp. of Wynne	60,830	1.42	15.3	1.64	60.3	0.77	1.66	1	Jonesboro, AR (Metro)
Cullen/Frost Bankers Inc.	283,904	0.88	10.3	0.09	65.0	0.36	2.51	6	Houston-Sugar Land-Baytown, TX (Metro)
First Arkansas Bancshares Inc.	234,491	0.71	8.9	1.40	69.0	0.63	1.99	12	Little Rock-North Little Rock, AR (Metro)
Capital One Financial Corp.	17,098,171	1.49	16.5	0.41	55.5	1.95	1.14	298	New Orleans-Metairie-Kenner, LA (Metro)
First National Security Co.	281,535	1.21	10.2	0.13	53.4	0.59	1.74	17	Hot Springs, AR (Metro)
Evolve Financial Grp	17,836	0.54	4.9	2.49	89.1	0.87	3.55	2
Independent Bk Grp Central TX	25,691	0.12	1.7	0.79	99.0	1.03	NA	5
Franklin Bank Corp.	71,877	0.78	6.4	0.55	77.6	0.63	NA	3	Austin-Round Rock, TX (Metro)
Investor Group	16,533	-0.09	-1.0	0.44	103.1	0.47	2.64	3	Houston-Sugar Land-Baytown, TX (Metro)
Ameribank Holding Company	8,058	1.95	15.0	0.09	83.6	2.58	4.42	1	Muskogee, OK (Micro)
Franklin Bank Corp.	186,890	0.72	5.7	0.06	80.2	0.97	NA	4	Athens, TX (Micro)
Durant Bancorp Incorporated	131,345	2.40	30.2	0.66	70.5	4.24	2.80	4	Dallas-Fort Worth-Arlington, TX (Metro)
Liberty Bancshares Inc.	83,483	0.88	10.1	0.00	56.1	0.53	NA	1	Mountain Home, AR (Micro)
Home Bancshares Inc.	407,145	0.55	4.4	0.08	NA	NA	NA	14	Little Rock-North Little Rock, AR (Metro)
State Capital Corporation	79,781	0.82	10.5	1.91	76.4	0.31	3.04	3	Baton Rouge, LA (Metro)
First Financial Bankshares	100,285	0.81	7.4	0.90	79.3	0.75	2.82	4	Abilene, TX (Metro)
Prosperity Bancshares Inc.	638,945	NA	NA	0.92	NA	NA	NA	33	Victoria, TX (Metro)
IB Bancshares Inc.	82,414	1.11	13.9	0.05	81.5	1.13	3.59	5	Dallas-Fort Worth-Arlington, TX (Metro)
First Natl Bcshs Huntsville	33,135	0.35	3.0	1.15	88.5	1.85	4.70	1
Texas Regional Bancshares Inc.	161,923	0.34	4.2	0.03	86.4	0.81	NA	4	Dallas-Fort Worth-Arlington, TX (Metro)
CTB Holdings Inc.	45,810	0.44	4.0	0.91	94.6	0.81	2.72	3	Austin-Round Rock, TX (Metro)
IBERIABANK Corp.	197,282	0.80	9.7	0.42	69.7	1.22	2.80	8	Monroe, LA (Metro)
Banco Bilbao Vizcaya Argent SA	2,809,738	2.07	26.2	0.61	72.7	1.07	4.27	37	Laredo, TX (Metro)
BancorpSouth Inc.	125,082	0.67	8.2	0.37	60.2	0.43	NA	1	Baton Rouge, LA (Metro)
First Bank Corp	100,493	1.35	17.7	0.95	53.3	1.15	1.84	4	Fayetteville-Springdale-Rogers, AR-MO (Metro)
First Financial Bankshares	40,730	2.96	28.8	0.04	53.0	1.29	1.92	2	Granbury, TX (Micro)
Franklin Bank Corp.	94,197	1.26	11.9	0.32	74.1	1.15	2.73	5	Athens, TX (Micro)
FC Holdings Inc.	13,420	-0.73	-3.6	0.00	106.0	0.73	2.53	3	San Antonio, TX (Metro)
Wells Fargo & Co.	433,989	0.47	6.1	0.95	76.9	0.99	3.20	17	Houston-Sugar Land-Baytown, TX (Metro)
First Fed Banc of the SW Inc	138,466	0.64	8.5	1.08	61.8	0.34	1.65	2	Gallup, NM (Micro)
Citigroup Inc.	2,661,242	1.29	13.4	1.02	62.6	0.91	2.18	106	College Station-Bryan, TX (Metro)
Centennial Bancshares Inc.	16,328	1.03	12.9	1.22	74.3	0.99	3.12	4	Pine Bluff, AR (Metro)
MNB Ventures	36,270	0.83	11.2	4.24	80.4	1.42	4.30	1	McAllen-Edinburg-Mission, TX (Metro)
Eastman Acquisition Holding Co	41,732	1.01	8.6	0.01	55.7	0.51	1.54	2	Ponca City, OK (Micro)
Liberty Bancshares Inc.	140,064	0.48	3.1	2.39	NA	NA	NA	5
JSA Family Ltd. Ptnshp	41,761	0.67	9.0	0.64	81.6	1.06	NA	2	Tyler, TX (Metro)
First Federal Bank of LA	44,891	0.73	9.0	4.17	77.2	0.55	2.44	2
MidSouth Bancorp Inc.	103,340	1.85	19.0	0.37	69.9	2.25	2.60	5	Beaumont-Port Arthur, TX (Metro)
Southwest Bancorp. of Texas	514,048	1.34	16.3	0.07	66.0	1.40	2.66	27	Houston-Sugar Land-Baytown, TX (Metro)
Prosperity Bancshares Inc.	95,222	0.94	9.7	1.48	74.6	1.61	2.53	1	Austin-Round Rock, TX (Metro)
Texas United Bancshares Inc.	192,854	0.46	5.3	0.25	87.7	1.15	NA	6	Gainesville, TX (Micro)
State National Bancshares Inc.	182,563	1.09	13.4	0.18	66.3	0.61	NA	4	Dallas-Fort Worth-Arlington, TX (Metro)
Haines Financial Corporation	21,998	0.85	7.3	0.31	82.4	0.59	2.72	1
Mountain Home Bancshares Inc.	104,605	1.13	12.9	2.53	70.7	0.70	2.53	4
First Financial Bankshares	55,359	1.46	15.8	2.22	58.9	0.76	2.23	1
Teche Holding Co.	49,477	0.34	3.1	1.31	NA	NA	2.47	2	Opelousas-Eunice, LA (Micro)
Central Bancompany	121,086	1.19	15.7	2.69	73.1	1.03	2.43	3	Tulsa, OK (Metro)
Summit Bancshares Inc.	83,044	0.60	6.9	1.29	75.9	1.83	3.16	4	Dallas-Fort Worth-Arlington, TX (Metro)
International Bancshares Corp.	1,979,316	1.00	16.7	0.31	58.9	1.14	1.33	53	Oklahoma City, OK (Metro)
HGroup Acquisition Co.	40,687	-0.12	-0.8	4.46	94.2	1.38	4.18	1
Rock Bancshares Inc.	145,878	0.20	1.8	3.44	84.3	0.67	1.86	4	Camden, AR (Micro)

High	17,098,171	2.96	41.5	20.41	127.9	8.70	10.44	298
Low	7,785	-10.39	-95.0	0.00	41.4	0.05	1.14	1
Median	95,222	0.97	10.2	0.36	70.5	0.84	2.85	3
Average	370,704	0.93	10.2	0.79	71.5	1.04	3.11	9
Std. Dev.	1,492,939	1.14	11.5	1.78	14.6	0.90	1.31	26

Suggested Multiples:

Treaty Oak Bank:	$99,730	0.86	8.8	0.23	78.43	0.26	3.95	3.5

Preliminary Indications of Value:

Weighting

Weighted Value

TREATY OAK BANCORP, INC

VOTE BY INTERNET OR TELEPHONE

QUICK *** EASY *** IMMEDIATE

As a shareholder of Treaty Oak Bancorp, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on February 24, 2008.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone:		Vote Your Proxy by mail:
Call 1 (866) 894-0537.
Go to www.continentalstock.com. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE

VOTING ELECTRONICALLY OR BY PHONE

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND “FOR” EACH OF THE DIRECTOR NOMINEES.

Please mark your votes like this ☒
A. Approval of Amendment				B. Election of Directors

1.    To approve the Amendment to the Amended and Restated Articles of Incorporation to effect a reclassification of all shares of common stock held by record shareholders owning less than 2,500 shares of common stock into shares of a new series of preferred stock titled “Series A preferred stock” on a one share of common stock for one share of Series A preferred stock

basis.

	FOR ☐	AGAINST ☐	ABSTAIN ☐	2. To elect three directors for three-year terms ending at the 2011 Annual Meeting of Shareholders or until their successors are duly elected and qualified.
				Class I Directors	FOR	WITHHOLD
				01 Charles T.Meeks	☐	☐
				02 Marvin L. Schrager	☐	☐
				03 Marvin J. Bendele	☐	☐

In their discretion, the Proxies are authorized to act upon any matters incidental to the foregoing and such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

COMPANY ID:

PROXY NUMBER:

C. Authorized Signatures - Sign here - This section must be completed for your instructions to be executed.				ACCOUNT NUMBER:

Signature	Date	, 2008. Signature			Date	, 2008.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE STOCK

CERTIFICATE AND RETURN IN THE ENCLOSED ENVELOPE TO:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

17 BATTERY PLACE, 8 TH FLOOR

NY, NY 10004

ATTENTION: PROXY DEPARTMENT

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

TREATY OAK BANCORP, INC.

PROXY

FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS, TO BE HELD FEBRUARY 25, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Jeffrey L. Nash and Coralie S. Pledger, as Proxies of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at the 2008 Annual Meeting of Shareholders of Treaty Oak Bancorp, Inc., to be held on Monday, February 25, 2008, or at any postponements or adjournments thereof, as specified below with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned revokes all previous proxies and acknowledges receipt of the Notice of the 2008 Annual Meeting of Shareholders to be held on February 25, 2008 and the proxy statement.

THIS PROXY CONFERS ON THE PROXYHOLDER DISCRETIONARY AUTHORITY TO VOTE ON ANY MATTER AS TO WHICH A CHOICE IS NOT SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE AMENDMENT, THE ELECTION OF THE NOMINATED DIRECTORS, AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.